Exhibit 10.1

$14,000,000,000

€709,219,858.16

CREDIT AGREEMENT

Dated as of September 24, 2007

as Amended and Restated as of September 28, 2007

among

FIRST DATA CORPORATION,

as the Borrower,

The Several Lenders

from Time to Time Parties Hereto,

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,

as Administrative Agent, Swingline Lender

and Letter of Credit Issuer,

CITIBANK, N.A.,

as Syndication Agent,

and

CREDIT SUISSE SECURITIES (USA) LLC,

CITIGROUP GLOBAL MARKETS, INC.,

DEUTSCHE BANK SECURITIES INC.,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

HSBC SECURITIES (USA) INC.,

LEHMAN BROTHERS INC. and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arrangers and Bookrunners

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

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-ii-

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SCHEDULES

Schedule 1.1(a)	Existing Secured Letters of Credit
Schedule 1.1(b)	Mortgaged Properties
Schedule 1.1(c)	Commitments and Addresses of Lenders
Schedule 1.1(d)(i)	Excluded Subsidiaries
Schedule 1.1(g)	Debt Repayment
Schedule 1.1(i)	Existing Hedge Banks
Schedule 6.3	Local Counsels
Schedule 8.3	Conflicts
Schedule 8.4	Litigation
Schedule 8.12	Subsidiaries
Schedule 9.9	Closing Date Affiliate Transactions
Schedule 9.14(d)	Post-Closing Actions
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2	Closing Date Liens
Schedule 10.4	Scheduled Dispositions
Schedule 10.5	Closing Date Investments
Schedule 13.2	Notice Addresses

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EXHIBITS1

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Guarantee
Exhibit C	Form of Mortgage (Real Property)
Exhibit D	Form of Perfection Certificate
Exhibit E	Form of Pledge Agreement
Exhibit F	Form of Security Agreement
Exhibit G	Form of Letter of Credit Request
Exhibit H-1	Form of Legal Opinion of Simpson Thacher & Bartlett LLP
Exhibit H-2	Form of Legal Opinion of General Counsel
Exhibit I	Form of Credit Party Closing Certificate
Exhibit J	Form of Assignment and Acceptance
Exhibit K-1-A	Form of Promissory Note (Initial Tranche B-1 Term Loans)
Exhibit K-1-B	Form of Promissory Note (Initial Tranche B-2 Term Loans)
Exhibit K-1-C	Form of Promissory Note (Initial Tranche B-3 Term Loans)
Exhibit K-2	Form of Promissory Note (Delayed Draw Term Loans)
Exhibit K-3	Form of Promissory Note (Revolving Credit Loans and Swingline Loans)
Exhibit K-4-A	Form of Promissory Note (Euro Tranche B-1 Term Loans)
Exhibit K-4-B	Form of Promissory Note (Euro Tranche B-2 Term Loans)

[1]	Schedules (other than Schedule 1.1(c)) and Exhibits (other than Exhibit K-4) are not being amended or restated.

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CREDIT AGREEMENT, dated as of September 24, 2007, as amended and restated as of September 28, 2007, as amended, restated, supplemented or otherwise modified from time to time, among FIRST DATA CORPORATION, a Delaware corporation (the “Company” or the “Borrower”), the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent, Swingline Lender and Letter of Credit Issuer (such terms and each other capitalized term used but not defined in this preamble having the meaning provided in Section 1), CITIBANK, N.A., as Syndication Agent, and CREDIT SUISSE SECURITIES (USA) LLC, CITIGROUP GLOBAL MARKETS, INC., DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS CREDIT PARTNERS L.P., HSBC SECURITIES (USA) INC., LEHMAN BROTHERS INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arrangers and Bookrunners.

WHEREAS, Borrower, the Lenders party thereto (the “Original Lenders”), Credit Suisse, Cayman Islands Branch, as administrative agent, swingline lender and letter of credit issuer, Citibank N.A., as syndication agent and Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, originally entered into this Agreement on September 24, 2007 (the “Original Credit Agreement”) and the parties hereto desire to amend and restate this Agreement on and subject to the terms and conditions set forth herein;

WHEREAS, pursuant to the Agreement and Plan of Merger (as amended from time to time in accordance therewith, the “Acquisition Agreement”), dated as of April 1, 2007, by and among the Company, Holdings and Merger Sub, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned Subsidiary of Holdings;

WHEREAS, to fund, in part, the Merger, the Sponsor and the other Initial Investors contributed an amount in cash to Holdings and/or a direct or indirect parent thereof in exchange for Stock and Stock Equivalents (which cash was contributed to the Borrower in exchange for common Stock of the Borrower) (such contribution, the “Equity Investments”), which was no less than 22.5% of the aggregate pro forma capitalization of the Borrower on the Original Closing Date (the “Minimum Equity Amount”);

WHEREAS, to consummate the transactions contemplated by the Acquisition Agreement, the Borrower entered into (a) a senior unsecured interim loan agreement, dated as of the Original Closing Date, by and among the Borrower, the lenders from time to time parties thereto, Citibank, N.A., as administrative agent, Credit Suisse, Cayman Islands Branch, as syndication agent, and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners (as the same may be amended, supplemented or otherwise modified from time to time in accordance therewith, the “Senior Interim Loan Agreement”), pursuant to which the Borrower borrowed senior unsecured loans in an aggregate principal amount of $6,500,000,000, which consisted of (a) $3,750,000,000 of senior interim cash pay loans (the “Senior Interim Cash Pay Loans”) and (b) $2,750,000,000 of senior interim PIK loans (the “Senior Interim PIK Loans” and, together with the Senior Interim Cash Pay Loans, the “Senior Interim Loans”); and (b) a senior subordinated interim loan agreement, dated as of the Original Closing Date, by and among the Borrower, the lenders from time to time parties thereto, Citibank, N.A., as administrative agent, Credit Suisse, Cayman Islands Branch, as syndication agent, and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners (as the same may be amended, supplemented or otherwise modified from time to time in accordance therewith, the “Senior Subordinated Interim Loan Agreement”), pursuant to which the Borrower borrrowed term loans in an aggregate principal amount of $2,500,000,000 (the “Senior Subordinated Interim Loans”);

WHEREAS, in connection with the foregoing, (I) the Original Lenders extended credit in the form of (a) Initial Term Loans to the Borrower on the Original Closing Date in Dollars, in an aggregate principal amount of $11,775,000,000, (b) Euro Tranche Term Loans to the Borrower on the Original Closing Date in Euro, in an aggregate principal amount of €709,219,858.16, (c) Delayed Draw Term Loans made available to the Borrower at any time and from time to time prior to the Delayed Draw Term Loan Commitment Termination Date in Dollars an aggregate principal amount at any time outstanding not in excess of $225,000,000 and (d) Revolving Credit Loans made available to the Borrower at any time and from time to time prior to the Revolving Credit Maturity Date in Dollars and Alternative Currencies, in an aggregate Dollar Equivalent principal amount at any time outstanding not in excess of $2,000,000,000 less the sum of (i) the aggregate Letters of Credit Outstanding at such time and (ii) the aggregate principal amount of all Swingline Loans outstanding at such time, and (II) the Letter of Credit Issuer shall issue Letters of Credit at any time and from time to time prior to the L/C Maturity Date, in Dollars and Alternative Currencies in an aggregate Stated Amount at any time outstanding not in excess of $500,000,000 and (III) the Swingline Lender shall extend credit in the form of Swingline Loans at any time and from time to time prior to the Swingline Maturity Date, in Dollars, in an aggregate principal amount at any time outstanding not in excess of $250,000,000;

WHEREAS, the proceeds of the Initial Term Loans, Euro Tranche Term Loans and up to $200,000,000 of Revolving Credit Loans were used by the Borrower, together with (a) the net proceeds of the Senior Interim Loans and Senior Subordinated Interim Loans, (b) the net proceeds of the Equity Investments on the Original Closing Date (or, in the case of the Debt Repayment, such later date as may be necessary to effect the Debt Repayments in accordance with the tender offers therefor) solely to effect the Merger, to effect the Debt Repayments and to pay Transaction Expenses. Proceeds of Revolving Credit Loans and Swingline Loans will be used by the Borrower on or after the Original Closing Date for working capital general corporate purposes (including Permitted Acquisitions). Letters of Credit will be used by the Borrower for general corporate purposes. Proceeds of the Delayed Draw Term Loans will be used by the Borrower and its Subsidiaries to refinance certain existing indebtedness not tendered on or before the Original Closing Date; and

WHEREAS, the parties hereto desire to amend and restate the Original Credit Agreement in its entirety on the Amendment Effective Date to, inter alia, (i) effect a reallocation of the Initial Tranche B-1 Term Loan Commitments and Initial Tranche B-2 Term Loan Commitments as reflected on Schedule 1.1(c) hereto and (ii) subdivide the Euro Tranche Term Loan Commitments into Euro Tranche B-1 Term Loan Commitments and Euro Tranche B-2 Term Loan Commitments in the aggregate principal amounts set forth in Schedule 1.1(c);

WHEREAS, the parties hereto have agreed to amend and restate the Original Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by the parties to the Original Credit Agreement that the Loans and any Letters of Credit outstanding as of the Amendment Effective Date and other “Obligations” under (and as defined herein) the Original Credit Agreement (including indemnities) shall be governed by and deemed to be outstanding under this Agreement with the intent that the terms of this Agreement shall supersede the terms of the Original Credit Agreement (which shall hereafter have no further effect upon the parties thereto other than with respect to any action, event, representation, warranty or covenant occurring, made or applying prior to the Amendment Effective Date), and all references to the Original Credit Agreement in any Credit Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof; provided that

(1) the grants of security interests, Mortgages and Liens under and pursuant to the Credit Documents shall continue unaltered to secure, guarantee, support and otherwise benefit the Obligations under the Original Credit Agreement of the Borrower and the other Credit Parties under this Agreement and each other Credit Document shall continue in full force and effect in accordance with its terms except as expressly amended thereby or hereby, and the parties hereto hereby ratify and confirm the terms thereof as being in full force and effect and unaltered by this Agreement and (2) it is agreed and understood that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Original Credit Agreement or any other Credit Document except as expressly modified by this Agreement, nor does it operate as a waiver of any right, power or remedy of any Lender under any Credit Document (other than the Original Credit Agreement);

NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Original Credit Agreement, and the Original Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 1. Definitions

1.1. Defined Terms.

(a) As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“ABR” shall mean for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Effective Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as announced from time to time by the Administrative Agent as its “prime rate”. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the ABR due to a change in such rate announced by the Administrative Agent or in the Federal Funds Effective Rate shall take effect at the opening of business on the day specified in the announcement of such change.

“ABR Loan” shall mean each Loan bearing interest based on the ABR and, in any event, shall (i) include all Swingline Loans and (ii) exclude all Loans denominated in Alternative Currencies.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and its Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Acquisition Agreement” shall have the meaning provided in the preamble to this Agreement.

“Additional Swingline Lender” shall mean any lender of Additional Swingline Loans hereunder.

“Additional Swingline Loan” shall have the meaning provided in Section 2.1(c).

“Additional Swingline Maximum Amount” shall mean an aggregate principal amount equal to $200,000,000.

“Adjusted Total Delayed Draw Term Loan Commitment” shall mean at any time the Total Delayed Draw Term Loan Commitment less the Delayed Draw Term Loan Commitments of all Defaulting Lenders.

“Adjusted Total Euro Tranche Term Loan Commitment” shall mean at any time the Total Euro Tranche Term Loan Commitment less the Euro Tranche Term Loan Commitments of all Defaulting Lenders.

“Adjusted Total Initial Term Loan Commitment” shall mean at any time the Total Initial Term Loan Commitment less the Initial Term Loan Commitments of all Defaulting Lenders.

“Adjusted Total Revolving Credit Commitment” shall mean at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.

“Adjusted Total Term Loan Commitment” shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean Credit Suisse, as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 12.9.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2 to the Original Credit Agreement or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent Parties” shall have the meaning provided in Section 13.17(c).

“Agents” shall mean the Administrative Agent, the Collateral Agent, the Syndication Agent and each Joint Lead Arranger and Bookrunner.

“Aggregate Multicurrency Exposures” shall have the meaning provided in Section 5.2(b).

“Aggregate Revolving Credit Outstandings” shall have the meaning provided in Section 5.2(b).

“Agreement” shall mean, on any date, the Original Credit Agreement as amended and restated hereby and as the same may thereafter from time to time be further amended, supplemented, amended and restated or otherwise modified and in effect on such date in accordance with the terms hereof.

“Agreement Currency” shall have the meaning provided in Section 13.19.

“Alternative Currency” shall mean Euro, British Pounds Sterling and any other currency acceptable to the Administrative Agent that is freely convertible into Dollars and readily available in the London interbank market.

“Amendment Effective Date” shall mean September 28, 2007.

“Applicable ABR Margin” shall mean, at any date, with respect to each ABR Loan that is an Initial Term Loan, Delayed Draw Term Loan, Revolving Credit Loan or a Swingline Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

	Applicable ABR Margin for:
Status	Initial Term Loans	Delayed Draw Term Loans	Revolving Credit and Swingline Loans
Level I Status	1.75%	1.75%	1.75%
Level II Status	1.50%	1.50%	1.50%
Level III Status	1.25%	1.25%	1.25%

Notwithstanding the foregoing, Level I Status shall apply during the period from and including the Original Closing Date to but excluding the Trigger Date.

“Applicable Amount” shall mean, at any time (the “Applicable Amount Reference Time”), an amount equal to (a) the sum, without duplication, of:

(i) an amount (which shall not be less than zero) equal to the greater of (x) 50% of Cumulative Consolidated Net Income of the Borrower and the Restricted Subsidiaries for the period from the first day of the first full fiscal quarter commencing after the Original Closing Date until the last day of the then most recent fiscal quarter or fiscal year, as applicable, for which Section 9.1 Financials have been delivered and (y) (A) the cumulative amount of Excess Cash Flow of the Borrower and the Restricted Subsidiaries for all fiscal years (or, in the case of the fiscal year ending on or about December 31, 2007, the portion of the fiscal year) completed after the Original Closing Date (commencing with and including the portion of the fiscal year ending on or about December 31, 2007 following the Original Closing Date) and prior to the Applicable Amount Reference Time, minus (B) the portion of such Excess Cash Flow that has been (or is required to be) applied after the Original Closing Date and prior to the Applicable Amount Reference Time to the prepayment of Loans in accordance with Section 5.2(a)(ii);

(ii) to the extent not (A) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries or (B) already reflected as a return of capital or deemed reduction in the amount of such Investment, the aggregate JV Distribution Amount received by the Borrower or any Restricted Subsidiary during the period from and including the Business Day immediately following the Original Closing Date through and including the Applicable Amount Reference Time;

(iii) to the extent not (A) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries, (B) already reflected as a return of capital or deemed reduction in the amount of such Investment and (C) required to be applied to prepay Term Loans in accordance with Section 5.2(a), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any joint venture that is not a Subsidiary or in any Unrestricted Subsidiary, in each case, to the extent of the Investment in such joint venture or Unrestricted Subsidiary following the Original Closing Date, during the period from and including the Business Day immediately following the Original Closing Date through and including the Applicable Amount Reference Time;

(iv) other than for purposes of Section 10.6(c), the aggregate amount of Retained Declined Proceeds retained by the Borrower during the period from and including the Business Day immediately following the Original Closing Date through and including the Applicable Amount Reference Time; and

(v) the amount of any capital contributions (other than (A) the Equity Investments, (B) the Cure Amount, (C) any amount added back in the definition of Consolidated EBITDA pursuant to clause (a)(viii) thereof, (D) any contributions in respect of Disqualified Equity Interests and (E) any amount applied to redeem Stock or Stock Equivalents of the Borrower pursuant to Section 10.6(a)) made in cash to, or any proceeds of an equity issuance received by, the Borrower from and including the Business Day immediately following the Original Closing Date through and including the Applicable Amount Reference Time, including proceeds from the issuance of Stock or Stock Equivalents of any direct or indirect parent of the Borrower;

minus (b) the sum, without duplication, of:

(i) the aggregate amount of Investments made pursuant to Section 10.5(g)(ii)(y), 10.5(i)(y) or 10.5(v)(y) following the Original Closing Date and prior to the Applicable Amount Reference Time (with regard to Investments made pursuant to Section 10.5(g)(ii)(y), net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment including, without limitation, upon the re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary or the Disposition of any such Investment);

(ii) the aggregate amount of dividends pursuant to Section 10.6(c)(y) (or amounts loaned or advanced pursuant to Section 10.5(m) in lieu of such dividends) following the Original Closing Date and prior to the Applicable Amount Reference Time; and

(iii) the aggregate amount of prepayments, repurchases and redemptions of Senior Notes, Senior Interim Loans, Senior Subordinated Notes, Senior Subordinated Interim Loans and Permitted Additional Debt pursuant to Section 10.7(a)(i)(2) following the Original Closing Date and prior to the Applicable Amount Reference Time.

“Applicable LIBOR Margin” shall mean, at any date, with respect to each LIBOR Loan that is an Initial Term Loan, Delayed Draw Term Loan, Euro Tranche Term Loan or Revolving Credit Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

	Applicable LIBOR Margin for:
Status	Initial Term Loans	Delayed Draw Term Loans	Euro Tranche Term Loans	Revolving Credit Loans
Level I Status	2.75%	2.75%	2.75%	2.75%
Level II Status	2.50%	2.50%	2.50%	2.50%
Level III Status	2.25%	2.25%	2.25%	2.25%

Notwithstanding the foregoing, Level I Status shall apply during the period from and including the Original Closing Date to but excluding the Trigger Date.

“Applicable Premium” shall mean, as of any date upon which a prepayment is payable pursuant to Section 5.1(b), the present value at such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, of all interest that would accrue on the applicable Repaid Tranche B-3 Loans from such date to the date which is 3.25 years following the Original Closing Date, computed using the LIBOR Rate for an Interest Period of three months plus the Applicable LIBOR Margin in effect on such date.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale Prepayment Event” shall mean any Disposition of any business units, assets or other property of the Credit Parties or any of their Restricted Subsidiaries not in the ordinary course of business (including any Disposition of any Stock or Stock Equivalents of any Subsidiary of the Borrower owned by the Borrower or a Restricted Subsidiary). Notwithstanding the foregoing, the term “Asset Sale Prepayment Event” shall not include any transaction permitted by Section 10.4 (other than transactions permitted by Section 10.4(b) and Section 10.4(o), which shall constitute Asset Sale Prepayment Events).

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit J to the Original Credit Agreement, or such other form as may be approved by the Administrative Agent.

“Authorized Officer” shall mean the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Vice President-Finance or any other senior officer of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(d).

“Available Commitment” shall mean an amount equal to the excess, if any, of (a) the amount of the Total Revolving Credit Commitment over (b) the sum of (i) the aggregate Dollar Equivalent principal amount of all Revolving Credit Loans (but not Swingline Loans) then outstanding and (ii) the aggregate Letters of Credit Outstanding at such time.

“Available Delayed Draw Commitment” shall mean an amount equal to the excess, if any, of (a) the amount of the Total Delayed Draw Term Loan Commitment over (b) the aggregate principal amount of all Delayed Draw Term Loans.

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“BBA LIBOR” shall have the meaning provided in the definition of “LIBOR Rate.”

“benefited Lender” shall have the meaning provided in Section 13.8.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Borrowing” shall mean and include (a) the incurrence of Swingline Loans from the Swingline Lender on a given date, (b) the incurrence of one Type of Term Loan on the Original Closing Date (or resulting from conversions on a given date after the Original Closing Date) having, in the case of LIBOR Term Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Term Loans) and (c) the incurrence of one Type of Revolving Credit Loan on a given date (or resulting from conversions on a given date) having, in the case of LIBOR Revolving Credit Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Revolving Credit Loans).

“British Pounds Sterling” shall mean the lawful currency of Great Britain.

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City are authorized by law or other governmental actions to close, and,

(a) if such day relates to any interest rate settings as to a LIBOR Loan denominated in Dollars or any Alternative Currency (other than Euro), any fundings, disbursements, settlements and payments in Dollars or any Alternative Currency (other than Euro) in respect of any such LIBOR Loan, or any other dealings in Dollars or any Alternative Currency (other than Euro) to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars or such Alternative Currency are conducted by and between banks in the London interbank eurodollar market; provided, however,

(b) if such day relates to any interest rate settings as to a LIBOR Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such LIBOR Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a TARGET Day.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Borrower and its Subsidiaries (including capitalized software expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs).

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Cash Collateralize” shall have the meaning provided in Section 3.8(d).

“Cash Management Agreement” shall mean any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” shall mean any Person that, either (x) at the time it enters into a Cash Management Agreement or (y) on the Original Closing Date, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the Original Closing Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Original Closing Date or (c) compliance by any Lender with any guideline, request, directive or order issued or made after the Original Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law).

“Change of Control” shall mean and be deemed to have occurred if (a) either (i) the Permitted Holders shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the voting power of the outstanding Voting Stock of the Borrower or (ii) the Sponsor shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 12% of the voting power of the outstanding Voting Stock of the Borrower; or (b) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of the Borrower that exceeds 35% thereof, unless, in the case of either clause (a) or (b) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Borrower; or (c) Continuing Directors shall not constitute at least a majority of the board of directors of the Borrower; or (d) at any time, a Change of Control (as defined in the Senior Interim Loan Agreement, the Senior Notes Indenture, the Senior Subordinated Interim Loan Agreement or the Senior Subordinated Notes Indenture) shall have occurred.

“Class”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, New Revolving Loans, Initial Tranche B-1 Term Loans, Initial Tranche B-2 Term Loans, Initial Tranche B-3 Term Loans, Delayed Draw Term Loans, Euro Tranche B-1 Term Loans, Euro Tranche B-2 Term Loans, New Term Loans (of each Series) or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, a New Revolving Credit Commitment, an Initial Tranche B-1 Term Loan Commitment, Initial Tranche B-2 Term Loan Commitment, a Initial Tranche B-3 Term Loan Commitment, Delayed Draw Term Loan Commitment, Euro Tranche B-1 Term Loan Commitment, Euro Tranche B-2 Term Loan Commitment or a New Term Loan Commitment.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Original Closing Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property pledged or purported to be pledged pursuant to the Security Documents.

“Collateral Agent” shall mean Credit Suisse, as collateral agent under the Security Documents, or any successor collateral agent pursuant to Section 12.9.

“Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Commitment Fee Rate” shall mean, with respect to the Available Commitment on any day, the rate per annum set forth below opposite the Status in effect on such day:

Status	Commitment Fee Rate
Level I Status	0.50%
Level II Status	0.50%
Level III Status	0.25%

Notwithstanding the foregoing, the term “Commitment Fee Rate” shall mean 0.50% during the period from and including the Original Closing Date to but excluding the Trigger Date.

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Revolving Credit Commitment, a New Revolving Credit Commitment, an Initial Tranche B-1 Term Loan Commitment, an Initial Tranche B-2 Term Loan Commitment, an Initial Tranche B-3 Term Loan Commitment, a Delayed Draw Term Loan Commitment, a Euro Tranche B-1 Term Loan Commitment, a Euro Tranche B-2 Term Loan Commitment or a New Term Loan Commitment.

“Communications” shall have the meaning provided in Section 13.17(a).

“Company” shall have the meaning provided in the preamble to this Agreement.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated September 2007.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the Borrower and the Restricted Subsidiaries for such period:

(i) total interest expense and to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, bank fees and costs of surety bonds in connection with financing activities, and commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing,

(ii) provision for taxes based on income, profits or capital, including federal, foreign state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including any penalties and interest relating to any tax examinations,

(iii) depreciation and amortization, including the amortization of deferred financing fees or costs, capitalized software expenditures, customer acquisition costs and incentive payments, conversion costs, contract acquisition costs, and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits,

(iv) Non-Cash Charges,

(v) business optimization expenses (including data center consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement) and restructuring charges or reserves (including restructuring costs related to acquisitions after the Original Closing Date and to closure and/or consolidation of facilities),

(vi) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Subsidiary deducted (and not added back) in such period in arriving at Consolidated Net Income,

(vii) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Sponsor,

(viii) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Stock or Stock Equivalents (other than Disqualified Equity Interests) of the Borrower (provided such capital contributions have not been applied to increase the “Applicable Amount” pursuant to clause (v) of the definition thereof),

(ix) the amount of net cost savings and net cash flow effect of revenue enhancements related to new agreements or amendments to existing agreements with customers or joint ventures projected by the Borrower in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings or revenue enhancements shall be subject only to certification by management of the Borrower and shall be calculated on a Pro Forma Basis as though such cost savings or revenue enhancements had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or revenue enhancements are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and (C) no cost savings or revenue enhancements shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (v) above with respect to such period,

(x) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption,

(xi) the amount of losses on Dispositions of receivables and related assets in connection with any Permitted Receivables Financing,

(xii) extraordinary losses and unusual or non-recurring charges (including litigation and regulatory settlements, and spin-off costs relating to divestitures of subsidiaries, including without limitation from the spin-off of The Western Union Company),

(xiii) to the extent included in Consolidated Net Income, the negative EBITDA of IPS and IPS Canada, and

(xiv) with respect to any Joint Venture, an amount equal to the proportion of those items described in clauses (ii) and (iii) above relating to such Joint Venture corresponding to the Borrower’s and the Restricted Subsidiaries’ proportionate share of such Joint Venture’s Consolidated Net Income (determined as if such Joint Venture were a Restricted Subsidiary), less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),

(iii) gains on asset sales (other than asset sales in the ordinary course of business),

(iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, and

(v) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such income were added in the calculation of Consolidated EBITDA pursuant to paragraph (a) above for any previous period and not deducted, in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that

(i) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Hedge Agreements for currency exchange risk),

(ii) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133 and its related pronouncements and interpretations,

(iii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person or business, or attributable to any property or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, business, property or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) other than for purposes of determining the Applicable Amount, the Applicable ABR Margin, the Applicable LIBOR Margin, Commitment Fee Rate and the Delayed Draw Commitment Fee Rate, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Lenders and the Administrative Agent, and

(iv) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

“Consolidated Net Income” shall mean, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a) extraordinary items for such period,

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c) Transaction Expenses incurred during such period,

(d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Original Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction,

(e) any effect of income or loss for such period attributable to the early extinguishment of Indebtedness,

(f) accruals and reserves established or adjusted within twelve months after the Original Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP or changes as a result of adoption of or modification of accounting policies during such period,

(g) the mark-to-market effects on net income during the period of any derivatives or similar financial instruments, including the ineffective portion of hedging arrangements, but including such effects settled in cash in the period,

(h) Net Income of IPS and IPS Canada,

(i) solely for purposes of determining the Applicable Amount, the net income for such period of any Restricted Subsidiary (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein, and

(j) the amount of any net income (or loss) for such period from disposed or discontinued operations.

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any consummated acquisition whether consummated before or after the Original Closing Date, or the amortization or write-off of any amounts thereof.

“Consolidated Senior Secured Debt” shall mean Consolidated Total Debt secured by a Lien on any Collateral.

“Consolidated Senior Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Senior Secured Debt as of such date to (b) Consolidated EBITDA for the Test Period then last ended.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date (excluding any settlement assets).

“Consolidated Total Debt” shall mean, as of any date of determination, (a) all Indebtedness of the types described in clause (a) and clause (d) of the definition thereof (but, (i) in the case of clause (d), only to the extent of any unreimbursed drawings under any letter of credit and (ii) in any event, excluding any Settlement Indebtedness) of the definition thereof, in each case actually owing by the Borrower and the Restricted Subsidiaries on such date and to the extent appearing on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP minus (b) the aggregate cash and cash equivalents (in each case, free and clear of all Liens, other than Liens permitted by Section 10.2 other than clause (u) thereof) included in the cash and cash equivalents accounts (other than settlement assets) (x) listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date and (y) listed on the balance sheet of any Joint Venture (excluding settlement assets) in an amount corresponding to the Borrower’s or Restricted Subsidiaries’, as applicable, proportionate share thereof, based on its ownership of such Joint Venture’s Voting Stock.

“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the Test Period then last ended.

“Consolidated Working Capital” shall mean, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date excluding the current portion of current and deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and Letter of Credit Exposure to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes.

“Continuing Director” shall mean, at any date, an individual (a) who is a member of the board of directors of the Borrower on the Original Closing Date, (b) who, as of the date of determination, has been a member of such board of directors for at least the twelve preceding months, (c) who has been nominated to be a member of such board of directors, directly or indirectly, by a Sponsor or Persons nominated by a Sponsor or (d) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Contract Consideration” shall have the meaning provided in the definition of “Excess Cash Flow.”

“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Credit Documents” shall mean this Agreement (including the Original Credit Agreement), the Guarantees, the Security Documents, each Letter of Credit and any promissory notes issued by the Borrower hereunder.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder.

“Credit Party” shall mean the Borrower, the Guarantors and each other Subsidiary of the Borrower that is a party to a Credit Document.

“Credit Suisse” shall mean Credit Suisse, Cayman Islands Branch and its successors.

“Cumulative Consolidated Net Income” shall mean, for any period, Consolidated Net Income for such period, taken as a single accounting period. Cumulative Consolidated Net Income may be a positive or negative amount.

“Cure Amount” shall have the meaning provided in Section 11.15(a).

“Cure Right” shall have the meaning provided in Section 11.15(a).

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness (excluding any Indebtedness permitted to be issued or incurred under Section 10.1 other than Section 10.1(o) or, except to the extent accompanied by a corresponding reduction of the Revolving Credit Commitments Section 10.1(y)).

“Debt Repayment” shall mean the repayment, prepayment, repurchase or defeasance of the Indebtedness of the Borrower under the Indebtedness that is identified on Schedule 1.1(g) to the Original Credit Agreement and that is repaid, prepaid, repurchased or defeased on the Original Closing Date (or such later date as may be necessary to effect the Debt Repayment in accordance with the tender offers therefor).

“Declined Proceeds” shall have the meaning provided in Section 5.2(h).

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.8(c).

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deferred Net Cash Proceeds” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.

“Deferred Net Cash Proceeds Payment Date” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.

“Delayed Draw Commitment Fee” shall have the meaning provided in Section 4.1(b).

“Delayed Draw Commitment Fee Rate” shall mean, with respect to the Available Delayed Draw Commitment on any day, 0.75% per annum.

“Delayed Draw Repayment Amount” shall have the meaning provided in Section 2.5(b).

“Delayed Draw Repayment Date” shall have the meaning provided in Section 2.5(b).

“Delayed Draw Term Loan” shall have the meaning provided in Section 2.1(a).

“Delayed Draw Term Loan Commitment” shall mean, (a) in the case of each Lender that is a Lender as of the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.1(c)-1 as such Lender’s “Delayed Draw Term Loan Commitment” and (b) in the case of any Lender that becomes a Lender as of the date hereof, the amount specified as such Lender’s “Delayed Draw Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Delayed Draw Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Original Closing Date was $225,000,000.

“Delayed Draw Term Loan Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Delayed Draw Term Loan Commitment at such time by (b) the amount of the Total Delayed Draw Term Loan Commitment at such time, provided that at any time when the Total Delayed Draw Term Loan Commitment shall have been terminated, each Lender’s Delayed Draw Term Loan Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s Delayed Draw Term Loan Exposure at such time by (b) the Delayed Draw Term Loan Exposure of all Lenders at such time.

“Delayed Draw Term Loan Commitment Termination Date” shall mean the earliest to occur of (i) December 31, 2008, (ii) the date the Delayed Draw Term Loan Commitments are permanently reduced to zero pursuant to Section 2.1, and (iii) the date of the termination of the Delayed Draw Term Loan Commitments pursuant to Section 11.1.

“Delayed Draw Term Loan Exposure” shall mean, with respect to any Lender as of any date of determination, (a) prior to the termination of the Delayed Draw Term Loan Commitments, that Lender’s Delayed Draw Term Loan Commitment; and (b) after the termination of the Delayed Draw Term Loan Commitments, the aggregate outstanding principal amount of the Delayed Draw Term Loans of that Lender.

“Delayed Draw Term Loan Lender” shall mean a Lender with a Delayed Draw Term Loan Commitment or an outstanding Delayed Draw Term Loan.

“Delayed Draw Term Loan Maturity Date” shall mean the earlier of (a) September 24, 2014, or, if such date is not a Business Day, the next preceding Business, and (b) the date that all Delayed Draw Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 10.4(b) or Section 10.4(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Designated Obligations” shall mean all obligations of the Borrower with respect to (a) principal of and interest on the Loans, (b) Unpaid Drawings and interest thereon and (c) accrued and unpaid fees under the Credit Documents.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.

“Disposition” shall have the meaning provided in Section 10.4(b).

“Disqualified Equity Interests” shall mean, with respect to any Person, any Stock or Stock Equivalents of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Stock or Stock Equivalent that is not Disqualified Equity Interests), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale to the extent the terms of such Stock or Stock Equivalents provide that such Stock or Stock Equivalents shall not be required to be repurchased or redeemed until the Final Maturity Date has occurred or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is ninety-one (91) days after the Final Maturity Date hereunder; provided that if such Stock or Stock Equivalents are issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Stock or Stock Equivalents held by any future, present or former employee, director, manager or consultant, of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Borrower, in each case pursuant to any stockholders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Subsidiaries.

“Dividends” or “dividends” shall have the meaning provided in Section 10.6.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Letter of Credit Issuer, as the case may be, on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of Dollars with such currency.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof, or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.4(b).

“EMU” shall mean the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“Equity Investments” shall have the meaning provided in the preamble to this Agreement.

“Equity Offering” shall mean any public or private sale of common stock or Preferred Stock of the Borrower or any of its direct or indirect parent companies (excluding Disqualified Stock), other than: (a) public offerings with respect to the Borrower’s or any direct or indirect parent company’s common stock registered on Form S-8, (b) issuances to any Subsidiary of the Borrower and (c) any Cure Amount.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the Original Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Euro” and “€” shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Euro Tranche Repayment Amount” shall have the meaning provided in Section 2.5(b).

“Euro Tranche Repayment Date” shall have the meaning provided in Section 2.5(b).

“Euro Tranche Term Loan” shall mean any Euro Tranche B-1 Term Loan or Euro Tranche B-2 Term Loan.

“Euro Tranche Term Loan Commitment” shall mean, (i) as of the Original Closing Date (prior to giving effect to this amendment and restatement) with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 1.1(c) to the Original Credit Agreement and (ii) as of the Original Closing (after giving effect to this amendment and restatement) with respect to each Lender, such Lender’s Euro Tranche B-1 Term Loan Commitment and Euro Tranche B-2 Term Loan Commitment.

“Euro Tranche Term Loan Lender” shall mean a Lender with a Euro Tranche Term Loan Commitment or an outstanding Euro Tranche Term Loan.

“Euro Tranche Term B-1 Loan Lender” shall mean a Lender with a Euro Tranche B-1 Term Loan Commitment or an outstanding Euro Tranche B-1 Term Loan.

“Euro Tranche B-1 Term Loan” shall have the meaning provided in Section 2.1(a).

“Euro Tranche B-1 Term Loan Commitment” shall mean (a) in the case of each Lender that was a Lender on the Original Closing Date (after giving effect to this amendment and restatement), the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Euro Tranche B-1 Term Loan Commitment” and (b) in the case of any Lender that became a Lender after the Original Closing Date, the amount specified as such Lender’s “Euro Tranche B-1 Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Euro Tranche B-1 Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Euro Tranche B-1 Term Loan Commitments as of the Original Closing Date (after giving effect to this amendment and restatement) was €238,849,487.79.

“Euro Tranche Term B-1 Loan Lender” shall mean a Lender with a Euro Tranche B-1 Term Loan Commitment or an outstanding Euro Tranche B-1 Term Loan.

“Euro Tranche B-2 Term Loan” shall have the meaning provided in Section 2.1(a).

“Euro Tranche B-2 Term Loan Commitment” shall mean (a) in the case of each Lender that was a Lender on the Original Closing Date (after giving effect to this amendment and restatement), the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Euro Tranche B-2 Term Loan Commitment” and (b) in the case of any Lender that became a Lender after the Original Closing Date, the amount specified as such Lender’s “Euro Tranche B-2 Term Loan Commitment” in the

Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Euro Tranche B-2 Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Euro Tranche B-2 Term Loan Commitments as of the Original Closing Date (after giving effect to this amendment and restatement) was €470,370,370.37.

“Euro Tranche B-2 Term Loan Lender” shall mean a Lender with a Euro Tranche B-2 Term Loan Commitment or an outstanding Euro Tranche B-2 Term Loan.

“Euro Tranche Term Loan Maturity Date” shall mean September 24, 2014 or, if such date is not a Business Day, the first Business Day thereafter.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of

(a) the sum, without duplication, of

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income and cash receipts included in clauses (a) through (f) of the definition of “Consolidated Net Income” and excluded in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; and

(v) cash receipts in respect of Hedge Agreements during such fiscal year to the extent not otherwise included in Consolidated Net Income;

over (b) the sum, without duplication, of

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (f) of the definition of Consolidated Net Income and included in arriving at such Consolidated Net Income,

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior years, the amount of Capital Expenditures or acquisitions of intellectual property accrued or made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of Indebtedness of the Borrower or the Restricted Subsidiaries (unless such Indebtedness has been repaid),

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(iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Lease Obligations, (B) the amount of any repayment of Term Loans pursuant to Section 2.5 and (C) the amount of a mandatory prepayment of Term Loans pursuant to Section 5.2(a) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (x) all other prepayments of Term Loans and (y) all prepayments of Revolving Credit Loans and Swingline Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of the Borrower or the Restricted Subsidiaries,

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(vi) payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the aggregate amount of cash consideration paid by the Borrower and the Restricted Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions) made during such period pursuant to Section 10.5 to the extent that such Investments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(viii) the amount of dividends paid during such period (on a consolidated basis) by the Borrower and the Restricted Subsidiaries pursuant to Section 10.6(a), (b) or (d), to the extent such dividends were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(ix) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and are not deducted in calculating Consolidated Net Income,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period (including Permitted Acquisitions), Capital

Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii) the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(xiii) cash expenditures in respect of Hedge Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.

“Excluded Stock and Stock Equivalents” shall mean (i) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Collateral Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of pledging such Stock or Stock Equivalents in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) solely in the case of any pledge of Stock and Stock Equivalents of any Foreign Subsidiary or any Domestic Subsidiary substantially all of the assets of which consist of Stock or Stock Equivalents of Foreign Subsidiaries to secure the Obligations, any Stock or Stock Equivalents of any class of such Foreign Subsidiary or such Domestic Subsidiary in excess of 65% of the outstanding Stock or Stock Equivalents of such class (such percentage to be adjusted upon any Change in Law as may be required to avoid adverse U.S. federal income tax consequences to the Borrower or any Subsidiary), (iii) any Stock or Stock Equivalents to the extent the pledge thereof would violate any applicable Requirement of Law, (iv) in the case of (A) any Stock or Stock Equivalents of any Subsidiary to the extent such Stock or Stock Equivalents are subject to a Lien permitted by Section 10.2(h) or (B) any Stock or Stock Equivalents of any Subsidiary that is not wholly-owned by the Borrower and its Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Stock or Stock Equivalents of each such Subsidiary described in clause (A) or (B) to the extent (1) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law), (2) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (2) shall not apply if (x) such other party is a Credit Party or wholly-owned Subsidiary or (y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (3) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or wholly-owned Subsidiary) to any contract, agreement, instrument or indenture governing such Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law) and (v) any Stock or Stock Equivalents of any Subsidiary to the extent that (A) the pledge of such Stock or Stock Equivalents would result in adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower and (B) such Stock or Stock Equivalents have been identified in writing to the Collateral Agent by an Authorized Officer of the Borrower.

“Excluded Subsidiary” shall mean (a) each Domestic Subsidiary listed on Schedule 1.1(d)(i) to the Original Credit Agreement hereto and each future Domestic Subsidiary, in each case, for so long as any such Subsidiary does not (on a consolidated basis with its Restricted Subsidiaries), have property, plant and equipment with a book value in excess of $10,000,000 or a contribution to Consolidated EBITDA for any four fiscal quarter period that includes any date on or after the Original Closing Date in excess of $10,000,000, (b) each Domestic Subsidiary that is not a wholly-owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9.11 (for so long as such Subsidiary remains a non-wholly-owned Restricted Subsidiary), (c) any Domestic Subsidiary substantially all the assets of which consist of Stock and Stock Equivalents of Foreign Subsidiaries, (d) each Domestic Subsidiary that is prohibited by any applicable Contractual Requirement or Requirement of Law from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), (e) each Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (f) each Domestic Subsidiary with respect to which, as reasonably determined by the Borrower, the consequence of providing a Guarantee of the Obligations would adversely affect the ability of the Borrower and its Subsidiaries to satisfy applicable Requirements of Law, (g) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (h) each Unrestricted Subsidiary, (i) any Receivables Subsidiary and (j) IPS.

“Excluded Taxes” shall mean, with respect to any Agent or any Lender, (a)(i) income taxes imposed on or measured by net income and franchise and excise taxes (imposed in lieu of net income taxes) imposed on such Agent or Lender, and (ii) any Taxes imposed on any Agent or any Lender as a result of any current or former connection between such Agent or Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from such Agent or Lender having executed, delivered or performed its obligations or received a payment under, or having been a party to or having enforced, this Agreement or any other Credit Document), (b) in the case of a Non-U.S. Lender any U.S. federal withholding tax that is imposed on amounts payable to such Non-U.S. Lender under the law in effect at the time such Non-U.S. Lender becomes a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Non-U.S. Participant became a Participant hereunder); provided that this subclause (b) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this subclause (b)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer or (y) any Tax is imposed on a Lender in connection with an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 13.8(a) or that such Lender acquired pursuant to Section 13.7 (it being understood and agreed, for the avoidance of doubt, that any U.S. federal withholding tax imposed on a Non-U.S. Lender as a result of a Change in Law occurring after the time such Non-U.S. Lender became a party to this Agreement (or designates a new lending office) shall not be an Excluded Tax) and (c) any Tax to the extent attributable to such Lender’s failure to comply with Section 5.4(d) (in the case of any Non-U.S. Lender) or Section 5.4(i) (in the case of a U.S. Lender).

“Existing Secured Letters of Credit” shall mean each letter of credit existing on the Original Closing Date and identified on Schedule 1.1(a) to the Original Credit Agreement; provided, however, no letter of credit on Schedule 1.1(a) to the Original Credit Agreement shall continue to constitute an Existing Secured Letter of Credit after the expiration date set forth opposite such letter of credit on Schedule 1.1(a) to the Original Credit Agreement except to the extent of unreimbursed drawings thereunder.

“Existing Secured Letter of Credit Issuer” shall mean each issuer of any Existing Secured Letter of Credit identified on Schedule 1.1(a) to the Original Credit Agreement.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“Final Maturity Date” shall mean September 24, 2014 or, if the Euro Tranche Term Loans, the Initial Term Loans and the Delayed Draw Term Loans shall have been repaid in full, September 24, 2013.

“First Delayed Draw Repayment Date” shall mean March 31, 2009.

“Foreign Asset Sale” shall have the meaning provided in Section 5.2(i).

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Fee” shall have the meaning provided in Section 4.1(d).

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” shall mean all indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Borrower or any Restricted Subsidiary, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if there occurs after the Original Closing Date any change in GAAP that affects in any respect the calculation of any covenant contained in Section 10, the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the

Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the Original Closing Date and, until any such amendments have been agreed upon, the covenants in Section 10 shall be calculated as if no such change in GAAP has occurred.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Granting Lender” shall have the meaning provided in Section 13.6(g).

“Guarantee” shall mean (a) the Guarantee made by the Borrower and each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit B to the Original Credit Agreement, and (b) any other guarantee of the Obligations made by a Restricted Subsidiary that is a Domestic Subsidiary in form and substance reasonably acceptable to the Administrative Agent, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Original Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (a) each Domestic Subsidiary that is party to the Guarantee on the Original Closing Date and (b) each Domestic Subsidiary that becomes a party to the Guarantee after the Original Closing Date pursuant to Section 9.11 or otherwise.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedge Agreements” shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, cross-currency rate swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business (and not for speculative purposes) for the principal purpose of protecting the Borrower or any of the Restricted Subsidiaries against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedge Bank” shall mean (a) any Person that, at the time it enters into a Hedge Agreement, is a Lender or an Affiliate of a Lender, (b) solely with respect to any currency Hedge Agreement in effect on the Original Closing Date, the counterparties listed on Schedule 1.1(i) to the Original Credit Agreement or (c) with respect to any Hedge Agreement entered into prior to the Original Closing Date, any person that is a Lender or an Affiliate of a Lender on the Original Closing Date.

“Historical Financial Statements” shall mean the audited consolidated balance sheets of the Borrower as of December 31, 2006 and December 31, 2005 and the audited consolidated statements of income, stockholders’ equity and cash flows of the Borrower for each of the fiscal years in the three year period ending on December 31, 2006.

“Holdings” shall mean New Omaha Holdings Corporation, a Delaware corporation, and its successors.

“Increased Amount Date” shall have the meaning provided in Section 2.14(a).

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (f) the principal component of all Capitalized Lease Obligations of such Person, (g) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements, (h) all obligations of such Person in respect of Disqualified Equity Interests and (i) without duplication, all Guarantee Obligations of such Person, provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (iv) all intercompany indebtedness having a term not exceeding 364 days and incurred in the ordinary course of business. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“indemnified liabilities” shall have the meaning provided in Section 13.5.

“Indemnified Taxes” shall mean all Taxes (including Other Taxes) other than (i) Excluded Taxes and (ii) any interest, penalties or expenses caused by an Agent’s or Lender’s gross negligence or willful misconduct.

“Initial Investors” shall have Kohlberg Kravis Roberts & Co. L.P., KKR 2006 Fund L.P., Citigroup Global Markets Inc., Credit Suisse Management LLC, Deutsche Bank Investment Partners, Inc., HSBC Bank plc, LBI Group Inc., GMI Investments, Inc., Citigroup Capital Partners II 2007 Citigroup Investment L.P., Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P., CGI CPE LLC, GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Mezzanine Partners 2006 Fund, L.P. and Goldman Sachs Investments Ltd. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Initial Term Loan” shall mean any Initial Tranche B-1 Term Loan, Initial Tranche B-2 Term Loan or Initial Tranche B-3 Term Loan.

“Initial Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s Initial Tranche B-1 Term Loan Commitment, Initial Tranche B-2 Term Loan Commitment and Initial Tranche B-3 Term Loan Commitment.

“Initial Term Loan Lender” shall mean a Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.

“Initial Term Loan Maturity Date” shall mean September 24, 2014 or, if such date is not a Business Day, the first Business Day thereafter.

“Initial Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).

“Initial Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).

“Initial Tranche B-1 Term Loan” shall have the meaning provided in Section 2.1(a)(i).

“Initial Tranche B-1 Term Loan Commitment” shall mean, (a) in the case of each Lender that was a Lender on the Original Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(c) as such Lender’s “Initial Tranche B-1 Term Loan Commitment” and (b) in the case of any Lender that became a Lender after the Original Closing Date, the amount specified as such Lender’s “Initial Tranche B-1 Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Initial Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Initial B-1 Term Loan Commitments as of the Original Closing Date (after giving effect to this amendment and restatement) was $4,438,222,222.22.

“Initial Tranche B-1 Term Loan Lender” shall mean a Lender with an Initial Tranche B-1 Term Loan Commitment or an outstanding Initial Tranche B-1 Term Loan.

“Initial Tranche B-2 Term Loan” shall have the meaning provided in Section 2.1(a)(ii).

“Initial Tranche B-2 Term Loan Commitment” shall mean, (a) in the case of each Lender that was a Lender on the Original Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(c)-1 as such Lender’s “Initial Tranche B-2 Term Loan Commitment” and (b) in the case of any Lender that became a Lender after the Original Closing Date, the amount specified as such Lender’s “Initial Tranche B-2 Term Loan Commitment” in the Assignment and Acceptance pursuant to which such

Lender assumed a portion of the Total Initial Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Initial B-2 Term Loan Commitments as of the Original Closing Date (after giving effect to this amendment and restatement) was $4,336,777,777.78.

“Initial Tranche B-2 Term Loan Lender” shall mean a Lender with an Initial Tranche B-2 Term Loan Commitment or an outstanding Initial Tranche B-2 Term Loan.

“Initial Tranche B-3 Term Loan” shall have the meaning provided in Section 2.1(a)(iii).

“Initial Tranche B-3 Term Loan Commitment” shall mean, (a) in the case of each Lender that was a Lender on the Original Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(c)-1 as such Lender’s “Initial Tranche B-3 Term Loan Commitment” and (b) in the case of any Lender that became a Lender after the Original Closing Date, the amount specified as such Lender’s “Initial Tranche B-3 Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Initial Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Initial B-3 Term Loan Commitments as of the Original Closing Date was $3,000,000,000.

“Initial Tranche B-3 Term Loan Lender” shall mean a Lender with an Initial Tranche B-3 Term Loan Commitment or an outstanding Initial Tranche B-3 Term Loan.

“Interest Period” shall mean, with respect to any Term Loan or Revolving Credit Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person) (including any partnership or joint venture); (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness; or (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 10.5.

“IPS” shall mean Integrated Payment Systems Inc., a Delaware corporation and its successors.

“IPS Canada” shall mean Integrated Payment Systems Canada Inc., a Canadian corporation and its successors.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the Letter of Credit Issuer and relating to such Letter of Credit.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit A to the Original Credit Agreement.

“Joint Lead Arrangers and Bookrunners” shall mean Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Joint Venture” shall mean, at any date of determination, each joint venture accounted for as an equity method investee of the Borrower and its Subsidiaries, determined in accordance with GAAP.

“Judgment Currency” shall have the meaning provided in Section 13.19.

“JV Distribution Amount” shall mean, at any time, the lesser of (x) the aggregate amount of cash distributed to the Borrower or any Restricted Subsidiary by any joint venture that is not a Subsidiary (regardless of the form of legal entity) since the Original Closing Date and prior to such time (without duplication of any amount treated as a reduction in the outstanding amount of Investments by the Borrower or any Restricted Subsidiary pursuant to clause (d), (i) or (v) of Section 10.5) and only to the extent that neither the Borrower nor any Restricted Subsidiary is under any obligation to repay such amount to such joint venture and (y) the amount of Investments by the Borrower or such Restricted Subsidiary in such joint venture.

“KKR” shall mean each of Kohlberg Kravis Roberts & Co., L.P. and KKR Associates, L.P.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars or any Alternative Currency.

“L/C Maturity Date” shall mean the date that is three Business Days prior to the Revolving Credit Maturity Date; provided that the L/C Maturity Date may be extended beyond such date with the consent of the Letter of Credit Issuer.

“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participant” shall have the meaning provided in Section 3.3(a).

“L/C Participation” shall have the meaning provided in Section 3.3(a).

“Lender” shall have the meaning provided in the preamble to this Agreement.

“Lender Default” shall mean (a) the failure (which has not been cured) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.3 or (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 2.1(a), 2.1(b), 2.1(d) or 3.3, or (c) a Lender becoming the subject of a bankruptcy or insolvency proceeding.

“Letter of Credit” shall mean each letter of credit issued pursuant to Section 3.1.

“Letter of Credit Commitment” shall mean $500,000,000, as the same may be reduced from time to time pursuant to Section 3.1.

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the Dollar Equivalent amount of the principal amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (b) such Lender’s Revolving Credit Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)).

“Letter of Credit Fee” shall have the meaning provided in Section 4.1(c).

“Letter of Credit Issuer” shall mean Credit Suisse, Cayman Islands Branch, any of its Affiliates or any replacement or successor pursuant to Section 3.6. The Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

“Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate Dollar Equivalent amount of the principal amount of all Unpaid Drawings.

“Letter of Credit Request” shall have the meaning provided in Section 3.2(a).

“Level I Status” shall mean, on any date, the circumstance that neither Level II Status or Level III Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than 6.00 to 1.00 as of such date.

“Level II Status” shall mean, on any date, the circumstance that Level III Status does not exist and the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 6.00 to 1.00 as of such date.

“Level III Status” shall mean, on any date, the circumstance that the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 5.00 to 1.00 as of such date.

“LIBOR Delayed Draw Term Loan” shall mean any Delayed Draw Term Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Loan” shall mean any LIBOR Term Loan or LIBOR Revolving Credit Loan.

“LIBOR Rate” shall mean, for any Interest Period with respect to a LIBOR Loan of any currency, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Bloomberg (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in such currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in such currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the applicable London interbank eurocurrency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (or on the first day of such Interest Period in the case of any LIBOR Loan denominated in Sterling).

“LIBOR Revolving Credit Loan” shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan” shall mean any Revolving Credit Loan, Swingline Loan, Term Loan, New Revolving Loan or New Term Loan made by any Lender hereunder.

“Management Investors” shall mean the directors, management officers and employees of the Borrower and its Subsidiaries on the Original Closing Date.

“Mandatory Borrowing” shall have the meaning provided in Section 2.1(d).

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Administrative Agent and the Lenders under this Agreement or any of the other Credit Documents.

“Material Subsidiary” shall mean, at any date of determination, (i) each Restricted Subsidiary of the Borrower (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose revenues during such Test Period were equal to or greater than 5% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Original Closing Date, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (x) total assets at the last day of such Test Period equal to or greater than 10% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (y) revenues during such Test Period equal to or greater than 10% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with

GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries”.

“Maturity Date” shall mean the Initial Term Loan Maturity Date, the Delayed Draw Term Loan Maturity Date, the Euro Tranche Term Loan Maturity Date or the Revolving Credit Maturity Date, as applicable.

“Maximum Incremental Facilities Amount” shall mean, at any date of determination, the sum of (a) $1,500,000,000 plus (b) the Dollar Equivalent principal amount of Term Loans (other than New Term Loans) voluntarily prepaid pursuant to Section 5.1 prior to such date.

“Merchant Acquisition and Processing Alliance” shall mean any joint venture or other strategic alliance entered into with any financial institution or other third party primarily entered into to offer Merchant Services.

“Merchant Agreement” shall mean any contract entered into with a merchant relating to the provision of Merchant Services.

“Merchant Services” shall mean services provided to merchants relating to the authorization, transaction capture, settlement, chargeback handling and internet-based transaction processing of credit, debit, stored-value and loyalty card and other payment transactions (including provision of point of service devices and other equipment necessary to capture merchant transactions and other ancillary services).

“Merger” shall have the meaning provided in the preamble to this Agreement.

“Merger Sub” shall mean Omaha Acquisition Corporation, a Delaware corporation.

“Minimum Borrowing Amount” shall mean (a) with respect to a Borrowing of LIBOR Loans, $5,000,000 or the Dollar Equivalent thereof (or, if less, the entire remaining Commitments under the applicable Credit Facility at the time of such Borrowing) and (b) with respect to a Borrowing of ABR Loans (other than Swingline Loans), $1,000,000 (or, if less, the entire remaining Commitments under the applicable Credit Facility at the time of such Borrowing).

“Minimum Equity Amount” shall have the meaning provided in the preamble to this Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property to secure the Obligations, substantially in the form of Exhibit C to the Original Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Mortgaged Property” shall mean, initially, each parcel of real estate and the improvements thereto owned by a Credit Party and identified on Schedule 1.1(b) to the Original Credit Agreement, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.14.

“Multicurrency Exposure” shall mean, for any Revolving Credit Lender at any date, the sum of (a) the aggregate Dollar Equivalent amount of the principal amount of Revolving Credit Loans denominated in Alternative Currencies of such Lender then outstanding, and (b) such Lender’s Letter of Credit Exposure in respect of Letters of Credit denominated in Alternative Currencies at such time.

“Multicurrency Sublimit” shall mean, at any date, the lesser of (x) $500,000,000 and (y) the Total Revolving Credit Commitment at such date.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any of the Restricted Subsidiaries in respect of such Prepayment Event, as the case may be, less (b) the sum of:

(i) the amount, if any, of all taxes paid or estimated to be payable by the Borrower or any of the Restricted Subsidiaries in connection with such Prepayment Event,

(ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Borrower or any of the Restricted Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

(iii) the amount of any Indebtedness secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,

(iv) in the case of any Asset Sale Prepayment Event or Casualty Event or Permitted Sale Leaseback, the amount of any proceeds of such Prepayment Event that the Borrower or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of the Borrower or any of the Restricted Subsidiaries (subject to Section 10.9), provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless the Borrower or a Restricted Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds, (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback occurring on the last day of such Reinvestment Period or, if later, 180 days after the date the Borrower or such Restricted Subsidiary has entered into such binding commitment, as applicable (such last day or 180th day, as applicable, the “Deferred Net Cash Proceeds Payment Date”), and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i),

(v) in the case of any Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback by a non-wholly-owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly-owned Restricted Subsidiary as a result thereof, and

(vi) reasonable and customary fees paid by the Borrower or a Restricted Subsidiary in connection with any of the foregoing,

in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“New Loan Commitments” shall have the meaning provided in Section 2.14(a).

“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).

“New Revolving Loan Lender” shall have the meaning provided in Section 2.14(b).

“New Revolving Loans” shall have the meaning provided in Section 2.14(b).

“New Term Loan Commitments” shall have the meaning provided in Section 2.14(a).

“New Term Loan Lender” shall have the meaning provided in Section 2.14(c).

“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures.

“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“New Term Loan Repayment Date” shall have the meaning provided in Section 2.5(c).

“New Term Loans” shall have the meaning provided in Section 2.14(c).

“Non-Cash Charges” shall mean, without duplication, (a) losses on non-ordinary course asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, including any such charges arising from stock options, restricted stock grants or other equity incentive grants, and any cash compensation charges associated with the rollover or acceleration of stock-based awards or payment of stock options in connection with the Transactions, and (e) other non-cash charges (provided that (x) if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent and (y) the amortization of a prepaid current asset item that was paid in a prior period shall not be included in Non-Cash Charges).

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(d).

“Non-U.S. Lender” shall mean any Agent or Lender that is not, for United States federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation, partnership or entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (c) an estate whose income is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or a trust that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

“Non-U.S. Participant” shall mean any Participant that if it were a Lender would qualify as a Non-U.S. Lender.

“Notes” shall mean, collectively, the Senior Notes and the Senior Subordinated Notes.

“Notice of Borrowing” shall have the meaning provided in Section 2.3(a).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Revolving Credit Commitment, Loan or Letter of Credit or under any Secured Cash Management Agreement, Secured Hedge Agreement or Existing Secured Letter of Credit, in each case, entered into with the Borrower or any of its Domestic Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document.

“Original Closing Date” shall mean September 24, 2007, the date of the initial extension of credit under the Original Credit Agreement.

“Original Closing Date Term Loans” shall mean any Tranche B-1 Term Loan, Tranche B-2 Term Loan or Initial Tranche B-3 Term Loan.

“Original Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Original Lenders” shall have the meaning assigned to such term in the recitals hereto.

“Other Taxes” shall mean any and all present or future stamp, registration, documentary or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related expenses with regard thereto) arising from any payment made or required to be made under this Agreement or any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document.

“Overnight Rate” shall mean, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, the Letter of Credit Issuer or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in any Alternative Currency, the rate of interest per annum at which overnight deposits in such Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such Alternative Currency to major banks in such interbank market.

“Participant” shall have the meaning provided in Section 13.6(c).

“Participating Member State” shall mean each state so described in any EMU Legislation.

“Patriot Act” shall have the meaning provided in Section 13.18.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Act” shall mean the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time.

“Perfection Certificate” shall mean a certificate of the Borrower in the form of Exhibit D to the Original Credit Agreement or any other form approved by the Administrative Agent.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets or Stock or Stock Equivalents, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law; (b) such acquisition shall result in the issuer of such Stock or Stock Equivalents becoming a Restricted Subsidiary and a Subsidiary Guarantor, to the extent required by Section 9.11; (c) such acquisition shall result in the Administrative Agent, for the benefit of the applicable Lenders, being granted a security interest in any Stock, Stock Equivalent or any assets so acquired, to the extent required by Sections 9.11, 9.12 and/or 9.14; (d) each Person (or, as applicable, the assets) so acquired shall be in (or with respect to assets, useful for engaging in) the same or generally related line of business as conducted by the Borrower and its Subsidiaries on the Original Closing Date; (e) both immediately before and after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; (f) the aggregate fair market value (as determined in good faith by the Borrower) of all Investments funded or financed in any Persons that do not become Guarantors in connection with all such acquisitions following the Original Closing Date in reliance on Section 10.5(h) shall not exceed $2,500,000,000 (it being understood that additional Investments in Persons that are not Credit Parties may be made in connection with Permitted Acquisitions in reliance on any exception in Section 10.5 other than clause (h) thereof); and (g) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition (including without limitation any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 10.1(j) and 10.1(k), respectively, and any related Pro Forma Adjustment), with the covenant set forth in Section 10.10, or the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio shall be no higher after giving effect to such acquisition on a Pro Forma Basis after giving effect to such acquisition (including without limitation any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 10.1(j) and 10.1(k), respectively, and any related Pro Forma Adjustment).

“Permitted Additional Debt” shall mean unsecured Indebtedness, issued by the Borrower or a Guarantor, (a) the terms of which (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the Final Maturity Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (ii) to the extent the same are subordinated, provide for customary subordination to the Obligations under the Credit Documents, (b) the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and the Restricted Subsidiaries than those herein (or to the extent such Permitted Additional Debt constitutes refinancing Indebtedness of the (x) Senior Subordinated Notes, those applicable to the Senior Subordinated Notes being so refinanced or (y) the Senior Notes, those applicable to the Senior Notes being refinanced); provided that a certificate of an Authorized Officer of the Borrower is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (c) of which no Subsidiary of the Borrower (other than a Guarantor or any guarantor of the Indebtedness being refinanced by such Permitted Additional Debt, if applicable) is an obligor.

“Permitted Holders” shall mean the Sponsor, the Management Investors, the Initial Investors and each Person to whom any Initial Investor transfers Stock or Stock Equivalents of Holdings or any direct or indirect parent thereof in connection with the primary equity syndication following the Original Closing Date.

“Permitted Investments” shall mean:

(a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(d) domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the Dollar Equivalent thereof) in the case of foreign banks;

(e) repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (a), (b) and (d) above entered into with any bank meeting the qualifications specified in clause (d) above or securities dealers of recognized national standing;

(f) marketable short-term money market and similar funds (x) either having assets in excess of $500,000,000 or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (f) above;

(h) in the case of Investments by any Restricted Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located or in which such Investment is made; and

(i) Investments of assets made pursuant to any non-qualified deferred compensation plan sponsored by the Borrower or its Restricted Subsidiaries.

“Permitted Liens” shall mean:

(a) Liens for taxes, assessments or governmental charges or claims not yet due and payable or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP;

(b) Liens in respect of property or assets of the Borrower or any of the Subsidiaries imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.11;

(d) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business or otherwise constituting Investments permitted by Section 10.5;

(e) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(g) any interest or title of a lessor or secured by a lessor’s interest under any lease permitted by this Agreement;

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries, provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.1;

(j) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(k) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries;

(l) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(m) Settlement Liens;

(n) Liens on accounts receivable and related assets incurred in connection with a Permitted Receivables Financing; and

(o) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole.

“Permitted Receivables Financing” shall mean any customary accounts receivable financing facility (including customary back-to-back intercompany arrangements in respect thereof) to the extent that (a) the maturity date is no earlier than the Revolving Credit Maturity Date; (b) any collateral securing the obligations of the obligors thereunder shall be pledged to the Secured Parties on a second priority basis to secure the Obligations pursuant to intercreditor arrangement reasonably acceptable to the Administrative Agent; (c) the remaining terms applicable to such financing facility must be customary for financings of such type and (d) (i) the proceeds of all Indebtedness incurred under such facility must be applied to the prepayment of Term Loans pursuant to Section 5.2 or (ii) the Revolving Credit Commitments are reduced by an amount equal to such facility.

“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Borrower or any of the Restricted Subsidiaries after the Original Closing Date, provided that any such Sale Leaseback not between (a) a Credit Party and another Credit Party or (b) a Restricted Subsidiary that is not a Credit Party to another Restricted Subsidiary that is not a Credit Party is consummated for fair value as determined at the time of consummation in good faith by (i) the Borrower or such Restricted Subsidiary and, in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $100,000,000, (ii) the board of directors of the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“PIK Interest Amount” shall (i) mean the aggregate principal amount of all increases in outstanding principal amount of PIK Notes and issuances of additional “PIK Notes” (as defined in the Senior Notes Indenture) in connection with an election by the Borrower to pay interest on the PIK Notes in kind and (ii) the aggregate principal amount of all increases in outstanding principal amount of Senior Interim PIK Loans in connection with an election by the Borrower to pay interest on the Senior Interim PIK Loans in kind.

“Plan” shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower or an ERISA Affiliate.

“Platform” shall have the meaning provided in Section 13.17(b).

“Pledge Agreement” shall mean (a) the Pledge Agreement, entered into by the Credit Parties party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E to the Original Credit Agreement, on the Original Closing Date, and (b) any other pledge agreement with respect to all of the Obligations delivered pursuant to Section 9.12, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

“Post-Acquisition Period” shall mean, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Debt Incurrence Prepayment Event, Casualty Event or any Permitted Sale Leaseback.

“Prime Rate” shall mean the “prime rate” referred to in the definition of “ABR.”

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries; provided that (i) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $5,000,000 and (ii) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that the applicable amount of such cost savings will be realizable during the entirety of such Test Period, or the applicable amount of such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Adjustment Certificate” shall mean any certificate of an Authorized Officer of the Borrower delivered pursuant to Section 9.1(h) or Section 9.1(d).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness and (c) any incurrence or assumption of Indebtedness by the Borrower or any of the Restricted Subsidiaries in connection therewith (it being agreed that if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Entity” shall have the meaning provided in the definition of the term “Acquired EBITDA.”

“Qualified Equity Interest” shall mean any Stock or Stock Equivalent that does not constitute a Disqualified Equity Interest.

“Real Estate” shall have the meaning provided in Section 9.1(f).

“Receivables Subsidiary” shall mean any Subsidiary established in connection with a Permitted Receivables Financing that is not permitted by the terms of such Permitted Receivables Financing to guarantee the Obligations.

“Refinanced Term Loans” shall have the meaning provided in Section 13.1.

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reimbursement Date” shall have the meaning provided in Section 3.4(a).

“Reinvestment Period” shall mean 15 months following the date of receipt of Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback.

“Rejection Notice” shall have the meaning provided in Section 5.2(h).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Repaid Tranche B-2 Loans” shall have the meaning provided in Section 5.2(a)(i)(B).

“Repaid Tranche B-3 Loans” shall have the meaning provided in Section 5.1(b).

“Repayment Amount” shall mean the Initial Term Loan Repayment Amount, the Delayed Draw Repayment Amount, the Euro Tranche Repayment Amount or a New Term Loan Repayment Amount with respect to any Series, as applicable.

“Replacement Term Loans” shall have the meaning provided in Section 13.1.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the thirty day notice period has been waived.

“Required Delayed Draw Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the Adjusted Total Delayed Draw Term Loan Commitment at such date and (b) the aggregate outstanding principal amount of the Delayed Draw Term Loans (excluding Delayed Draw Term Loans held by Defaulting Lenders) at such date.

“Required Euro Tranche B-1 Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a Dollar Equivalent of a majority of the sum of (a) the Euro Tranche B-1 Term Loan Commitments at such date (excluding Euro Tranche B-1 Term Loan Commitments held by Defaulting Lenders) and (b) the aggregate outstanding principal amount of the Euro Tranche B-1 Term Loans (excluding Euro Tranche B-1 Term Loans held by Defaulting Lenders) at such date.

“Required Euro Tranche B-2 Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the Euro Tranche B-2 Term Loan Commitments at such date (excluding Euro Tranche B-2 Term Loan Commitments held by Defaulting Lenders) and (b) the aggregate outstanding principal amount of the Euro Tranche B-2 Term Loans (excluding Euro Tranche B-2 Term Loans held by Defaulting Lenders) at such date.

“Required Initial Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the Adjusted Total Initial Term Loan Commitment at such date and (b) the aggregate outstanding principal amount of the Initial Term Loans (excluding Initial Term Loans held by Defaulting Lenders) at such date.

“Required Initial Tranche B-1 Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the Initial Tranche B-1 Term Loan Commitments at such date (excluding Initial Tranche B-1 Term Loan Commitments held by Defaulting Lenders) and (b) the aggregate outstanding principal amount of the Initial Tranche B-1 Term Loans (excluding Initial Tranche B-1 Term Loans held by Defaulting Lenders) at such date.

“Required Initial Tranche B-2 Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the Initial Tranche B-2 Term Loan Commitments at such date (excluding Initial Tranche B-2 Term Loan Commitments held by Defaulting Lenders) and (b) the aggregate outstanding principal amount of the Initial Tranche B-2 Term Loans (excluding Initial Tranche B-2 Term Loans held by Defaulting Lenders) at such date.

“Required Initial Tranche B-3 Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the Initial Tranche B-3 Term Loan Commitments at such date (excluding Initial Tranche B-3 Term Loan Commitments held by Defaulting Lenders) and (b) the aggregate outstanding principal amount of the Initial Tranche B-3 Term Loans (excluding Initial Tranche B-3 Term Loans held by Defaulting Lenders) at such date.

“Required Tranche B-1 Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the Tranche B-1 Term Loan Commitments at such date (excluding Tranche B-1 Term Loan Commitments held by Defaulting Lenders) and (b) the aggregate outstanding principal amount of the Tranche B-1 Term Loans (excluding Tranche B-1 Term Loans held by Defaulting Lenders) at such date.

“Required Tranche B-2 Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the Tranche B-2 Term Loan Commitments at such date (excluding Tranche B-2 Term Loan Commitments held by Defaulting Lenders) and (b) the aggregate outstanding principal amount of the Tranche B-2 Term Loans (excluding Tranche B-2 Term Loans held by Defaulting Lenders) at such date.

“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the Dollar Equivalent of the sum of (i) the Adjusted Total Revolving Credit Commitment at such date, (ii) the Adjusted Total Term Loan Commitment at such date and (iii) the outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date or (b) if the Total Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, Non-Defaulting Lenders having or holding a majority of the Dollar Equivalent of the outstanding principal amount of the Loans and Letter of Credit Exposure (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Required Revolving Credit Lenders” shall mean, at any date, Non-Defaulting Lenders holding a majority of the Adjusted Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment has been terminated at such time, a majority of the Revolving Credit Exposure (excluding Revolving Credit Exposure of Defaulting Lenders) at such time).

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” shall have the meaning provided in Section 5.2(h).

“Revaluation Date” shall mean (a) with respect to any Revolving Credit Loan or Swingline Loan, each of the following: (i) each date of a Borrowing of a Revolving Credit Loan or Swingline Loan, (ii) each date of a continuation of a Revolving Credit Loan pursuant to Section 2.6, and (iii) such additional dates as the Administrative Agent shall determine or the Required Revolving Credit Lenders or Swingline Lender shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of any such Letter of Credit, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Letter of Credit Issuer under any Letter of Credit, and (iv) such additional dates as the Administrative Agent or the Letter of Credit Issuer shall determine or the Required Revolving Credit Lenders shall require.

“Revolving Credit Commitment” shall mean, (a) with respect to each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.1(c)-1 as such Lender’s “Revolving Credit Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Revolving Credit Commitment, in each case of the same may be changed from time to time pursuant to terms hereof. The aggregate amount of the Revolving Credit Commitment as of the Original Closing Date is $2,000,000,000.

“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Revolving Credit Commitment at such time by (b) the amount of the Total Revolving Credit Commitment at such time, provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s Revolving Credit Exposure at such time by (b) the Revolving Credit Exposure of all Lenders at such time.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate Dollar Equivalent amount of the principal amount of Revolving Credit Loans of such Lender then outstanding, (b) such Lender’s Letter of Credit Exposure at such time and (c) such Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of all outstanding Swingline Loans at such time.

“Revolving Credit Facility” shall mean the Credit Facility consisting of the Revolving Credit Commitments and the extensions of credit thereunder.

“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loans” shall have the meaning provided in Section 2.1(b).

“Revolving Credit Maturity Date” shall mean September 24, 2013, or, if such date is not a Business Day, the next preceding Business Day.

“Revolving Credit Termination Date” shall mean the date on which the Revolving Credit Commitments shall have terminated, no Revolving Credit Loans shall be outstanding and the Letters of Credit Outstanding shall have been reduced to zero or Cash Collateralized.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Scheduled Dispositions” shall have the meaning provided in Section 10.4(k).

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Borrower or any of its Subsidiaries and any Cash Management Bank.

“Secured Hedge Agreement” shall mean any Hedge Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank; provided that in the case of a Hedge Bank that is considered a Hedge Bank solely as a result of the operation of clause (b) of the definition thereof, the only Hedge Agreements with such Hedge Bank that shall be considered Secured Hedge Agreements are those set forth on Schedule 1.1(i) to the Original Credit Agreement except as such Hedge Bank may otherwise be considered a Hedge Bank after the Original Closing Date in accordance with clause (a) of the definition thereof.

“Secured Parties” shall mean the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and each Lender, in each case with respect to the Credit Facilities, each Existing Secured Letter of Credit Issuer that is an issuer of any Existing Secured Letter of Credit, each Hedge Bank that is party to any Secured Hedge Agreement with the Borrower or any Domestic Subsidiary, each Cash Management Bank that is party to a Secured Cash Management Agreement with the Borrower or any Domestic Subsidiary and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Facilities or the Collateral Agent with respect to matters relating to any Security Document.

“Securitization” shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns of securities or notes which represent an interest in, or which are collateralized, in whole or in part, by the Loans and the Lender’s rights under the Credit Documents.

“Security Agreement” shall mean the Security Agreement entered into by the Borrower, the other grantors party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F to the Original Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Documents” shall mean, collectively, (a) the Guarantee, (b) the Pledge Agreement, (c) the Security Agreement, (d) the Mortgages and (e) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11, 9.12 or 9.14 or pursuant to any other such Security Documents to secure all of the Obligations.

“Senior Interim Loan Agreement” shall have the meaning provided in the recitals to this Agreement.

“Senior Interim Loans” shall have the meaning provided in the recitals to this Agreement and shall include term loans outstanding under the Senior Interim Loan Agreement after conversion thereof.

“Senior Interim PIK Loans” shall have the meaning provided in the recitals to this Agreement and shall include term loans outstanding under the Senior Interim Loan Agreement after conversion thereof.

“Senior Notes” shall mean (a) senior notes and/or senior PIK notes (the “PIK Notes”) with a stated maturity no earlier than seven and one-half years after the Original Closing Date to be issued in connection with the refinancing or exchange of the Senior Interim Loans in sales pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended, under the Senior Notes Indenture or Senior Interim Loan Agreement, as applicable, in each case together with interest, fees and all other amounts payable in connection therewith, generating aggregate gross proceeds of up to $6,500,000,000 plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing (less the amount of any Senior Interim Loans and Senior Interim PIK Loans that remain outstanding after the issuance of the Senior Notes), and (b) any modification, replacement, refinancing, refunding, renewal or extension thereof that constitutes Permitted Additional Debt.

“Senior Notes Indenture” shall mean the Indenture to be entered into in connection with the refinancing or exchange of the Senior Interim Loans, among the Borrower, the guarantors party thereto and a trustee, pursuant to which the Senior Notes shall be issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance therewith.

“Senior Secured Leverage Test” shall mean, as of any date of determination, with respect to the last day of the most recently ended Test Period, the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio shall be no greater than 5.5 to 1.0.

“Senior Subordinated Interim Loan Agreement” shall have the meaning provided in the recitals to this Agreement.

“Senior Subordinated Interim Loans” shall have the meaning provided in the recitals to this Agreement and shall include term loans outstanding under the Senior Subordinated Interim Loan Agreement after conversion thereof.

“Senior Subordinated Notes” shall mean (a) senior subordinated notes with a stated maturity no earlier than seven and one-half years after the Original Closing Date to be issued in connection with the refinancing or exchange of the Senior Subordinated Interim Loans in a sale pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended, under the Senior Subordinated Notes Indenture or Senior Subordinated Interim Loan Agreement, as applicable, together with interest, fees and all other amounts payable in connection therewith, generating aggregate gross proceeds of up to $2,500,000,000 plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing (less the amount of any Senior Subordinated Interim Loans that remain outstanding after the issuance of the Senior Subordinated Notes), and (b) any modification, replacement, refinancing, refunding, renewal or extension thereof that constitutes Permitted Additional Debt.

“Senior Subordinated Notes Indenture” shall mean the Indenture to be entered into in connection with the refinancing or exchange of the Senior Subordinated Interim Loans, among the Borrower, the guarantors party thereto and a trustee, pursuant to which the Senior Subordinated Notes shall be issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance therewith.

“Series” shall have the meaning provided in Section 2.14(a).

“Settlement” shall mean the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

“Settlement Asset” shall mean any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

“Settlement Indebtedness” shall mean any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Lien” shall mean any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

“Settlement Payment” shall mean the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” shall mean any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Solvent” shall mean, with respect to any Person, that as of the Original Closing Date, (a) (i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Original Closing Date; and (iii) such Person has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Subsidiary” shall mean, at any date of determination (a) any Material Subsidiary or (b) any Unrestricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 10% of the Consolidated Total Assets of the Borrower and the Subsidiaries at such date, or (ii) whose revenues during such Test Period were equal to or greater than 10% of the consolidated revenues of the Borrower and the Subsidiaries for such period, in each case determined in accordance with GAAP, and (c) each other Unrestricted Subsidiary that is the subject of an Event of Default under Section 11.5 and that, when such Subsidiary’s total assets or revenues are aggregated with the total assets or revenues, as applicable, of each other Subsidiary that is the subject of an Event of Default under Section 11.5 would constitute a Specified Subsidiary under clause (b) above.

“Specified Transaction” shall mean, with respect to any period, any Investment, any Disposition of assets, incurrence or repayment of Indebtedness, Dividend, Subsidiary designation, New Term Loan, New Revolving Credit Commitment or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Sponsor” shall mean any of KKR and its Affiliates but excluding portfolio companies of any of the foregoing.

“Spot Rate” for a currency shall mean the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if it does not have as of the date of determination a spot buying rate for any such currency.

“SPV” shall have the meaning provided in Section 13.6(g).

“Stated Amount” of any Letter of Credit shall mean the Dollar Equivalent of the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met; provided, however, that with respect to any Letter of Credit that by its terms or the terms of any Issuer Document provides for one or more automatic increases in the stated amount thereof, the Stated Amount shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Status” shall mean, as to the Borrower as of any date, the existence of Level I Status, Level II Status or Level III Status, as the case may be, on such date. Changes in Status resulting from changes in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective as of the first day following each date that (a) Section 9.1 Financials for the first full fiscal quarter ended after the Original Closing Date are delivered to the Administrative Agent under Section 9.1 and (b) an officer’s certificate is delivered by the Borrower to the Administrative Agent setting forth, with respect to such Section 9.1 Financials, the then-applicable Status, and shall remain in effect until the next change to be effected pursuant to this definition, provided that each determination of the Consolidated Total Debt to Consolidated EBITDA Ratio pursuant to this definition shall be made as of the end of the Test Period ending at the end of the fiscal period covered by the relevant Section 9.1 Financials.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” shall mean Indebtedness of the Borrower or any Guarantor that is by its terms subordinated in right of payment to the obligations of the Borrower and such Guarantor, as applicable, under this Agreement.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Swingline Commitment” shall mean $250,000,000.

“Swingline Lender” shall mean Credit Suisse, in its capacity as lender of Swingline Loans hereunder, or any replacement or successor thereto.

“Swingline Loans” shall have the meaning provided in Section 2.1(c).

“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Revolving Credit Maturity Date.

“Syndication Agent” shall mean Citibank, N.A., together with its Affiliates, as syndication agent for the Lenders under this Agreement and the other Credit Documents.

“TARGET Day” shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s Initial Term Loan Commitment, Delayed Draw Term Loan Commitment, Euro Tranche Term Loan Commitment and, if applicable, New Term Loan Commitment with respect to any Series.

“Term Loans” shall mean the Initial Term Loans, the Delayed Draw Term Loans, the Euro Tranche Term Loans and any New Term Loans, collectively.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended.

“Total Credit Exposure” shall mean, at any date, the sum, without duplication, of (a) the Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment shall have terminated on such date, the aggregate Revolving Credit Exposure of all Lenders at such date), (b) the Total Term Loan Commitment at such date and (c) without duplication of clause (b), the Dollar Equivalent of the aggregate outstanding principal amount of all Term Loans at such date.

“Total Delayed Draw Term Loan Commitment” shall mean the sum of the Delayed Draw Term Loan Commitments of all Lenders.

“Total Euro Tranche B-1 Term Loan Commitment” shall mean the sum of the Euro Tranche Term Loan Commitments of all Lenders.

“Total Euro Tranche B-2 Term Loan Commitment” shall mean the sum of the Euro Tranche Term Loan Commitments of all Lenders.

“Total Initial Term Loan Commitment” shall mean the sum of the Initial Term Loan Commitments of all Lenders.

“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of all the Lenders.

“Total Term Loan Commitment” shall mean the sum of the Initial Term Loan Commitments, the Delayed Draw Term Loan Commitments, the Euro Tranche Term Loan Commitments and the New Term Loan Commitments, if applicable, of all the Lenders.

“Tranche B-1 Term Loan Commitment” shall mean the sum of the Initial Tranche B-1 Term Loan Commitments and the Euro Tranche B-1 Term Loan Commitments of all the Lenders.

“Tranche B-1 Term Loan Lender” shall mean a Lender with a Tranche B-1 Term Loan Commitment or an outstanding Tranche B-1 Term Loan.

“Tranche B-1 Term Loans” shall mean any Initial Tranche B-1 Term Loan or Euro Tranche B-1 Term Loan.

“Tranche B-2 Term Loan Commitment” shall mean the sum of the Initial Tranche B-2 Term Loan Commitments and the Euro Tranche B-2 Term Loan Commitments of all the Lenders.

“Tranche B-2 Term Loan Lender” shall mean a Lender with a Tranche B-2 Term Loan Commitment or an outstanding Tranche B-2 Term Loan.

“Tranche B-2 Term Loans” shall mean any Initial Tranche B-2 Term Loan or Euro Tranche B-2 Term Loan.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the transactions contemplated by this Agreement, the Senior Interim Loan Agreement, the Senior Subordinated Interim Loan Agreement, the Merger and the Equity Investments and any repayment, repurchase, prepayment or defeasance of Indebtedness of the Borrower or any of its Subsidiaries in connection therewith.

“Transferee” shall have the meaning provided in Section 13.6(e).

“Treasury Rate” shall mean at any date, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the date which is 3.25 years following the Original Closing Date; provided, however, that if the period from such date to the date which is 3.25 years following the Original Closing Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trigger Date” shall mean the day following the date on which Section 9.1 Financials are delivered to the Administrative Agent for the fiscal year ending on December 31, 2007.

“Type” shall mean (a) as to any Term Loan, its nature as an ABR Loan or a LIBOR Term Loan and (b) as to any Revolving Credit Loan, its nature as an ABR Loan or a LIBOR Revolving Credit Loan.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the Original Closing Date, exceeds the fair market value of the assets allocable thereto.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Original Closing Date, provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary subsequently designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent; provided that in the case of (a) and (b), (x) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary), on the date of such designation in an amount equal to the sum of (i) the Borrower’s direct or indirect equity ownership percentage of the net worth of such designated Restricted Subsidiary immediately prior to such designation (such net worth to be calculated without regard to any guarantee provided by such designated Restricted Subsidiary) and (ii) without duplication, the aggregate principal amount of any Indebtedness owed by such designated Restricted Subsidiary to the Borrower or any other Restricted Subsidiary immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP and (y) no Default or Event of Default would result from such designation after giving Pro Forma Effect thereto and the Borrower shall be in compliance with the covenant set forth in Section 10.10 determined on a Pro Forma Basis both before and after giving effect to such designation and (c) each Subsidiary of an Unrestricted Subsidiary. The

Borrower may, by written notice to the Administrative Agent, redesignate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if no Default or Event of Default would result from such re-designation. On or promptly after the date of its formation, acquisition, designation or re-designation, as applicable, each Unrestricted Subsidiary (other than an Unrestricted Subsidiary that is a Foreign Subsidiary) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Administrative Agent, provide for an appropriate allocation of tax liabilities and benefits.

“U.S.” and “United States” shall mean the United States of America.

“U.S. Lender” shall have the meaning provided in Section 5.4(j).

“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors of such Person under ordinary circumstances.

1.2. Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof’ and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

1.3. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Debt to Consolidated EBITDA Ratio, the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio and the Senior Secured Leverage Test shall each be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

1.4. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document; and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

1.6. Exchange Rates. For purposes of determining compliance under Sections 10.4, 10.5 and 10.6 with respect to any amount in a currency other than Dollars (other than with respect to (a) any amount derived from the financial statements of Holdings, the Borrower or its Subsidiaries or (b) any Indebtedness denominated in a currency other than Dollars), such amount shall be deemed to equal the Dollar Equivalent thereof based on the average Spot Rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the related period. For purposes of determining compliance with Sections 10.1, 10.2 and 10.5, with respect to any amount of Indebtedness denominated in a currency other than Dollars, compliance will be determined at the time of incurrence or advancing thereof using the Dollar Equivalent thereof at the Spot Rate in effect at the time of such incurrence or advancement.

SECTION 2. Amount and Terms of Credit

2.1. Commitments.

(a) Subject to and upon the terms and conditions herein set forth,

(i) each Lender having an Initial Tranche B-1 Term Loan Commitment made a loan or loans (each an “Initial Tranche B-1 Term Loan”) on the Original Closing Date to the Borrower in Dollars, which Initial Tranche B-1 Term Loans did not exceed for any such Lender the Initial Tranche B-1 Term Loan Commitment of such Lender and in the aggregate equaled (after giving effect to this amendment and restatement) $4,438,222,222.22;

(ii) each Lender having an Initial Tranche B-2 Term Loan Commitment made a loan or loans (each an “Initial Tranche B-2 Term Loan”) on the Original Closing Date to the Borrower in Dollars, which Initial Tranche B-2 Term Loans did not exceed for any such Lender the Initial Tranche B-2 Term Loan Commitment of such Lender and in the aggregate equaled (after giving effect to this amendment and restatement) $4,336,777,777.78;

(iii) each Lender having an Initial Tranche B-3 Term Loan Commitment made a loan or loans (each an “Initial Tranche B-3 Term Loan”) on the Original Closing Date to the Borrower in Dollars, which Initial Tranche B-3 Term Loans did not exceed for any such Lender the Initial Tranche B-3 Term Loan Commitment of such Lender and in the aggregate equaled $3,000,000,000;

(iv) each Lender having a Delayed Draw Term Loan Commitment severally agrees to make a loan or loans (each a “Delayed Draw Term Loan”) at any time and from time to time prior to the Delayed Draw Term Loan Commitment Termination Date to Borrower in Dollars, which Delayed Draw Term Loans shall not exceed for any such Lender the Delayed Draw Term Loan Commitment of such Lender and in the aggregate did not exceed $225,000,000; and

(v) each Lender having an Euro Tranche Term Loan Commitment made a loan or loans (each a “Euro Tranche Term Loan”) on the Original Closing Date to the Borrower in Euro, which Euro Tranche Term Loan did not exceed for any such Lender the Euro Tranche Term Loan Commitment of such Lender and in the aggregate did not exceed €709,219,858.16.

On the Amendment Effective Date and effective as of the Original Closing Date:

(i) the Borrower and the Lenders shall effect a reallocation of Initial Tranche B-1 Term Loan Commitments and Initial Tranche B-2 Term Loan Commitments such that

(a) the Initial Tranche B-1 Term Loan Commitments shall be amended to be the respective amounts set forth opposite each Lender’s name on Schedule 1.1(c) hereto; and

(b) the Initial Tranche B-2 Term Loan Commitments shall be amended to be the respective amounts set forth opposite each Lender’s name on Schedule 1.1(c) hereto; and

(ii) the Euro Tranche Term Loan Commitments shall be amended to be subdivided into Euro Tranche B-1 Term Loan Commitments (which loans thereunder are herein referred to as the “Euro Tranche B-1 Term Loans”) and Euro Tranche B-2 Term Loan Commitments (which loans thereunder are herein referred to as the “Euro Tranche B-2 Term Loans”), in each case, in the respective amounts set forth opposite each Lender’s name on Schedule 1.1(c) hereto.

Such Term Loans (i) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans (except in the case of Euro Tranche Term Loans) or LIBOR Term Loans, provided that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, (iii) shall not exceed for any such Lender the Initial Term Loan Commitment, Delayed Draw Term Loan Commitment or Euro Tranche Term Loan Commitment, as applicable, of such Lender, and (iv) shall not exceed in the aggregate the Total Initial Term Loan Commitments, Total Delayed Draw Term Loan Commitments or Total Euro Tranche Term Loan Commitments, as applicable. On the Initial Term Loan Maturity Date, all then unpaid Initial Term Loans shall be repaid in full in Dollars. On the Delayed Draw Term Loan Maturity Date, all then unpaid Delayed Draw Term Loans shall be repaid in full in Dollars. On the Euro Tranche Term Loan Maturity Date, all then unpaid Euro Tranche Term Loans shall be repaid in full in Euro.

(b) (i) Subject to and upon the terms and conditions herein set forth, each Lender having a Revolving Credit Commitment severally agrees to make a loan or loans denominated in Dollars or any Alternative Currency (each a “Revolving Credit Loan” and, collectively, the “Revolving Credit Loans”) to the Borrower, which Revolving Credit Loans (A) shall be made at any time and from time to time on and after the Original Closing Date and prior to the Revolving Credit Maturity Date, (B) may, at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans (in the case of Revolving Credit Loans denominated in Dollars only) or LIBOR Revolving Credit Loans, provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure at such time exceeding such Lender’s Revolving Credit Commitment at such time, (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect and (F) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the Aggregate Multicurrency Exposure at such time exceeding the Multicurrency Sublimit then in effect.

(ii) Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply). On the Revolving Credit Maturity Date, all Revolving Credit Loans shall be repaid in full.

(c) Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Original Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a “Swingline Loan” and, collectively the “Swingline Loans”) to the Borrower in Dollars, which Swingline Loans (i) shall be ABR Loans, (ii) shall have the benefit of the provisions of Section 2.1(d), (iii) shall not exceed at any time outstanding the Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect and (v) may be repaid and reborrowed in accordance with the provisions hereof. On the Swingline Maturity Date, all Swingline Loans shall be repaid in full. Any Additional Swingline Lender may, in its individual capacity and in its sole discretion, agree, at any time and from time to time on and after the Original Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each an “Additional Swingline Loan” and, collectively, the “Additional Swingline Loans”) to the Borrower in Dollars, which Additional Swingline Loans (i) shall bear interest at rates, and have interest periods and maturities (not to be later than the Revolving Credit Maturity Date), mutually agreed by the Borrower and the applicable Additional Swingline Lender, (ii) shall not have the benefit of the provisions of Section 2.1(d), (iii) shall not exceed at any time outstanding the Additional Swingline Maximum Amount, (iv) shall have notice, borrowing, conversion and repayment provisions as mutually agreed by the Borrower, the applicable Additional Swingline Lender and the Administrative Agent, acting reasonably, (v) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect, and (vi) shall constitute a Revolving Credit Loan for purposes of Section 5.2 and Section 13.1 and shall constitute a Loan for all other purposes hereunder. Neither the Swingline Lender nor any Additional Swingline Lender shall make any Swingline Loan after receiving a written notice from the Borrower, Administrative Agent or the Required Revolving Credit Lenders stating that a Default or Event of Default exists and is continuing until such time as the Swingline Lender or such Additional Swingline Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1

(d) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to each Revolving Credit Lender that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans denominated in Dollars, in which case Revolving Credit Loans denominated in Dollars constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by each Revolving Credit Lender pro rata based on each Lender’s Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Revolving Credit Lender hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Revolving Credit Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Revolving Credit Lender hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages, provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such Lender purchasing same from and after such date of purchase.

2.2. Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Term Loans or Revolving Credit Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 (or the Dollar Equivalent thereof) in excess thereof and Swingline Loans shall be in a minimum amount of $500,000 and in a multiple of $100,000 in excess thereof (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(d) and Revolving Credit Loans to reimburse the Letter of Credit Issuer with respect to any Unpaid Drawing shall be made in the amounts required by Section 3.3 or Section 3.4, as applicable). More than one Borrowing may be incurred on any date, provided that at no time shall there be outstanding more than 30 Borrowings of LIBOR Loans under this Agreement.

2.3. Notice of Borrowing.

(a) The Borrower gave the Administrative Agent at the Administrative Agent’s Office (i) prior to 9:00 a.m. (New York City time) at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) in the case of a Borrowing of Initial Term Loans made on the Original Closing Date initially as LIBOR Loans, (ii) prior to 9:00 a.m. (New York City time) at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Original Euro Tranche Term Loans made on the Original Closing Date and (iii) prior to 10:00 a.m. (New York City time) written notice (or telephonic notice promptly confirmed in writing) on the date of the Borrowing of Initial Term Loans if such Initial Term

Loans are to be ABR Loans. Such notice (together with each notice of a Borrowing of Delayed Draw Term Loans pursuant to Section 2.3(b), each notice of a Borrowing of Revolving Credit Loans pursuant to Section 2.3(c) and each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(d), a “Notice of Borrowing”) shall specify (i) the identity of the Borrower, (ii) the aggregate principal amount of the Term Loans to be made under each Term Loan Facility, (iii) the date of the Borrowing (which shall be the Original Closing Date) and (iv) whether the Term Loans shall consist of ABR Term Loans (in the case of Loans denominated in Dollars) and/or LIBOR Term Loans and, if the Term Loans are to include LIBOR Term Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Term Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(b) Whenever the Borrower desires to incur Delayed Draw Term Loans, it shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 1:00 p.m. (New York City Time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of LIBOR Delayed Draw Term Loans denominated in Dollars (or prior to 9:00 a.m. (New York City time)) and (ii) prior to 10:00 a.m. (New York City time) on the date of such Borrowing prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Delayed Draw Term Loans that are ABR Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall specify (i) the aggregate principal amount of the Delayed Draw Term Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of ABR Loans or LIBOR Term Loans and, if LIBOR Term Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Delayed Draw Term Loan Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Delayed Draw Term Loans, of such Lender’s Delayed Draw Term Loan Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.

(c) Whenever the Borrower desires to incur Revolving Credit Loans (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings), it shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 1:00 p.m. (New York City Time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of LIBOR Revolving Credit Loans denominated in Dollars (or prior to 9:00 a.m. (New York City time) two Business Days’ prior written notice in the case of a Borrowing of Revolving Credit Loans to be made on the Original Closing Date initially as LIBOR Loans denominated in Dollars), (ii) prior to 1:00 p.m. (New York City Time) at least four Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Revolving Credit Loans denominated in Alternative Currencies and (iii) prior to 10:00 a.m. (New York City time) on the date of such Borrowing prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Revolving Credit Loans that are ABR Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall specify (i) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of ABR Loans (in the case of Revolving Credit Loans denominated in Dollars) or LIBOR Revolving Credit Loans and, if LIBOR Revolving Credit Loans, (A) the Interest Period to be initially applicable thereto and (B) whether such LIBOR Revolving Credit Loans are to be made in Dollars or an Alternative Currency. The Administrative Agent shall promptly give each Revolving Credit Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Credit Loans, of such Lender’s Revolving Credit Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.

(d) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) with a copy to the Administrative Agent of each Borrowing of Swingline Loans prior to 2:30 p.m. (New York City time) on the date of such Borrowing. Each such notice shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day).

(e) Mandatory Borrowings shall be made upon the notice specified in Section 2.1(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

(f) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

(g) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

2.4. Disbursement of Funds.

(a) No later than 2:00 p.m. (New York City time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender made available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that on the Original Closing Date, such funds were made available at such earlier time as may be agreed among the Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions; provided further that all Swingline Loans shall be made available to the Borrower in the full amount thereof by the Swingline Lender no later than 4:00 p.m. (New York City time) on the date requested.

(b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing for its applicable Commitments, and in immediately available funds to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent the aggregate of the amounts so made available in the applicable currency. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in the applicable currency. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to, fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5. Repayment of Loans; Evidence of Debt.

(a) The Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders, (i) on the Initial Term Loan Maturity Date, the then-outstanding Initial Term Loans, in Dollars, and (ii) on the Delayed Draw Term Loan Maturity Date, the then-outstanding Delayed Draw Term Loans, in Dollars. The Borrower shall repay to the Administrative Agent, for the benefit of the Euro Tranche Term Lenders, on the Euro Tranche Term Loan Maturity Date, the then-outstanding Euro Tranche Term Loans, in Euro. The Borrower shall repay to the Administrative Agent for the benefit of the Revolving Credit Lenders, on the Revolving Credit Maturity Date, the then outstanding Revolving Credit Loans made to the Borrower in currency in which such Revolving Credit Loans are denominated. The Borrower shall repay to the Swingline Lender, in Dollars, on the Swingline Maturity Date, the then-outstanding Swingline Loans.

(b) (i) The Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Initial Term Loan Lenders, on each date set forth below (or, if not a Business Day, the immediately preceding Business Day) (each, an “Initial Term Loan Repayment Date”), a principal amount in respect of the Initial Term Loans equal to (x) the outstanding principal amount of each Class of Initial Term Loans on the Amended Effective Date multiplied by (y) the percentage set forth below opposite such Initial term Loan Repayment Date (each, an “Initial Term Loan Repayment Amount”); (ii) the Borrower shall pay to the Administrative Agent, in Euro, for the benefit of the Euro Tranche Term Loan Lenders, on each date set forth below (or, if not a Business Day, the immediately preceding Business Day) (each, a “Euro Tranche Repayment Date”), the principal amount of the Euro Tranche Term Loans of each Class equal to (x) the outstanding principal amount of Euro Tranche Term Loans on the Amended Effective Date multiplied by (y) the percentage set forth below opposite such Euro Tranche Repayment Date (each, a “Euro Tranche Repayment Amount”) and (iii) the Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Delayed Draw Term Loan Lenders, on each date set forth below on and after the First Delayed Draw Repayment Date (each, a “Delayed Draw Repayment Date”), a principal amount in respect of the Delayed Draw Term Loans equal to (x) the sum of (I) the outstanding principal amount of Delayed Draw Term Loans immediately before the First Delayed Draw Repayment Date and (II) the aggregate principal amount of Delayed Draw Term Loans funded from and after the First Delayed Draw Repayment Date and prior to such applicable Delayed Draw Repayment Date by (y) the percentage set forth below opposite such Delayed Draw Repayment Date (each, a “Delayed Draw Repayment Amount”):

Date	Initial Term Loan, Euro Tranche Repayment Amount and Delayed Draw Repayment Amount
December 31, 2007	0.25%
March 31, 2008	0.25%
June 30, 2008	0.25%
September 30, 2008	0.25%
December 31, 2008	0.25%

Date	Initial Term Loan, Euro Tranche Repayment Amount and Delayed Draw Repayment Amount
March 31, 2009	0.25%
June 30, 2009	0.25%
September 30, 2009	0.25%
December 31, 2009	0.25%
March 31, 2010	0.25%
June 30, 2010	0.25%
September 30, 2010	0.25%
December 31, 2010	0.25%
March 31, 2011	0.25%
June 30, 2011	0.25%
September 30, 2011	0.25%
December 31, 2011	0.25%
March 31, 2012	0.25%
June 30, 2012	0.25%
September 30, 2012	0.25%
December 31, 2012	0.25%
March 31, 2013	0.25%
June 30, 2013	0.25%
September 30, 2013	0.25%
December 31, 2013	0.25%
March 31, 2014	0.25%
June 30, 2014	0.25%
Initial Term Loan Maturity Date, Euro Tranche Term Loan Maturity Date and Delayed Draw Term Loan Maturity Date	Remaining outstanding amounts

(c) In the event that any New Term Loans are made, such New Term Loans shall, subject to Section 2.14(d), be repaid by the Borrower in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates (each a “New Term Loan Repayment Date”) set forth in the applicable Joinder Agreement.

(d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(e) The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is an Initial Term Loan, Delayed Draw Term Loan, Euro Tranche Term Loan, Revolving Credit Loan or Swingline Loan, as applicable, the Type of each Loan made, the currency in which made and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(f) The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender, the Administrative Agent or the Swingline Lender to maintain such account, such Register or subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.6. Conversions and Continuations.

(a) Subject to the penultimate sentence of this clause (a), (x) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least $5,000,000 (or the Dollar Equivalent thereof) of the outstanding principal amount of Term Loans or Revolving Credit Loans denominated in Dollars of one Type into a Borrowing or Borrowings of another Type and (y) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period, provided that (i) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if a Default or Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2 and (v) Euro Tranche Term Loans and Revolving Credit Loans denominated in any Alternative Currency may not be converted to ABR Loans. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (i) three Business Days’ notice, in the case of a continuation of or conversion to LIBOR Loans (other than in the case of a notice delivered on the Original Closing Date pursuant to clause (d), which shall be deemed to be effective on the Original Closing Date) or (ii) one Business Day’s notice in the case of a conversion into ABR Loans prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b) If any Default or Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans denominated in Dollars and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans (other than Borrowings of LIBOR Loans denominated in Alternative Currencies), the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a), the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period. Notwithstanding the foregoing, with respect to the Borrowings of LIBOR Loans denominated in Alternative Currencies, in connection with the occurrence of any of the events described in the preceding two sentences, at the expiration of the then current Interest Period each such Borrowing shall be automatically continued as a Borrowing of LIBOR Loans with an Interest Period of one month.

(c) No Loan may be converted into or continued as a Loan denominated in a different currency.

(d) Notwithstanding anything to the contrary herein, the Borrower may deliver a Notice of Conversion or Continuation pursuant to which the Borrower elects to irrevocably continue the outstanding principal amount of any Initial Term Loans subject to an interest rate Hedge Agreement as LIBOR Loans for each Interest Period until the expiration of the term of such applicable Hedge Agreement.

2.7. Pro Rata Borrowings. Each Borrowing of (i) Initial Term Loans, (ii) Delayed Draw Term Loans and (iii) Euro Tranche Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Initial Term Loan Commitments, Delayed Draw Term Loan Commitments and Euro Tranche Term Loan Commitments, respectively. Each Borrowing of Revolving Credit Loans under this Agreement shall be made by the Revolving Credit Lenders pro rata on the basis of their then-applicable Revolving Credit Commitment Percentages. Each Borrowing of New Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable New Term Loan Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

2.8. Interest.

(a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR, in each case, in effect from time to time.

(b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable LIBOR Margin plus the relevant LIBOR Rate.

(c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”) (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) plus 2% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in the same currency in which the Loan is denominated; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December (provided that the first such payment shall be on December 31, 2007), (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan, (A) on any prepayment in respect of LIBOR Loans, (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.

(e) All computations of interest hereunder shall be made in accordance with Section 5.5.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

2.9. Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one, two, three or six or (if available to all the Lenders making such LIBOR Loans as determined by such Lenders in good faith based on prevailing market conditions) a nine or twelve month period.

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(d) the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the Maturity Date of such Loan; and

(e) interest periods for Additional Swingline Loans shall be as determined by the Borrower and the applicable Additional Swingline Lender pursuant to Section 2.1(c).

2.10. Increased Costs, Illegality, Etc.

(a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the LIBOR Rate for any Interest Period that (x) deposits in the principal amounts and currencies of the Loans comprising such LIBOR Borrowing are not generally available in the relevant market or (y) by reason of any changes arising on or after the Original Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans (other than any increase or reduction attributable to Taxes, described in paragraph (d) of this Section 2.10) because of (x) any change since the Original Closing Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank LIBOR market or the position of such Lender in such market; or

(iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Original Closing Date that materially and adversely affects the interbank LIBOR market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Term Loans and LIBOR Revolving Credit Loans (other than the Euro Tranche Term Loans, which shall automatically continue as LIBOR Loans with Interest Periods of one month duration) shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Term Loans or LIBOR Revolving Credit Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of subclause (iii) above, the Borrower shall take one of the actions specified in subclause (x) or (y), as applicable, of Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that (A) any LIBOR Loan denominated in Dollars is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b), or (B) any LIBOR Loan denominated in an Alternative Currency is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) prepay each such LIBOR Loan or (y) keep such LIBOR Loan outstanding, in which case the LIBOR Rate with respect to such Loan shall be deemed to be the rate reasonably determined by such Lender as the all-in cost of funds to fund such Loan with maturities comparable to the Interest Period applicable thereto.

(c) If, after the Original Closing Date, any Change in Law relating to capital adequacy of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy occurring after the Original Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s or its Affiliate’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any law, rule or regulation as in effect on the Original Closing Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

(d) It is understood that this Section 2.10 shall not apply to (i) Taxes indemnifiable under Section 5.4, (ii) net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on any Agent or Lender or (iii) Taxes described under clauses (b) and (c) of the definition of Excluded Taxes.

2.11. Compensation. If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of LIBOR Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.

2.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

2.13. Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 120 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 121st day prior to the giving of such notice to the Borrower.

2.14. Incremental Facilities.

(a) The Borrower may by written notice to Administrative Agent elect to request the establishment of one or more (x) additional tranches of term loans (the commitments thereto, the “New Term Loan Commitments”) and/or (y) increases in Revolving Credit Commitments (the “New Revolving Credit Commitments” and, together with the New Term Loan Commitments, the “New Loan Commitments”), by an aggregate amount not in excess of the Maximum Incremental Facilities Amount in the aggregate and not less than $100,000,000 individually (or such lesser amount as (x) may be approved by the Administrative Agent or (y) shall constitute the difference between the Maximum Incremental Facilities Amount and all such New Loan Commitments obtained on or prior to such date). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Loan Commitments shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent. The Borrower may approach any Lender or any Person (other than a natural person) to provide all or a portion of the New Loan Commitments; provided that any Lender offered or approached to provide all or a portion of the New Loan Commitments may elect or decline, in its sole discretion, to provide a New Loan Commitment. In each case, such New Loan Commitments shall become effective as of the applicable Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments, as applicable; (ii) both before and after giving effect to the making of any Series of New Term Loans or New Revolving Loans, each of the conditions set forth in Section 7 shall be satisfied; (iii) the New Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(d); (iv) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Loan Commitments, as applicable; and (v) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date shall be designated, a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

(b) On any Increased Amount Date on which New Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Revolving Credit Commitments shall assign to each Lender with a New Revolving Credit Commitment (each, a “New Revolving Loan Lender”) and each of the New Revolving Loan Lenders shall purchase from each of the Lenders with Revolving Credit Commitments, at the principal amount thereof and in the applicable currency(ies), such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Credit Loans will be held by existing Revolving Credit Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such New Revolving Credit Commitments to the Revolving Credit Commitments, (b) each New Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Credit Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Credit Commitment and all matters relating thereto.

(c) On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a New Term Loan Commitment (each, a “New Term Loan Lender”) of any Series shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

(d) The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the applicable Joinder Agreement, identical to one or more Classes of the existing Initial Term Loans; provided that (i) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the Initial Term Loan Maturity Date and mandatory prepayment and other payment rights (other than scheduled amortization) of the New Term Loans and the existing Initial Term Loans shall be identical, (ii) the rate of interest and the amortization schedule applicable to the New Term Loans of each Series shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided that the weighted average life to maturity of all New Term Loans shall be no shorter than the weighted average life to maturity of the Initial Term Loans and (iii) all other terms applicable to the New Term Loans of each Series that differ from the existing Initial Term Loans shall be reasonably acceptable to the Administrative Agent (as evidenced by its execution of the applicable Joinder Agreement). The terms and provisions of the New Revolving Loans and New Revolving Credit Commitments shall be identical to the Revolving Credit Loans and the Revolving Credit Commitments.

(e) Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.14.

SECTION 3. Letters of Credit

3.1. Letters of Credit.

(a) Subject to and upon the terms and conditions herein set forth, at any time and from time to time after the Original Closing Date and prior to the L/C Maturity Date, the Letter of Credit Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 3, to issue from time to time from the Original Closing Date through the L/C Maturity Date upon the request of, and for the direct or indirect benefit of, the Borrower and the Restricted Subsidiaries, a letter of credit or letters of credit (the “Letters of Credit” and each, a “Letter of Credit”) in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion; provided that the Borrower shall be a co-applicant, and jointly and severally liable with respect to, each Letter of Credit issued for the account of a Restricted Subsidiary.

(b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect; (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Lenders’ Revolving Credit Exposures at the time of the issuance thereof to exceed the Total Revolving Credit Commitment then in effect; (iii) no Letter of Credit in an Alternative Currency shall be issued the Stated Amount of which would cause the Aggregate Multicurrency Exposures at the time of the issuance thereof to exceed the Multicurrency Sublimit then in effect; (iv) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer, provided that in no event shall such expiration date occur later than the L/C Maturity Date; (v) each Letter of Credit shall be denominated in Dollars or an Alternative Currency; (vi) no Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor; and (vii) no Letter of Credit shall be issued by a Letter of Credit Issuer after it has received a written notice from any Credit Party or the Administrative Agent or the Required Revolving Credit Lenders stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

(c) Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the Letter of Credit Issuer (which the Administrative Agent shall promptly notify the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part, provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment.

(d) [Reserved].

(e) The Letter of Credit Issuer shall not be under any obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Original Closing Date, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Original Closing Date and which the Letter of Credit Issuer in good faith deems material to it;

(ii) the issuance of such Letter of Credit would violate one or more policies of the Letter of Credit Issuer applicable to letters of credit generally;

(iii) except as otherwise agreed by the Administrative Agent and the Letter of Credit Issuer, such Letter of Credit is in an initial Stated Amount less than $100,000 or the Dollar Equivalent thereof, in the case of a commercial Letter of Credit, or $10,000 or the Dollar Equivalent thereof, in the case of a standby Letter of Credit;

(iv) such Letter of Credit is denominated in a currency other than Dollars or an Alternative Currency;

(v) the Letter of Credit Issuer does not as of the issuance date of such requested Letter of Credit issue letters of credit in the requested currency;

(vi) such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(vii) a default of any Revolving Credit Lender’s obligations to fund under Section 3.3 exists or any Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless, in each case, the Letter of Credit Issuer has entered into satisfactory arrangements with the Borrower or such Revolving Credit Lender to eliminate the Letter of Credit Issuer’s risk with respect to such Revolving Credit Lender.

(f) The Letter of Credit Issuer shall not amend any Letter of Credit if the Letter of Credit Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(g) The Letter of Credit Issuer shall be under no obligation to amend any Letter of Credit if (A) the Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(h) The Letter of Credit Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith and the Letter of Credit Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 13 with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 13 included the Letter of Credit Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Letter of Credit Issuer.

3.2. Letter of Credit Requests.

(a) Whenever the Borrower desires that a Letter of Credit be issued for its account or amended, it shall give the Administrative Agent and the Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. (New York City time) at least two (or such lesser number as may be agreed upon by the Administrative Agent and the Letter of Credit Issuer) Business Days prior to the proposed date of issuance or amendment. Each notice shall be executed by the Borrower and shall be in the form of Exhibit G to the Original Credit Agreement (each a “Letter of Credit Request”).

(b) In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify in form and detail satisfactory to the Letter of Credit Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day)); (B) the Stated Amount thereof in the relevant currency; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder and (G) such other matters as the Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail satisfactory to the Letter of Credit Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Letter of Credit Issuer may reasonably require. Additionally, the Borrower shall furnish to the Letter of Credit Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Letter of Credit Issuer or the Administrative Agent may require.

(c) Promptly after receipt of any Letter of Credit Request, the Letter of Credit Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request from the Borrower and, if not, the Letter of Credit Issuer will provide the Administrative Agent with a copy thereof. Unless the Letter of Credit Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Sections 6 and 7 shall not then be satisfied, then, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the Letter of Credit Issuer’s usual and customary business practices.

(d) If the Borrower so requests in any applicable Letter of Credit Request, the Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Maturity Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if (A) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Sections 6 and 7 are not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.

(e) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit (including any Existing Secured Letter of Credit) to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. On the last Business Day of each month, each Letter of Credit Issuer shall provide the Administrative Agent a list of all Letters of Credit (including any Existing Secured Letter of Credit) issued by it that are outstanding at such time.

(f) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

3.3. Letter of Credit Participations.

(a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender (each such Revolving Credit Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Revolving Credit Commitment Percentage in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/C Participants shall have no right to receive any portion of any Fronting Fees.

(b) In determining whether to pay under any Letter of Credit, the relevant Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

(c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the respective Letter of Credit Issuer pursuant to Section 3.4(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent and each L/C Participant of such failure, and each L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such L/C Participant’s Revolving Credit Commitment Percentage of the Dollar Equivalent of such unreimbursed payment in Dollars and in immediately available funds; provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under any such Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Letter of Credit Issuer so notifies, prior to 11:00 a.m. (New York City time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, such L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such payment no later than 1:00 p.m. (New York City time) on such Business Day in Dollars and in immediately available funds. If and to the extent such L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by the Letter of Credit Issuer in connection with the foregoing. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Revolving Credit Commitment Percentage of any such payment.

(d) Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the Dollar Equivalent of the amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations at the Overnight Rate.

(e) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of a Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default;

provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under any such Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

3.4. Agreement to Repay Letter of Credit Drawings.

(a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment in with respect to any drawing under any Letter of Credit in the same currency in which such drawing was made unless (A) the Letter of Credit Issuer (at its option) shall have specified in the notice of drawing that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the Letter of Credit Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the Letter of Credit Issuer in Dollars. In the case of any reimbursement in Dollars of a drawing of a Letter of Credit denominated in an Alternative Currency, the Letter of Credit Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Any such reimbursement shall be made by the Borrower to the Administrative Agent in immediately available funds for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an “Unpaid Drawing”) no later than the date that is one Business Day after the date on which the Borrower receives notice of such payment or disbursement (the “Reimbursement Date”), with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York City time) on the Reimbursement Date, from the Reimbursement Date to the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR as in effect from time to time, provided that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Borrower shall have notified the Administrative Agent and the relevant Letter of Credit Issuer prior to 1:00 p.m. (New York City time) on the Reimbursement Date that the Borrower intends to reimburse the relevant Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that, with respect to Letters of Credit, the Revolving Credit Lenders make Revolving Credit Loans (which shall be denominated in Dollars and which shall be ABR Loans) on the Reimbursement Date in the amount, or Dollar Equivalent of the amount, as applicable, of such drawing and (ii) the Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrower in Dollars in the manner deemed to have been requested in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 2:00 p.m. (New York City time) on such Reimbursement Date by making the amount of such Revolving Credit Loan available to the Administrative Agent. Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing. In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the L/C Facility Maturity Date, the full amount of the Letters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that the Letter of Credit Issuer shall hold the proceeds received from the L/C Participants as contemplated above as cash collateral for such Letter of Credit to reimburse any Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the L/C Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Revolving Credit Loans that have not been paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Revolving Credit Loans when due in accordance with the terms of this Agreement.

(b) The obligations of the Borrower under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing and without regard to any adverse change in the relevant exchange rates or in the availability of the Alternative Currency to the Borrower or in the relevant currency markets generally, provided that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

3.5. Increased Costs. If after the Original Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by the Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted after the Original Closing Date (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, or (b) impose on the Letter of Credit Issuer or any L/C Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (other than any such increase or reduction attributable to (i) taxes indemnifiable under Section 5.4, (ii) net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on any Agent or Lender or (iii) Taxes described under clauses (b) or (c) of the definition of Excluded Taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly after receipt of written demand to the Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent (with respect to Letter of Credit issued on account of the Borrower)), the Borrower shall pay to the Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or an L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the Original Closing Date. A certificate submitted to the Borrower by the relevant Letter of Credit Issuer or an L/C Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

3.6. New or Successor Letter of Credit Issuer.

(a) The Letter of Credit Issuer may resign as a Letter of Credit Issuer upon 60 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may replace a Letter of Credit Issuer for any reason upon written notice to the Administrative Agent and the Letter of Credit Issuer. The Borrower may add Letter of Credit Issuers at any time upon notice to the Administrative Agent. If the Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit or a new Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), another successor or new issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of a Letter of Credit Issuer hereunder, and the term “Letter of Credit Issuer” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(c) and 4.1(d). The acceptance of any appointment as a Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become a “Letter of Credit Issuer” hereunder. After the resignation or replacement of a Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, to issue “back-stop” Letters of Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall be denominated in the same currency as, and shall have a face amount equal to, the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Letter of Credit Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to a Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was a Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.

(b) To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.

3.7. Role of Letter of Credit Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Revolving Credit Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(e); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Letter of Credit Issuer’s willful misconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.8. Cash Collateral.

(a) Upon the request of the Required Revolving Credit Lenders if, as of the L/C Maturity Date, there are any Letters of Credit Outstanding, the Borrower shall immediately Cash Collateralize the then Letters of Credit Outstanding.

(b) The Administrative Agent acting in its reasonable discretion, may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in the event such Cash Collateral previously provided is inadequate as a result of exchange rate fluctuations.

(c) If any Event of Default shall occur and be continuing, the Administrative Agent or the Revolving Credit Lenders with Letter of Credit Exposure representing greater than 50% of the total Letter of Credit Exposure may require that the L/C Obligations be Cash Collateralized.

(d) For purposes of this Section 3.8, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in the currencies in which the Letters of Credit Outstanding are denominated and in an amount equal to the amount of the Letters of Credit Outstanding required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the L/C Participants, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts with the Administrative Agent.

3.9. Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Secured Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

3.10. Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

3.11. Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

SECTION 4. Fees; Commitments

4.1. Fees.

(a) The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Revolving Credit Lender (in each case pro rata according to the respective Revolving Credit Commitments of all such Lenders), a commitment fee (the “Commitment Fee”) for each day from the Original Closing Date to the Revolving Credit Termination Date. Each Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) (provided that, the first such payment shall be on December 31, 2007 and shall relate to the period from the Original Closing Date and ended on such date) and (y) on the Revolving Credit Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitment in effect on such day.

(b) The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Delayed Draw Term Loan Lender (in each case pro rata according to the respective Delayed Draw Term Loan Commitments of all such Lenders), a commitment fee (the “Delayed Draw Commitment Fee”) for each day from the Original Closing Date to the Delayed Draw Term Loan Commitment Termination Date. Except as provided below, each Delayed Draw Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) (provided that, the first such payment shall be on December 31, 2007 and shall relate to the period from the Original Closing Date and ended on such date) and (y) on the Delayed Draw Term Loan Commitment Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Delayed Draw Commitment Fee Rate in effect on such day on the Available Delayed Draw Commitment in effect on such day.

(c) The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Revolving Credit Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable LIBOR Margin for Revolving Credit Loans minus 0.125% per annum on the average daily Stated Amount of such Letter of Credit (provided that in no event shall the payment of Letter of Credit Fees in excess of the amounts payable pursuant to the last two sentences of this subclause (b) be required). Except as provided below, such Letter of Credit Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each March, June, September and December (provided that, the first such payment shall be on December 31, 2007 and shall relate to the period from the Original Closing Date and ended on such date) and (y) on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.

(d) The Borrower agrees to pay to the Administrative Agent in Dollars, for its own account, administrative agent fees as have been previously agreed in writing or as may be agreed in writing from time to time.

(e) The Borrower agrees to pay to each Letter of Credit Issuer a fee in Dollars in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum on the average daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the Letter of Credit Issuer). Such Fronting Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each March, June, September and December (provided that, the first such payment shall be on December 31, 2007 and shall relate to the period from the Original Closing Date and ended on such date) and (y) on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.

(f) The Borrower agrees to pay directly to the Letter of Credit Issuer in Dollars upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

(g) Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.

4.2. Voluntary Reduction of Revolving Credit Commitments. Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part, provided that (a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each of the Lenders, (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $5,000,000 and (c) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures shall not exceed the Total Revolving Credit Commitment.

4.3. Mandatory Termination of Commitments.

(a) The Initial Term Loan Commitments terminated at 5:00 p.m. (New York City time) on the Original Closing Date.

(b) The Delayed Draw Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Delayed Draw Term Loan Maturity Date.

(c) The Original Euro Tranche Term Loan Commitments terminated at 5:00 p.m. (New York City time) on the Original Closing Date.

(d) The Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on the Revolving Credit Maturity Date.

(e) The Swingline Commitment shall terminate at 5:00 p.m. (New York City time) on the Swingline Maturity Date.

(f) The New Term Loan Commitment for any Series shall, unless otherwise provided in the applicable Joinder Agreement, terminate at 5:00 p.m. (New York City time) on the Increased Amount Date for such Series.

SECTION 5. Payments

5.1. Voluntary Prepayments.

(a) The Borrower shall have the right to prepay its Term Loans, Revolving Credit Loans and Swingline Loans, in each case, without premium or penalty, subject to clause (b) below, in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than 1:00 p.m. (New York City time) (i) in the case of LIBOR Loans denominated in Dollars, three Business Days prior to, (ii) in the case of LIBOR Loans denominated in an Alternative Currency, four Business Days prior to, (iii) in the case of ABR Loans (other than Swingline Loans), one Business Day prior to or (iv) in the case of Swingline Loans, on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders or the Swingline Lender, as the case may be; (b) each partial prepayment of (i) any Borrowing of LIBOR Loans denominated in Dollars or any Alternative Currency other than Euro shall be in a minimum amount of $5,000,000 (or the Dollar Equivalent thereof) and in multiples of $1,000,000 (or the Dollar Equivalent thereof) in excess thereof, (ii) any ABR Loans (other than Swingline Loans) shall be in a minimum amount of $1,000,000 and in multiples of $100,000 in excess thereof, (iii) any Loans denominated in Euro shall be in a minimum amount of €5,000,000 and in multiples of €1,000,000 in excess thereof and (iv) Swingline Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof, provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such LIBOR Loans and (c) any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans as the Borrower may specify and (b) applied to reduce Initial Term Loan Repayment Amounts, Delayed Draw Repayment Amounts, Euro Tranche Repayment Amounts and/or any New Term Loan Repayment Amounts, as the case may be, in each case, in such order as the Borrower may specify. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender.

(b) In the event that the Initial Tranche B-3 Term Loans are repaid (the “Repaid Tranche B-3 Loans”) prior to the date which is 3.25 years following the Original Closing Date in whole or in part pursuant to Section 5.1(a), the Borrower shall pay to Term Lenders having such Repaid Tranche B-3 Loans, the Applicable Premium as of the date of such prepayment; provided that prior to the date which is 3.25 years following the Original Closing Date, the Borrower may, at its option, on one or more occasions repay up to 35% of the aggregate principal amount of the Initial Tranche B-3 Term Loans subject to a prepayment premium on the principal amount of Initial Tranche B-3 Term Loans being prepaid equal to the LIBOR Rate for an interest period of three months plus the Applicable LIBOR Margin in effect on such date, plus accrued and unpaid interest thereon to the date of such repayment, with the Net Cash Proceeds of one or more Equity Offerings; provided that (i) that at least 50% of the sum of the original aggregate principal amount of Initial Tranche B-3 Term Loans remains outstanding immediately after the occurrence of each such repayment and (ii) that each such repayment occurs within 90 days of the date of closing of each such Equity Offering.

5.2. Mandatory Prepayments.

(a) Term Loan Prepayments. (i) (A) On each occasion that a Prepayment Event occurs, the Borrower shall, within three Business Days after its receipt of the Net Cash Proceeds of a Debt Incurrence Prepayment Event and within seven Business Days after the occurrence of any other Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within seven Business Days after the Deferred Net Cash Proceeds Payment Date), prepay, in accordance with clause (c) below and subject to clause (B) of this Section 5.2(a)(i), Term Loans with a Dollar Equivalent principal amount equal to 100% of the Net Cash Proceeds from such Prepayment Event. (B) In the event that any Tranche B-2 Term Loans are repaid (the “Repaid Tranche B-2 Loans”) prior to the third anniversary of the Original Closing Date pursuant to this Section 5.2(a)(i), the Borrower shall pay to the Lenders having such Repaid Tranche B-2 Loans, a prepayment premium as follows: (x) 3.00% of such amount so repaid if such prepayment occurs on or after the Original Closing Date but prior to the first anniversary of the Original Closing Date, (y) 2.00% of such amount so repaid if such prepayment occurs on or after the first anniversary of the Original Closing Date but prior to the second anniversary of the Original Closing Date and (z) 1.00% of such amount so repaid if such prepayment occurs on or after the second anniversary of the Original Closing Date but on or prior to the third anniversary of the Original Closing Date.

(ii) Not later than the date that is ninety days after the last day of any fiscal year (commencing with and including the fiscal year ending December 31, 2008), the Borrower shall prepay, in accordance with clause (c) below, Term Loans with a Dollar Equivalent principal amount equal to (x) 50% of Excess Cash Flow for such fiscal year, provided that (A) the percentage in this Section 5.2(a)(ii) shall be reduced to 25% if the ratio of Consolidated Total Debt on the date of prepayment (prior to giving effect thereto and as certified by an Authorized Officer of the Borrower) to Consolidated EBITDA for the most recent Test Period ended prior to such prepayment date is less than or equal to 7.0 to 1.0 but greater than 6.0 to 1.0 and (B) no payment of any Term Loans shall be required under this Section 5.2(a)(ii) if the ratio of Consolidated Total Debt on the date of prepayment (prior to giving effect thereto and as certified by an Authorized Officer of the Borrower) to Consolidated EBITDA for the most recent Test Period ended prior to such prepayment date is less than or equal to 6.0 to 1.00, minus (y) the Dollar Equivalent principal amount of Term Loans voluntarily prepaid pursuant to Section 5.1 during such fiscal year.

(b) Repayment of Revolving Credit Loans. (i) If on any date the aggregate amount of the Lenders’ Revolving Credit Exposures (collectively, the “Aggregate Revolving Credit Outstandings”) for any reason exceeds 100% of the Total Revolving Credit Commitment then in effect, the Borrower shall forthwith repay on such date the principal amount of Swingline Loans and, after all Swingline Loans have been paid in full, Revolving Credit Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Credit Loans, the Aggregate Revolving Credit Outstandings exceed the Total Revolving Credit Commitment then in effect, the Borrower shall Cash Collateralize the Letters of Credit Outstanding to the extent of such excess.

(ii) If on any date the aggregate amount of the Lenders’ Multicurrency Exposures (collectively, the “Aggregate Multicurrency Exposures”) for any reason exceeds 105% of the Multicurrency Sublimit as then in effect, the Borrower shall forthwith repay on such date Revolving Credit Loans denominated in Alternative Currencies in a principal amount such that, after giving effect to such repayment, the Aggregate Multicurrency Exposures do not exceed 100% of the Multicurrency Sublimit. If, after giving effect to the prepayment of all outstanding Revolving Credit Loans denominated in Alternative Currencies, the Aggregate Multicurrency Exposures exceed 100% of the Multicurrency Sublimit, the Borrower shall Cash Collateralize the Letters of Credit Outstanding in respect of Letters of Credit denominated in Alternative Currencies to the extent of such excess.

(c) Application to Repayment Amounts. Subject to Section 5.2(h), each prepayment of Term Loans required by Section 5.2(a)(i) or (ii) shall be allocated pro rata among the Initial Term Loans, the Delayed Draw Term Loans and the Euro Tranche Term Loans based on the applicable remaining Repayment Amounts due thereunder and shall be applied to the unpaid Repayment Amounts due in respect of such Term Loans in direct order of maturity thereof; provided that, subject to the pro rata application to Repayment Amounts within any Class of Term Loans, the Borrower may allocate such prepayment in its sole discretion among the Class or Classes of Term Loans as the Borrower may specify. Subject to Section 5.2(h), with respect to each such prepayment, the Borrower will, not later than the date specified in Section 5.2(a) for making such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing and which shall include a calculation of the amount of such prepayment to be applied to each Class of Term Loans) requesting that the Administrative Agent provide notice of such prepayment to each Initial Term Loan Lender, Delayed Draw Term Loan Lender or Euro Tranche Term Loan Lender, as applicable.

(d) Application to Term Loans. With respect to each prepayment of Term Loans required by Section 5.2(a), the Borrower may, if applicable, designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that if any Lender has provided a Rejection Notice in compliance with Section 5.2(h), such prepayment shall be applied with respect to the Term Loans to be prepaid on a pro rata basis across all outstanding Types of such Term Loans in proportion to the percentage of such outstanding Term Loans to be prepaid represented by each such Class. In the absence of a Rejection Notice or a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(e) Application to Revolving Credit Loans. With respect to each prepayment of Revolving Credit Loans required by Section 5.2(b), the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Credit Loans to be prepaid, provided that (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (z) notwithstanding the provisions of the preceding clause (y), no prepayment of Revolving Credit Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender unless otherwise agreed in writing by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(f) [Reserved]

(g) Minimum Amount. No prepayment shall be required pursuant to Section 5.2(a)(i) (i) in the case of any Disposition yielding Net Cash Proceeds of less than $1,000,000 in the aggregate and (ii) unless and until the amount at any time of Net Cash Proceeds from Prepayment Events required to be applied at or prior to such time pursuant to such Section and not yet applied at or prior to such time to prepay Term Loans pursuant to such Section exceeds (x) $10,000,000 for a single Prepayment Event or (y) $50,000,000 in the aggregate for all Prepayment Events (other than those which are either under the threshold specified in subclause (i) or over the threshold specified in subclause (ii)(x)) in any one fiscal year, at which time all such Net Cash Proceeds referred to in this subclause (y) with respect to such fiscal year shall be applied as a prepayment in accordance with this Section 5.2.

(h) Rejection Right. The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 5.2(a) at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of the Borrower’s prepayment notice and of such Lender’s pro rata share of the prepayment. Each Term Loan Lender may reject all (but not less than all) of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 5.2(a) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining thereafter shall be retained by the Borrower (“Retained Declined Proceeds”).

(i) Foreign Asset Sales. Notwithstanding any other provisions of this Section 5.2, (i) to the extent that any or all of the Net Cash Proceeds from a Casualty Event of, or any asset sale by a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event (a “Foreign Asset Sale”) or any amount included in Excess Cash Flow and attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, such portion of the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 5.2 but may be retained by the applicable Restricted Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Restricted Foreign Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans as required pursuant to this Section 5.2 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Asset Sale or Excess Cash Flow would have a material adverse tax consequence with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Restricted Foreign Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds or Excess Cash Flow so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 5.2(a), (x) the Borrower applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than such Restricted Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Restricted Foreign Subsidiary.

5.3. Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders (or, (i) in the case of the Swingline Loans to the Swingline Lender and (ii) in the case of Additional Swingline Loans to the Additional Swingline Lender) entitled thereto, the Letter of Credit Issuer entitled thereto, as the case may be, not later than 2:00 p.m. (New York

City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower (or, (i) in the case of the Swingline Loans, at such office as the Swingline Lender shall specify for such purpose by Notice to the Borrower and (ii) in the case of Additional Swingline Loans, at such office as the Additional Swingline Lender shall specify for such purpose by Notice to the Borrower), it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder shall be made in the currency in which such Loans are denominated and all other payments under each Credit Document shall, unless otherwise specified in such Credit Document, be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.

(b) Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) may be deemed to have been made on the next succeeding Business Day in the Administrative Agents sole discretion (or, in the case of the Swingline Loans or the Additional Swingline Loans, at the Swingline Lender’s or Additional Swingline Lender’s, as the case may be, sole discretion). Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4. Net Payments.

(a) Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes; provided that if the Borrower any Guarantor or the Administrative Agent shall be required by applicable Requirements of Law to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4) the applicable Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower, such Guarantor or the Administrative Agent, as applicable shall make such deductions or withholdings and (iii) the Borrower, such Guarantor or the Administrative Agent, as applicable shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law. Whenever any Indemnified Taxes are payable by the Borrower or any Guarantor, as promptly as possible thereafter, the Borrower or such Guarantor shall send to the Administrative Agent for its own account or for the account of a Lender or Agent, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to such Lender or Agent, acting reasonably) received by the Borrower or such Guarantor showing payment thereof.

(b) The Borrower shall timely pay and shall indemnify and hold harmless each Agent and Lender (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority) with regard to any Other Taxes.

(c) The Borrower shall indemnify and hold harmless each Agent and Lender within 20 Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Credit Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender or Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Each Non-U.S. Lender with respect to the Initial Term Loan, Delayed Draw Term Loan, Euro Tranche Term Loan or any other Loan made to the Borrower shall, to the extent it is legally entitled to do so:

(i) deliver to the Borrower and the Administrative Agent prior to the date on which the first payment to such Non-U.S. Lender is due hereunder two copies of either (x) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN (together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), (y) Internal Revenue Service Form W-8BEN or Form W-8ECI, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement or (z) Internal Revenue Service Form W-8IMY and any attachments (including the forms described in subclauses (x) and (y) above, as applicable); and

(ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and Administrative Agent and from time to time as reasonably requested by the Borrower or the Administrative Agent;

unless in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender promptly so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(d), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Administrative Agent and to the Lender from which the related participation shall have been purchased.

(e) [Reserved].

(f) Each Lender and Agent that is entitled to an exemption from or reduction of non-U.S. withholding tax under the laws of the jurisdiction in which the Borrower is organized, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Credit Document by the Borrower or Guarantor shall deliver to such Borrower or Guarantor (with a copy to the applicable Administrative Agent), as applicable, at the time or times prescribed by applicable law and as reasonably requested by the Borrower or Guarantor, as applicable, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without such withholding or at such reduced rate, provided that such Lender or Agent is legally entitled to complete, execute and deliver such documentation and such documentation is necessary in order for such exemption or reduction to apply.

(g) If any Lender or Agent, as applicable, determines, in its sole discretion, that it has received and retained a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower for such amount (together with any interest received thereon) as the Lender, Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion, exercised in good faith, to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse after-tax financial position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower, upon the request of the Lender or Agent, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or Agent in the event the Lender or Agent is required to repay such refund to such Governmental Authority. A Lender or Agent shall claim any refund of Indemnified Taxes or Other Taxes that it determines in its sole discretion, exercised in good faith, is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender or Agent shall be obliged to disclose any information regarding its tax affairs or computations or any other information it deems confidential to any Credit Party in connection with this clause (h) or any other provision of this Section 5.4.

(h) If the Borrower determines that a reasonable basis exists for contesting a Tax, each Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. Subject to the provisions of Section 2.12, each Lender and Agent agree to use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request to minimize any amount payable by the Borrower or any Guarantor pursuant to this Section 5.4. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(h). Nothing in this Section 5.4(h) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.

(i) Each Lender and Agent with respect to the Initial Term Loan, Euro Tranche Term Loan, Delayed Draw Term Loan and any other Loan made to the Borrower that is a United States person under Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall, to the extent it can legally do so, deliver to the Borrower and the Administrative Agent two United States Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender or Agent is exempt from United States federal backup withholding tax (i) on or prior to the Original Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete, (iii) after the occurrence of a change in the Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(j) The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

5.5. Computations of Interest and Fees.

(a) Except as provided in the next succeeding sentence, interest on LIBOR Loans and ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Administrative Agent’s prime rate, interest on LIBOR Loans denominated in Sterling and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b) Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.

5.6. Limit on Rate of Interest.

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

SECTION 6. Conditions Precedent to Initial Borrowing

The effectiveness of this Agreement shall be subject to the execution and delivery of this Agreement by a duly authorized officer of the Borrower and each Lender on the Effective Amendment Date.

The initial Borrowing under this Agreement was subject to the satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent.

6.1. Credit Documents. The Administrative Agent shall have received:

(a) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Lender;

(b) the Guarantee, executed and delivered by a duly authorized officer of each Guarantor;

(c) the Pledge Agreement, executed and delivered by a duly authorized officer of each pledgor party thereto; and

(d) the Security Agreement, executed and delivered by a duly authorized officer of each grantor party thereto.

6.2. Collateral. Except for any items referred to on Schedule 9.14(d) to the Original Credit Agreement:

(a) (i) All outstanding equity interests in whatever form of each Restricted Subsidiary directly owned by or on behalf of any Credit Party and required to be pledged pursuant to the Pledge Agreement shall have been pledged pursuant thereto and (ii) the Collateral Agent shall have received all certificates representing securities pledged under the Pledge Agreement to the extent certificated, accompanied by instruments of transfer and undated stock powers endorsed in blank;

(b) All documents and instruments, including Uniform Commercial Code or other applicable personal property and financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent for filing, registration or recording;

(c) The Borrower shall deliver to the Collateral Agent a completed Perfection Certificate, executed and delivered by an Authorized Officer of the Borrower, together with all attachments contemplated thereby; and

(d) The Guarantee shall be in full force and effect.

6.3. Legal Opinions. The Administrative Agent shall have received the executed legal opinions of (a) Simpson Thacher & Bartlett LLP, special New York counsel to the Borrower, substantially in the form of Exhibit H-1 to the Original Credit Agreement, (b) David Money, General Counsel of the Borrower, substantially in the form of Exhibit H-2 to the Original Credit Agreement, and (c) local counsel to the Borrower and the Administrative Agent in the jurisdictions listed on Schedule 6.3 to the Original Credit Agreement in form and substance satisfactory to the Administrative Agent. The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.

6.4. [Reserved].

6.5. Equity Investments. Equity Investments, which, to the extent constituting Stock other than common Stock, shall be on terms and conditions and pursuant to documentation reasonably satisfactory to the Joint Lead Arrangers and Bookrunners to the extent material to the interests of the Lenders, in an amount not less than the Minimum Equity Amount shall have been made.

6.6. Closing Certificates. The Administrative Agent shall have received a certificate of the Credit Parties, dated the Original Closing Date, substantially in the form of Exhibit I to the Original Credit Agreement, with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each Credit Party, and attaching the documents referred to in Section 6.7.

6.7. Authorization of Proceedings of Each Credit Party. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the board of directors or other managers of each Credit Party (or a duly authorized committee thereof) authorizing (a) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (b) in the case of the Borrower, the extensions of credit contemplated hereunder.

6.8. Fees. The Agents shall have received the fees in the amounts previously agreed in writing by the Agents to be received on the Original Closing Date and all expenses (including the reasonable fees, disbursements and other charges of counsel) payable by the Credit Parties for which invoices have been presented prior to the Original Closing Date shall have been paid.

6.9. Representations and Warranties. On the Original Closing Date, the representations and warranties made by the Credit Parties in Section 8.1(a), Section 8.2, Section 8.5 and Section 8.7, as they relate to the Credit Parties at such time, shall be true and correct in all material respects.

6.10. Solvency Certificate. On the Original Closing Date, the Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower to the effect that after giving effect to the consummation of the Transactions, the Borrower on a consolidated basis with its Subsidiaries is Solvent.

6.11. Merger. Concurrently with the initial Credit Event hereunder, the Merger shall have been consummated in accordance with the terms of the Acquisition Agreement (or the Lead Arrangers shall be reasonably satisfied with the arrangements in place for the consummation of the Merger reasonably promptly after the initial Credit Event hereunder and shall have received confirmation from representatives of the Borrower that such actions shall be taken promptly after the initial Credit Event hereunder), without giving effect to any amendments or waivers thereto that are materially adverse to the Lenders (including, without limitation, the definition of, and representations, warranties and conditions relating to the absence of any, “Material Adverse Change” or Material Adverse Effect on the Company” therein) without the reasonable consent of the Joint Lead Arrangers and Bookrunners.

6.12. Patriot Act. The Joint Lead Arrangers and Bookrunners shall have received such documentation and information as is reasonably requested in writing at least 10 days prior to the Original Closing Date by the Administrative Agent about the Borrower and the Guarantors in respect of applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

SECTION 7. Conditions Precedent to All Credit Events

The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings and Revolving Credit Loans required to be made by the Revolving Credit Lenders in respect of Unpaid Drawings pursuant to Sections 3.3 and 3.4) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date is subject to the satisfaction of the following conditions precedent:

7.1. No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (other than any Credit Event on the Original Closing Date) (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

7.2. Notice of Borrowing; Letter of Credit Request.

(a) Prior to the making of each Term Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(b) Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(c) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.

SECTION 8. Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes (on the Original Closing Date and on each other date as required or otherwise set forth in this Agreement) the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit (it being understood that the following representations and warranties shall be deemed made with respect to any Foreign Subsidiary only to the extent relevant under applicable law):

8.1. Corporate Status. The Borrower and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

8.2. Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms (provided, that, with respect to the creation and perfection of security interests with respect to Stock and Stock Equivalents of Foreign Subsidiaries, only to the extent enforceability of such obligation with respect to which Stock and Stock Equivalents of Foreign Subsidiaries is governed by the Uniform Commercial Code), except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

8.3. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the Merger and the other transactions contemplated hereby or thereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) except as set forth in Schedule 8.3 to the Original Credit Agreement, result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.

8.4. Litigation. Except as set forth on Schedule 8.4 to the Original Credit Agreement, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

8.5. Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

8.6. Governmental Approvals. The execution, delivery and performance of the Acquisition Agreement or any Credit Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) such licenses, approvals, authorizations or consents the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

8.7. Investment Company Act. The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8. True and Complete Disclosure.

(a) None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, any of the Subsidiaries or any of their respective authorized representatives to the Administrative Agent, any Joint Lead Arranger, and/or any Lender on or before the Original Closing Date (including all such information and data contained in (i) the Confidential Information Memorandum (as updated prior to the Original Closing Date and including all information incorporated by reference therein) and (ii) the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include pro forma financial information, projections or estimates (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.

(b) The projections (including financial estimates, forecasts and other forward-looking information) contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

8.9. Financial Condition; Financial Statements. (a) The unaudited historical consolidated financial information of the Borrower as set forth in the Confidential Information Memorandum, and (b) the Historical Financial Statements, in each case present fairly in all material respects the consolidated financial position of the Borrower at the respective dates of said information, statements and results of operations for the respective periods covered thereby. The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 2007 (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of operations of the Borrower and its Subsidiaries for the 12-month period ending on such date (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared based on (x) the Historical Financial Statements and (y) the unaudited historical consolidated financial information described in clause (a) of this Section 8.9 and have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a Pro Forma Basis the estimated financial position of the Borrower and its Subsidiaries as at June 30, 2007 and their estimated results of operations for the period covered thereby. The financial statements referred to in clause (b) of this Section 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. After the Original Closing Date, there has been no Material Adverse Effect.

8.10. Tax Matters. Except as could not reasonably be expected to have a Material Adverse Effect, (a) each of the Borrower and the Subsidiaries has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has timely paid all taxes payable by it (whether or not shown on a tax return) that have become due, (b) the Borrower and each of the Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of management of the Borrower or such Subsidiary) in accordance with GAAP for the payment of, all federal, state, provincial and foreign taxes applicable for the current fiscal year to the Original Closing Date and (c) the Borrower and each of its Subsidiaries has withheld amounts from their respective employees for all periods in compliance with the tax, social, security and unemployment withholding provisions of applicable law and timely paid such withholdings to the respective Governmental Authorities.

8.11. Compliance with ERISA.

(a) Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Borrower or any ERISA Affiliate; no Plan (other than a Multiemployer Plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); on and after the effectiveness of the Pension Act, each Plan that is subject to Title IV of ERISA has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 4010(d)(2) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11 (a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11(a), be reasonably likely to have a Material Adverse Effect. With respect to Plans that are Multiemployer Plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section 8.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.

(b) All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.12. Subsidiaries. Schedule 8.12 to the Original Credit Agreement lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Original Closing Date.

8.13. Intellectual Property. The Borrower and each of the Restricted Subsidiaries have obtained all intellectual property, free from burdensome restrictions, that is necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

8.14. Environmental Laws.

(a) Except as could not reasonably be expected to have a Material Adverse Effect: (i) the Borrower and each of the Subsidiaries and all Real Estate are in compliance with all Environmental Laws; (ii) neither the Borrower nor any Subsidiary is subject to any Environmental Claim or any other liability under any Environmental Law; (iii) neither the Borrower nor any Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location;

and (iv) no underground storage tank or related piping, or any impoundment or other disposal area containing Hazardous Materials is located at, on or under any Real Estate currently owned or leased by the Borrower or any of its Subsidiaries.

(b) Neither the Borrower nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Real Estate or facility in a manner that could reasonably be expected to have a Material Adverse Effect.

8.15. Properties.

(a) The Borrower and each of the Subsidiaries have good and marketable title to or valid leasehold interests in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect and (b) no Mortgage encumbers improved Real Estate that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 9.3(b).

8.16. Solvency. On the Original Closing Date (after giving effect to the Transactions), immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, the Borrower on a consolidated basis with its Subsidiaries will be Solvent.

SECTION 9. Affirmative Covenants

The Borrower hereby covenants and agrees that on the Original Closing Date and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder (other than contingent indemnity obligations), are paid in full:

9.1. Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as available and in any event within 5 days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year), the consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of operations and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal years (or, in lieu of such audited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand), all in reasonable detail and prepared in accordance with GAAP, and, in each case, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern, together in any event with a certificate of such accounting firm stating that in the course of either (i) its regular audit of the consolidated business of the Borrower, which audit was conducted in accordance with U.S. generally accepted auditing standards or (ii) performing certain other procedures permitted by professional standards, such accounting firm has obtained no knowledge of any Event of Default relating to Section 10.9 that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof.

(b) Quarterly Financial Statements. As soon as available and in any event within 5 days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such quarterly accounting period), the consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statements of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (or, in lieu of such unaudited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand), all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year end audit adjustments.

(c) Budgets. Within 90 days after the commencement of each fiscal year of the Borrower, a budget of the Borrower in reasonable detail for such fiscal year as customarily prepared by management of the Borrower for its internal use consistent in scope with the financial statements provided pursuant to Section 9.1(a), setting forth the principal assumptions upon which such budget is based (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an Authorized Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections.

(d) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.1 (a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Original Closing Date or the most recent fiscal year or period, as the case may be, (ii) the then applicable Status and (iii) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor. At the time of the delivery of the financial statements provided for in Section 9.1(a), (i) a certificate of an Authorized Officer of the Borrower setting forth in reasonable detail the Applicable Amount as at the end of the fiscal year to which such financial statements relate and (ii) a certificate of an Authorized Officer of the Borrower setting forth the information required pursuant to Section 1(a) of the Perfection Certificate or confirming that there has been no change in such information since the Original Closing Date or the date of the most recent certificate delivered pursuant to this clause (c)(ii), as the case may be.

(e) Notice of Default or Litigation. Promptly after an Authorized Officer of the Borrower or any of the Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against the Borrower or any of the Subsidiaries that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.

(f) Environmental Matters. Promptly after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

(i) any pending or threatened Environmental Claim against any Credit Party or any Real Estate;

(ii) any condition or occurrence on any Real Estate that (x) could reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Real Estate;

(iii) any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv) the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto. The term “Real Estate” shall mean land, buildings and improvements owned or leased by any Credit Party, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

(g) Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of the Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Subsidiaries (including the Notes (whether publicly issued or not)), in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

(h) Pro Forma Adjustment Certificate. Not later than any date on which financial statements are delivered with respect to any Test Period in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by the Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a certificate of an Authorized Officer of the Borrower setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 9.1 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of subclauses (A) and (B) of this paragraph, to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating or other information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand.

9.2. Books, Records and Inspections. The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower and any such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (a) only the Administrative Agent on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, (b) the Administrative Agent shall not exercise such rights more than two times in any calendar year and (c) only one such visit shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent (or any of its respective representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Required Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

9.3. Maintenance of Insurance. (a) The Borrower will, and will cause each Material Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried and (b) with respect to each Mortgaged Property, Borrower will obtain flood insurance in such total amount as the Administrative Agent may from time to time reasonably require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

9.4. Payment of Taxes. The Borrower will pay and discharge, and will cause each of the Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries, provided that neither the Borrower, nor any of the Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto in accordance with GAAP and the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

9.5. Consolidated Corporate Franchises. The Borrower will do, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.

9.6. Compliance with Statutes, Regulations, Etc. The Borrower will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.7. ERISA. Promptly after the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Borrower or any

ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

9.8. Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

9.9. Transactions with Affiliates. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than the Borrower and the Restricted Subsidiaries) on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, provided that the foregoing restrictions shall not apply to (a) the payment of customary fees to the Sponsor for management, consulting and financial services rendered to the Borrower and the Subsidiaries and customary investment banking fees paid to the Sponsor for services rendered to the Borrower and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, (b) transactions permitted by Section 10.6, (c) the payment of the Transaction Expenses, (d) the issuance of Stock or Stock Equivalents of Holdings to the management of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries in connection with the Transactions or pursuant to arrangements described in clause (f) of this Section 9.9, (e) loans, advances and other transactions between or among the Borrower, any Subsidiary or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower but for the Borrower’s or a Subsidiary’s ownership of Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted under Section 10, (f) employment and severance arrangements between the Borrower and the Subsidiaries and their respective officers, employees or consultants (including management and employee benefit plans or agreements, stock option plans and other compensatory arrangements) in the ordinary course of business, (g) payments by the Borrower (and any direct or indirect parent thereof) and the Subsidiaries pursuant to the tax sharing agreements among the Borrower (and any such parent) and the Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Borrower and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Borrower and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity, (h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers, employees of the Borrower (or any direct or indirect parent thereof) and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries, and (i) transactions pursuant to permitted agreements in existence on the Original Closing Date and set forth on Schedule 9.9 to the Original Credit Agreement or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect.

9.10. End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (a) each of its, and each of its Subsidiaries’, fiscal years to end on December 31 of each year and (b) each of its, and each of its Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end and the Borrower’s past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11. Additional Guarantors and Grantors. Subject to any applicable limitations set forth in the Security Documents, the Borrower will cause each direct or indirect Domestic Subsidiary (excluding any Excluded Subsidiary) formed or otherwise purchased or acquired after the Original Closing Date (including pursuant to a Permitted Acquisition) and each other Domestic Subsidiary that ceases to constitute an Excluded Subsidiary to, within 30 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), execute a supplement to each of the Guarantee, the Pledge Agreement and the Security Agreement in order to become a Guarantor under the Guarantee and a grantor under such Security Documents or, to the extent reasonably requested by the Collateral Agent, enter into a new Security Document substantially consistent with the analogous existing Security Documents and otherwise in form and substance reasonably satisfactory to such Collateral Agent and take all other action reasonably requested by the Collateral Agent to grant a perfected security interest in its assets to substantially the same extent as created by the Credit Parties on the Original Closing Date.

9.12. Pledge of Additional Stock and Evidence of Indebtedness.

(a) Subject to any applicable limitations set forth in the Security Documents or with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom, the Borrower will cause (i) all certificates representing Stock and Stock Equivalents of any Subsidiary (other than (x) any Excluded Stock and Stock Equivalents and (y) any Stock and Stock Equivalents issued by any Subsidiary for so long as such Subsidiary does not (on a consolidated basis with its Restricted Subsidiaries) have property, plant and equipment with a book value in excess of $10,000,000 or a contribution to Consolidated EBITDA for any four fiscal quarter period that includes any date on or after the Original Closing Date in excess of $10,000,000) held directly by the Borrower or any Guarantor, (ii) all evidences of Indebtedness in excess of $10,000,000 received by the Borrower or any of the Guarantors in connection with any disposition of assets pursuant to Section 10.4(b) and (iii) any promissory notes executed after the Original Closing Date evidencing Indebtedness in excess of $10,000,000 of the Borrower or any Subsidiary that is owing to the Borrower or any Guarantor, in each case, to be delivered to the Collateral Agent as security for the Obligations under the Pledge Agreement.

(b) The Borrower agrees that all Indebtedness in excess of $10,000,000 of the Borrower or any Subsidiary that is owing to any Credit Party shall be evidenced by one or more promissory notes.

9.13. Use of Proceeds.

(a) The Borrower used the proceeds of the Initial Term Loans, the Euro Tranche Term Loans, the Senior Interim Loans, the Senior Subordinated Interim Loans and up to $200,000,000 of the proceeds of the Revolving Credit Loans to effect the Transactions.

(b) The Borrower will use Letters of Credit, Revolving Credit Loans and Swingline Loans for working capital and general corporate purposes (including Permitted Acquisitions).

(c) The Borrower will use the proceeds of the Delayed Draw Term Loans to refinance certain existing indebtedness not tendered on or before the Original Closing Date.

9.14. Further Assurances.

(a) The Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.

(b) Except with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by written notice to the Borrower), the cost or other consequences (including any tax consequence) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom and subject to applicable limitations set forth in the Security Documents, if any assets (including any real estate or improvements thereto or any interest therein but excluding Stock and Stock Equivalents of any Subsidiary) with a book value or fair market value in excess of $10,000,000 are acquired by the Borrower or any other Credit Party after the Original Closing Date (other than assets constituting Collateral under a Security Document that become subject to the Lien of the applicable Security Document upon acquisition thereof) that are of a nature secured by a Security Document, the Borrower will notify the Collateral Agent, and, if requested by the Collateral Agent, the Borrower will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other applicable Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent, as soon as commercially reasonable but in no event later than 90 days, unless extended by the Administrative Agent in its sole discretion, to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in clause (a) of this Section 9.14.

(c) Any Mortgage delivered to the Collateral Agent in accordance with the preceding clause (b) shall, if requested by the Collateral Agent, be accompanied by (x) a policy or policies (or an unconditional binding commitment therefor to be replaced by a final title policy as soon as reasonably practicable) of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, (y) such existing surveys, existing abstracts and existing appraisals in the possession of Borrower and such other documents as the Collateral Agent may reasonably request with respect to any such Mortgaged Property and (z) an opinion of local counsel to the mortgagor in form and substance reasonably acceptable to the Collateral Agent.

(d) The Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.14(d) to the Original Credit Agreement as soon as commercially reasonable and by no later than the date set forth in Schedule 9.14(d) to the Original Credit Agreement with respect to such action or such later date as the Administrative Agent may reasonably agree.

SECTION 10. Negative Covenants

The Borrower hereby covenants and agrees that on the Original Closing Date (immediately after consummation of the Merger) and thereafter, until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder (other than contingent indemnity obligations), are paid in full:

10.1. Limitation on Indebtedness. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, provided that the Borrower and any Restricted Subsidiary (other than a Restricted Foreign Subsidiary) may incur Indebtedness (and all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest with regard to such Indebtedness) if immediately before and after giving effect to such incurrence, (x) no Default shall have occurred and be continuing and (y) the Borrower shall be in compliance, on a Pro Forma Basis, with the Senior Secured Leverage Test, provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness pursuant to the foregoing proviso in an aggregate principal amount outstanding at any time, when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors pursuant to Sections 10.1(d), (j), (k) and (n), exceeding $2,000,000,000.

Notwithstanding the foregoing, the limitations set forth in the immediately preceding paragraph shall not apply to any of the following items:

(a) Indebtedness arising under the Credit Documents;

(b) subject to compliance with Section 10.5, Indebtedness of the Borrower or any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary; provided that all such Indebtedness of any Credit Party owed to any Person that is not a Credit Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(c) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

(d) subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement (except that a Restricted Subsidiary that is not a Credit Party may not, by virtue of this Section 10.1(d) guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 10.1) and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that (i) if the Indebtedness being guaranteed under this Section 10.1(d) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness, (ii) no guarantee by any Restricted Subsidiary of the Senior Notes, Senior Interim Loans, Senior Subordinated Notes, Senior Subordinated Interim Loans or any Permitted Additional Debt shall be permitted unless such Restricted Subsidiary shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee and (iii) the aggregate amount of Guarantee Obligations incurred by Credit Parties under this clause (d) in respect of obligations owed by Persons that are not Credit Parties and the aggregate amount of Guarantee Obligations incurred by Restricted Subsidiaries that are not Guarantors under this clause (d), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors pursuant to the proviso in the first paragraph of this Section 10.1 and Sections 10.1 (j), (k) and (n), shall not exceed $2,000,000,000 at any time outstanding;

(e) Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees or (ii) otherwise constituting Investments permitted by Sections 10.5(d), 10.5(g), 10.5(i), 10.5(q), 10.5(r), and 10.5(t);

(f) (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition, construction, repair, replacement, expansion or improvement of fixed or capital assets to finance the acquisition, construction, repair, replacement expansion, or improvement of such fixed or capital assets; provided, that the aggregate amount of Indebtedness incurred pursuant to this subclause (i) at any time outstanding, when combined with the aggregate amount of Indebtedness outstanding under subclause (iii) below, shall not exceed $1,000,000,000, (ii) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks, (iii) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the Original Closing Date and Capital Leases entered into pursuant to subclause (ii) above, provided, that the aggregate amount of Indebtedness incurred pursuant to this clause (iii) at any time outstanding, when combined with the aggregate amount of Indebtedness outstanding under subclause (i) above, shall not exceed $1,000,000,000 and (iv) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i), (ii) or (iii) above, provided that, except to the extent otherwise expressly permitted hereunder, the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus the reasonable amounts paid in respect of fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension;

(g) Indebtedness outstanding on the Original Closing Date listed on Schedule 10.1 to the Original Credit Agreement and any modification, replacement, refinancing, refunding, renewal or extension thereof; provided that except to the extent otherwise expressly permitted hereunder, in the case of any such modification, replacement, refinancing, refunding, renewal or extension, (w) the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus the reasonable amounts paid in respect of fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (x) the direct and contingent obligors with respect to such Indebtedness are not changed, (y) no portion of such Indebtedness matures prior to original maturity date applicable thereto and (z) no portion of such Indebtedness shall be issued by or guaranteed by any Restricted Subsidiary unless such Restricted Subsidiary is a Guarantor;

(h) Indebtedness in respect of Hedge Agreements;

(i) Indebtedness in respect of (x) the Senior Interim Loans and/or the Senior Notes in an aggregate principal amount not to exceed $6,500,000,000 plus, in respect of any Senior Interim PIK Loans and/or PIK Notes, the PIK Interest Amount, plus in the event of any refinancing of any Senior Interim Loans with Senior Notes, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (y) the Senior Subordinated Interim Loans and/or the Senior Subordinated Notes in an aggregate principal amount not to exceed $2,500,000,000, plus in the event of any refinancing of any Senior Subordinated Interim Loans with Senior Subordinated Notes, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

(j) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person) or Indebtedness attaching to assets that are acquired by the Borrower or any Restricted Subsidiary, in each case after the Original Closing Date as the result of a Permitted Acquisition; provided that

(x) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof,

(y) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries), and

(z) (A) the Stock and Stock Equivalents of such Person are pledged to secure the Obligations, to the extent required under Section 9.12 and (B) such Person executes a supplement to the applicable Guarantee and Security Documents (or alternative guarantee and security agreements in relation to the Obligations reasonably acceptable to the Collateral Agent) to the extent required under Section 9.11 or 9.12, as applicable;

(ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise expressly permitted hereunder, (x) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus the reasonable amounts paid in respect of fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (y) the direct and contingent obligors with respect to such Indebtedness are not changed and (z) if the Indebtedness being refinanced, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Obligations to substantially the same extent; and

(iii) the aggregate amount of Indebtedness (A) incurred under this clause (j) shall not exceed $250,000,000 at any time outstanding and (B) incurred by Restricted Subsidiaries that are not Guarantors under this clause (j), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors pursuant to the proviso in the first paragraph of this Section 10.1 and Sections 10.1(d), (k) and (n), shall not exceed $2,000,000,000 at any time outstanding;

(k) (i) Permitted Additional Debt incurred to finance a Permitted Acquisition; provided that (x) the Borrower or another Credit Party pledges the Stock and Stock Equivalents of such acquired Person to secure the Obligations to the extent required under Section 9.12, (y) such acquired Person executes a supplement to the applicable Guarantee and Security Documents (or alternative guarantee and security arrangements in relation to the Obligations reasonably acceptable to the Collateral Agent) to the extent required under Section 9.11 or 9.12, as applicable; and (z) (A) the aggregate principal amount of Indebtedness incurred under this clause (k) shall not exceed $500,000,000 at any time outstanding when, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness and the application of proceeds thereof, the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than 7.5 to 1.0 and (B) no portion of such Indebtedness is issued or guaranteed by a Person that is, or as a result of such acquisition becomes, a Restricted Subsidiary that is not a Guarantor; and

(ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise expressly permitted hereunder, (w) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (x) the direct and contingent obligors with respect to such Indebtedness are not changed and (y) if the Indebtedness being refinanced, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Obligations to substantially the same extent; and

(iii) notwithstanding the foregoing, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness pursuant to this clause (k) in an aggregate principal amount, when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors pursuant to the proviso in the first paragraph of this Section 10.1 and Sections 10.1(d), (j) and (n), in excess of $2,000,000,000 at any time outstanding;

(l) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(m) Settlement Indebtedness;

(n) (i) additional Indebtedness and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (n) shall not at any time exceed $500,000,000; provided further that the aggregate amount of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors under this clause (n), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors pursuant to the proviso in the first paragraph of this Section 10.1 and Sections 10.1(d), (j) and (k), shall not exceed $2,000,000,000 at any time outstanding;

(o) Indebtedness in respect of (i) Permitted Additional Debt to the extent that the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied to the prepayment of Term Loans in accordance with Section 5.2 and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, (y) the direct and contingent obligors with respect to such Indebtedness are not changed and (z) if the Indebtedness being refinanced, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Obligations to substantially the same extent;

(p) Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automated clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;

(q) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(r) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with Permitted Acquisitions, other Investments and the disposition of any business, assets or Stock permitted hereunder;

(s) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(t) Indebtedness representing deferred compensation to employees of the Borrower (or any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the ordinary course of business;

(u) Indebtedness consisting of promissory notes issued by the Borrower or any Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) permitted by Section 10.6(b);

(v) Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions or any other Investment permitted hereunder;

(w) Indebtedness of the Borrower or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(x) additional Indebtedness of Foreign Subsidiaries in an aggregate principal amount that at the time of incurrence does not cause the aggregate principal amount of Indebtedness incurred in reliance on this clause (x) outstanding at any time to exceed 5% of Total Assets of the Foreign Subsidiaries, taken as a whole (determined at the time of incurrence);

(y) Indebtedness in respect of Permitted Receivables Financings; and

(z) Indebtedness of the Borrower or any Restricted Subsidiary to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Borrower and its Restricted Subsidiaries.

For purposes of determining compliance with this Section 10.1, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (z) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that (i) all

Indebtedness outstanding under the Credit Documents will be deemed at all times to have been incurred in reliance only on the exception in clause (a) of Section 10.1 and (ii) all Indebtedness outstanding under the Notes, the Senior Interim Loan Agreement and the Senior Subordinated Interim Loan Agreement will be deemed at all times to have been incurred in reliance only on the exception of clause (i) of Section 10.1.

10.2. Limitation on Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens arising under the Credit Documents;

(b) [Reserved];

(c) [Reserved];

(d) Permitted Liens;

(e) (i) Liens securing Indebtedness permitted pursuant to Section 10.1(f), provided that (x) such Liens attach concurrently with or within two hundred and seventy (270) days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens and (y) such Liens attach at all times only to the assets so financed except (1) for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof and (2) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and, and (ii) Liens on the assets of a Restricted Subsidiary that is not a Credit Party securing Indebtedness permitted pursuant to Section 10.1(n), (p), or (x);

(f) Liens existing on the Original Closing Date, provided that any Lien securing Indebtedness in excess of (x) $5,000,000 individually or (y) $10,000,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (f) that are not listed on Schedule 10.2) to the Original Credit Agreement shall only be permitted to the extent such Lien is listed on Schedule 10.2 to the Original Credit Agreement;

(g) the modification, replacement, extension or renewal of any Lien permitted by clauses (a) through (f) and clause (h) of this Section 10.2 upon or in the same assets theretofore subject to such Lien (or upon or in after-acquired property that is affixed or incorporated into the property covered by such Lien or any proceeds or products thereof) or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby, to the extent such replacement, extension or renewal is permitted by Section 10.1;

(h) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person) pursuant to a Permitted Acquisition or other Investment permitted by Section 10.5, or existing on assets acquired after the Original Closing Date to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(j); provided that such Liens (i) are not created or incurred in connection with, or in contemplation of, such Person becoming such a Restricted Subsidiary or such assets being acquired and (ii) attach at all times only to the same assets to which such Liens attached (and after-acquired property that is affixed or incorporated into the property covered by such Lien), and secure only the same Indebtedness or obligations that such Liens secured, immediately prior to such Permitted Acquisition and any modification, replacement, refinancing, refunding, renewal or extension thereof permitted by Section 10.1(j);

(i) [Reserved];

(j) Liens securing Indebtedness or other obligations (i) of the Borrower or a Restricted Subsidiary in favor of a Credit Party and (ii) of any Restricted Subsidiary that is not a Credit Party in favor of any Restricted Subsidiary that is not a Credit Party;

(k) Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);

(l) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(n) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5;

(o) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(p) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(q) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(r) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto incurred in the ordinary course of business;

(s) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(t) Liens on assets not constituting Collateral securing letters of credit issued on behalf of any Subsidiary that is not a Credit Party in a currency other than Dollars permitted by Section 10.1(c) in an aggregate amount at any time outstanding not to exceed $25,000,000;

(u) additional Liens so long as the aggregate principal amount of the obligations secured thereby at any time outstanding does not exceed $500,000,000; and

(v) additional Liens securing Indebtedness permitted under the first paragraph of Section 10.1, provided that to the extent such Liens are contemplated to be on assets that constitute Collateral, at the time such Indebtedness is incurred, the holders of such Indebtedness shall have entered into intercreditor arrangements reasonably satisfactory to the Administrative Agent providing that the Liens securing such Indebtedness shall rank junior to the Lien securing the Obligations.

10.3. Limitation on Fundamental Changes. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a) so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) both before and after giving effect to such transaction the Borrower shall be in compliance with the covenant set forth in Section 10.10, any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower, provided that (A) the Borrower shall be the continuing or surviving corporation or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (such other Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement or the Pledge Agreement, as applicable, affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as reaffirmed pursuant to clause (3) and (6) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger or consolidation and such supplements preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents and (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger or consolidation does not violate this Agreement or any other Credit Document and that the provisions set forth in the preceding clauses (3) through (5) preserve the enforceability of the Guarantee and the perfection and priority of the Liens created under the applicable Security Documents (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement);

(b) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower or any other Person (in each case, other than the Borrower) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower, provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee Agreement and the relevant Security Documents in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Parties, (iii) no Default or Event of Default has occurred and is continuing or would result from the consummation of such merger, amalgamation or consolidation and (iv) Borrower shall have delivered to the Administrative Agent an officers’ certificate stating that such merger, amalgamation or consolidation and any such supplements to any Security Document preserve the enforceability of the Guarantees and the perfection and priority of the Liens under the applicable Security Documents;

(c) the Merger may be consummated;

(d) any Restricted Subsidiary that is not a Credit Party may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary;

(e) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Credit Party, provided that the consideration for any such disposition by any Person other than a Guarantor shall not exceed the fair value of such assets;

(f) any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with Section 10.4 or 10.5 or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution;

(g) to the extent that no Default or Event of Default would result from the consummation of such disposition or investment, the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation, investment or disposition, the purpose of which is to effect a disposition permitted pursuant to Section 10.4 or an investment permitted pursuant to Section 10.5; and

(h) IPS and its Subsidiaries may liquidate, dissolve or wind-down.

10.4. Limitation on Sale of Assets. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables, Stock and Stock Equivalents of any other Person) and leasehold interests), whether now owned or hereafter acquired or (ii) sell to any Person (other than the Borrower or a Guarantor) any shares owned by it of any Restricted Subsidiary’s Stock and Stock Equivalents, except that:

(a) the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of (i) inventory, used or surplus equipment, vehicles and other assets (including Merchant Agreements and Settlement Assets) in the ordinary course of business, and (ii) Permitted Investments;

(b) the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of assets (each of the foregoing, a “Disposition”), excluding any Disposition of accounts receivable except in connection with the Disposition of any business to which such accounts receivable relate, for fair value, provided that (i) to the extent required, the Net Cash Proceeds thereof to the Borrower and the Restricted Subsidiaries are promptly applied to the prepayment of Term Loans as provided for in Section 5.2, (ii) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing, (iii) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $10,000,000, the Person making such Disposition shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this subclause (iii) the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms (1) subordinated to the payment in cash of the Obligations or (2) not secured by the assets that are the subject of such Disposition, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Person making such Disposition from the purchaser that are converted by such Person into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, (C) any Designated Non-Cash Consideration received by the Person making such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.4(b) that is at that time outstanding, not in excess of $100,000,000 with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, (iv) any non-cash proceeds received are pledged to the Collateral Agent to the extent required under Section 9.12 and (v) the aggregate consideration for all Dispositions made pursuant to this clause (b) shall not exceed 10% of Consolidated Total Assets since the Original Closing Date;

(c) (i) the Borrower and the Restricted Subsidiaries may make Dispositions to the Borrower or any other Credit Party and (ii) any Restricted Subsidiary that is not a Credit Party may make Dispositions to the Borrower or any other Subsidiary, provided that with respect to any such Dispositions, such sale, transfer or disposition shall be for fair value;

(d) the Borrower and any Restricted Subsidiary may effect any transaction permitted by Section 10.3, 10.5 or 10.6;

(e) the Borrower and the Restricted Subsidiaries may lease, sublease, license or sublicense real, personal or intellectual property in the ordinary course of business;

(f) the Borrower and the Restricted Subsidiaries may make Dispositions of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise;

(g) the Borrower and the Restricted Subsidiaries may make Dispositions of property pursuant to Permitted Sale Leaseback transactions;

(h) the Borrower and the Restricted Subsidiaries may make Dispositions of Investments in joint ventures and Merchant Acquisition and Processing Alliances (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(i) the Borrower and the Restricted Subsidiaries may make Dispositions of Investments in Merchant Acquisition and Processing Alliances (regardless of the form of legal entity) relating to any equity reallocation in connection with an asset or equity contribution;

(j) customary Dispositions in connection with any Permitted Receivables Financing;

(k) the Borrower and the Restricted Subsidiaries may make Dispositions listed on Schedule 10.4 to the Original Credit Agreement (“Scheduled Dispositions”);

(l) transfers of property subject to a Casualty Event upon receipt of the Net Cash Proceeds of such Casualty Event;

(m) the Borrower and the Restricted Subsidiaries may make Dispositions of accounts receivable or other obligations owing to the Borrower or any Restricted Subsidiary in connection with the collection, compromise or realization thereof;

(n) the Borrower and the Restricted Subsidiaries may effect the unwinding of any Hedge Agreement;

(o) the Borrower and the Restricted Subsidiaries may make Dispositions (excluding any Disposition of accounts receivable except in connection with the Disposition of any business to which such accounts receivable relate), for fair value to the extent that (i) the aggregate consideration for all Dispositions made pursuant to this clause (o) shall not exceed 15% of Consolidated Total Assets since the Original Closing Date and (ii) the Net Cash Proceeds of all Dispositions made pursuant to this clause (o) are promptly applied to the prepayment of Term Loans as provided in Section 5.2 without giving effect to any reinvestment rights under clause (iv) of the definition of “Net Cash Proceeds”;

(p) the Borrower and any Restricted Subsidiaries may sell, transfer or otherwise dispose of any Foreign Subsidiary to any other Foreign Subsidiary; and

(q) the Borrower and the Restricted Subsidiaries may make Dispositions of any assets between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses(a) through (p) above.

10.5. Limitation on Investments. The Borrower will not, and will not permit any of the Restricted Subsidiaries to make any Investment except:

(a) extensions of trade credit and asset purchases in the ordinary course of business;

(b) Investments that were Permitted Investments when such Investments were made;

(c) loans and advances to officers, directors and employees of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof); provided that, to the extent such loans and advances are made in cash, the amount of such loans and advances used to acquire such Stock or Stock Equivalents shall be contributed to the Borrower in cash and (iii) for purposes not described in the foregoing subclauses (i) and (ii); provided that the aggregate principal amount outstanding pursuant to this subclause (iii) shall not exceed $10,000,000;

(d) Investments existing on, or made pursuant to legally binding written commitments in existence on, the Original Closing Date as set forth on Schedule 10.5 to the Original Credit Agreement and any extensions, renewals or reinvestments thereof, so long as the amount of any Investment made pursuant to this clause (d) is not increased at any time above the amount of such Investment set forth on Schedule 10.5 to the Original Credit Agreement;

(e) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(f) Investments to the extent that payment for such Investments is made with Stock or Stock Equivalents of Holdings;

(g) Investments (i) (a) by the Borrower or any Restricted Subsidiary in any Credit Party, (b) between or among Restricted Subsidiaries that are not Credit Parties, and (c) consisting of intercompany Investments incurred in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) among the Borrower and the Restricted Subsidiaries (provided that any such intercompany Investment in connection with cash management arrangements by a Credit Party in a Subsidiary that is not a Credit Party is in the form of an intercompany loan or advance and the Borrower or such Restricted Subsidiary complies with Section 9.12 to the extent applicable), (ii) by Credit Parties in any Restricted Subsidiary that is not a Credit Party, to the extent that the aggregate amount of all Investments made on or after the Original Closing Date pursuant to this subclause (ii), when valued at the fair market value (determined by the Borrower acting in good faith) of each such Investment at the time each such Investment was made, would not exceed the sum of (x) $750,000,000, when taken together with Investments outstanding at such time in reliance on Section 10.5(i)(x) plus (y) if the Borrower shall be in compliance with the Senior Secured Leverage Test, both before and after giving effect, on a Pro Forma Basis to the making of such Investment, the Applicable Amount at such time and (iii) by Credit Parties in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the initial Investment being invested in one or more Credit Parties;

(h) Investments constituting Permitted Acquisitions;

(i) Investments (including but not limited to (i) minority Investments and Investments in Unrestricted Subsidiaries, (ii) Investments in joint ventures (regardless of the form of legal entity) or similar Persons that do not constitute Restricted Subsidiaries, (iii) Investments in Merchant Acquisition and Processing Alliances (regardless of the form of legal entity) and (iv) Investments in Subsidiaries that are not Credit Parties), in each case valued at the fair market value (determined by the Borrower acting in good faith) of such Investment at the time each such Investment is made, in an aggregate amount pursuant to this clause (i) that, at the time each such Investment is made, would not exceed the sum of (x) $750,000,000 when taken together with Investments outstanding at such time in reliance on Section 10.5(g)(ii)(x) plus (y) if the Borrower shall be in compliance with the Senior Secured Leverage Test, both before and after giving effect, on a Pro Forma Basis to the making of such Investment, the Applicable Amount at such time plus (z) without duplication of any amount that increased the JV Distribution Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount referred to in this subclause (z) shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made);

(j) Investments constituting non-cash proceeds of Dispositions of assets to the extent permitted by Section 10.4;

(k) Investments made to repurchase or retire Stock or Stock Equivalents of the Borrower or any direct or indirect parent thereof owned by any employee or any stock ownership plan or key employee stock ownership plan of the Borrower (or any direct or indirect parent thereof);

(l) Investments consisting of dividends permitted under Section 10.6;

(m) loans and advances to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of, dividends to the extent permitted to be made to such parent in accordance with Section 10.6;

(n) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(o) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(p) advances of payroll payments to employees in the ordinary course of business;

(q) Guarantee Obligations of the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(r) Investments held by a Person acquired (including by way of merger or consolidation) after the Original Closing Date otherwise in accordance with this Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s) Investments in Hedge Agreements permitted by Section 10.1;

(t) Investments arising out of or in connection with any Permitted Receivables Financing;

(u) Investments in the ordinary course of business in connection with Settlements;

(v) other Investments, that, at the time each such Investment is made, would not exceed the sum of (x) $600,000,000 plus (y) if the Borrower shall be in compliance with the Senior Secured Leverage Test, both before and after giving effect, on a Pro Forma Basis, to the making of such Investment, the Applicable Amount;

(w) Investments in connection with any transaction permitted by Section 10.3; and

(x) Investments consisting of licensing of intellectual property with other Persons in the ordinary course of business; and

(y) Investments constituting contributions or other dispositions of any Foreign Subsidiary to another Foreign Subsidiary.

10.6. Limitation on Dividends. The Borrower will not declare or pay any dividends (other than dividends payable solely in its Qualified Equity Interests) or return any capital to its stockholders (including any option holders) or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or the Stock or Stock Equivalents of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.5) any Stock or Stock Equivalents of the Borrower, now or hereafter outstanding (all of the foregoing, “dividends”), provided that, so long as no Default or Event of Default exists or would exist after giving effect thereto:

(a) the Borrower may (or may pay dividends to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Stock or Stock Equivalents for another class of its (or such parent’s) Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents, provided that such new Stock or Stock Equivalents contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby;

(b) the Borrower may (or may pay dividends to permit any direct or indirect parent thereof to) repurchase shares of its (or such parent’s) Stock or Stock Equivalents held by any present or former officer, director or employee (or their respective Affiliates, estates or immediate family members) of the Borrower and its Subsidiaries or any parent thereof, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements or any other management or employee benefit plan or agreement;

(c) the Borrower may pay dividends on its Stock or Stock Equivalents, provided that the amount of all such dividends paid from the Original Closing Date pursuant to this clause (c), when aggregated with (i) all aggregate principal amounts paid pursuant to Section 10.7(a) from the Original Closing Date and (ii) all loans and advances made to any direct or indirect parent of the Borrower pursuant to Section 10.5(m) in lieu of dividends permitted by this clause (c) shall not exceed an amount equal to (x) $400,000,000 plus (y) if the Borrower shall be in compliance with the Senior Secured Leverage Test, both before and after giving effect, on a Pro Forma Basis, to the payment of such dividend, the Applicable Amount; and

(d) the Borrower may pay dividends:

(i) the proceeds of which will be used to pay income tax liability attributable to the Borrower and the Restricted Subsidiaries in respect of consolidated, combined, unitary or affiliated tax returns filed by a direct or indirect parent of the Borrower in an amount not to exceed the income tax liability of the Borrower and the Restricted Subsidiaries were they to file as a stand-alone group, reduced by any such income taxes paid directly by the Borrower or the Restricted Subsidiaries;

(ii) the proceeds of which shall be used to allow any direct or indirect parent of the Borrower to pay (A) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Borrower, not to exceed $3,500,000 in any fiscal year plus (B) any reasonable and customary indemnification claims made by directors or officers of the Borrower (or any parent thereof) attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries or (C) fees and expenses otherwise due and payable by the Borrower or any of its Restricted Subsidiaries and permitted to be paid by the Borrower or such Restricted Subsidiary under this Agreement (including in respect of any initial public offering);

(iii) the proceeds of which shall be used to pay franchise and excise taxes and other fees, taxes and expenses required to maintain the corporate existence of any direct or indirect parent of the Borrower; and

(iv) to any direct or indirect parent of the Borrower to finance any Investment permitted to be made by the Borrower or a Restricted Subsidiary pursuant to Section 10.5; provided that (A) such dividend shall be made substantially concurrently with the closing of such Investment, (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets, Stock or Stock Equivalents) to be contributed to the Borrower or such Restricted Subsidiary or (2) the merger (to the extent permitted in Section 10.5) of the Person formed or acquired into the Borrower or any of its Restricted Subsidiaries and (C) the Borrower shall comply with Sections 9.11 and 9.12 to the extent applicable.

(e) [Reserved];

(f) the Borrower or any of the Restricted Subsidiaries may (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(g) the Borrower may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(h) the Borrower may declare and pay dividends on the Borrower’s common stock following the first public offering of the Borrower’s common stock or the common stock of any of its direct or indirect parents after the Original Closing Date, of up to 6% per annum of the net proceeds received by or contributed as common equity to the Borrower in or from any such public offering to the extent such net proceeds are not utilized in connection with other transactions permitted by Section 10.5, 10.6 or 10.7; and

(i) the Borrower may pay dividends in an amount equal to withholding or similar Taxes payable or expected to be payable by any present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) and any repurchases of Stock or Stock Equivalents in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

Notwithstanding anything to the contrary contained in this Section 10 (including Section 10.5 and this Section 10.6), the Borrower will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on or in respect of the Borrower’s Stock or Stock Equivalents or purchase or otherwise acquire for cash any Stock or Stock Equivalents of the Borrower or any direct or indirect parent of the Borrower, for the purpose of paying any cash dividend or making any cash distribution to, or acquiring any Stock or Stock Equivalents of the Borrower or any direct or indirect parent of the Borrower for cash from the Sponsor, or guarantee any Indebtedness of any Affiliate of the Borrower for the purpose of paying such dividend, making such distribution or so acquiring such Stock or Stock Equivalents to or from the Sponsor, in each case by means of utilization of the cumulative dividend and investment credit provided by the use of the Applicable Amount or the exceptions provided by Sections 10.5(i), (m) and (v), Sections 10.6(c) and (g) and Section 10.7(a), unless at the time and after giving effect to such payment, the Consolidated Total Debt to Consolidated EBITDA Ratio would be equal to or less than 7.5 to 1.0.

10.7. Limitations on Debt Payments and Amendments.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, prepay, repurchase or redeem or otherwise defease any Senior Notes, Senior Interim Loans, Senior Subordinated Notes, Senior Subordinated Interim Loans or any Permitted Additional Debt; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing at the date of such prepayment, repurchase, redemption or other defeasance or would result therefrom, the Borrower or Restricted Subsidiary may prepay, repurchase or redeem Senior Notes, Senior Interim Loans, Senior Subordinated Notes, Senior Subordinated Interim Loans or Permitted Additional Debt (i) in an aggregate amount from the Original Closing Date, when aggregated with (A) the aggregate amount of dividends paid pursuant to Section 10.6(c) from the Original Closing Date and (B) all loans and advances to any direct or indirect parent of the Borrower made pursuant to Section 10.5(m), not in excess of the sum of (1) $400,000,000 plus (2) if the Borrower shall be in compliance with the Senior Secured Leverage Test, both before and after giving effect, on a Pro Forma Basis, to the making of such prepayment, repurchase or redemption, the Applicable Amount at the time of such prepayment, repurchase or redemption; provided that to the extent that the Indebtedness being prepaid, repurchased, redeemed or otherwise defeased pursuant to this clause (i) comprises Senior Subordinated Notes and such prepayment, repurchase or redemption is made from the proceeds of other Indebtedness incurred by the Borrower or its Restricted Subsidiaries, such Indebtedness shall be subordinated to the Obligations on terms at least as favorable to the Lenders as the Senior Subordinated Notes; (ii) in the case of Senior Notes with the proceeds of Senior Notes described in clause (b) of the definition thereof; (iii) in the case of Senior Subordinated Notes, with the proceeds of Senior Subordinated Notes described in clause (b) of the definition thereof, (iv) in the case of Senior Interim Loans with the proceeds of Senior Notes described in clause (a) of the definition thereof, (v) in the case of Senior Subordinated Interim Loans, with the proceeds of Senior Subordinated Notes described in clause (a) of the definitions thereof (vi) in the case of Permitted Additional Debt, with the proceeds of other Permitted Additional Debt. For the avoidance of doubt, nothing in this Section 10.7 shall restrict (i) any prepayment, repurchase, redemption or defeasance made after the Original Closing Date in connection with the Debt Repayment or (ii) the making of any prepayment of accrued but unpaid interest and/or original issue discount in respect of the Senior Interim PIK Loans and/or the PIK Notes in accordance with the “Optional Interest Repayment” provisions thereof as of the end of any accrual period ending after the fifth anniversary of the Original Closing Date.

(b) The Borrower will not waive, amend, modify, terminate or release any Senior Notes, Senior Interim Loans, Senior Subordinated Notes, Senior Subordinated Interim Loans or Permitted Additional Debt to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect.

10.8. Limitations on Sale Leasebacks. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks other than Permitted Sale Leasebacks.

10.9. Changes in Business. The Borrower and the Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Subsidiaries, taken as a whole, on the Original Closing Date and other business activities incidental or reasonably related to any of the foregoing.

10.10. Consolidated Senior Secured Debt to Consolidated EBITDA Ratio. The Borrower will not permit the Consolidated Senior Secured Debt to Consolidated EBITDA Ratio for any Test Period ending during any period set forth below to be greater than the ratio set forth below opposite such period:

Period	Ratio
October 1, 2008 to September 30, 2009	7.25 to 1.00
October 1, 2009 to September 30, 2010	7.00 to 1.00
October 1, 2010 to September 30, 2011	6.75 to 1.00
October 1, 2011 to September 30, 2012	6.50 to 1.00
October 1, 2012 to September 30, 2013	6.25 to 1.00
Thereafter	6.00 to 1.00

Any provision of this Agreement that contains a requirement for the Borrower to be in compliance with the covenant contained in this Section 10.10 prior to the time that this covenant is otherwise applicable shall be deemed to require that the Consolidated Total Debt to Consolidated EBITDA Ratio for the applicable Test Period not be greater than 8.75 to 1.00.

SECTION 11. Events of Default

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1. Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or

11.2. Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.3. Covenants. Any Credit Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e), 9.5 (solely with respect to the Borrower) or Section 10; or

(b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

11.4. Default Under Other Agreements. (a) The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $100,000,000 in the aggregate, for the Borrower and such Restricted Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements), prior to the stated maturity thereof; provided that this clause (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

11.5. Bankruptcy, Etc. The Borrower or any Specified Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy”, or (b) in the case of any Foreign Subsidiary that is a Specified Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration or relief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against the Borrower or any Specified Subsidiary and the petition is not controverted within 30 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against the Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code), judicial manager, receiver, receiver manager, trustee, administrator or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Specified Subsidiary; or the Borrower or any Specified Subsidiary commences any other voluntary proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Specified Subsidiary; or there is commenced against the Borrower or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or the Borrower or any Specified Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or the Borrower or any Specified Subsidiary suffers any appointment of any custodian receiver, receiver manager, trustee, administrator or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing; or

11.6. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

11.7. Guarantee. Any Guarantee provided by any Credit Party or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any such Guarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee; or

11.8. Pledge Agreement. Any Pledge Agreement pursuant to which the Stock or Stock Equivalents of the Borrower or any Subsidiary is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor’s obligations under any Pledge Agreement; or

11.9. Security Agreement. The Security Agreement or any other Security Document pursuant to which the assets of the Borrower or any Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s obligations under the Security Agreement or any other Security Document; or

11.10. Mortgages. Any Mortgage or any material provision of any Mortgage relating to any material portion of the Collateral shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Agent or any Lender) or any mortgagor thereunder or any Credit Party shall deny or disaffirm in writing any mortgagor’s obligations under any Mortgage; or

11.11. Judgments. One or more judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $100,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

11.12. Change of Control. A Change of Control shall occur; or

11.13. Subordination. The Senior Subordinated Notes, the Senior Subordinated Interim Loans or any other Subordinated Indebtedness (other than such Subordinated Indebtedness that may be validly outstanding under Section 10.1 on a non-subordinated basis) or any guarantees of the foregoing shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Credit Parties under the Guarantee and the other Security Documents, as the case may be, as provided in the Senior Subordinated Notes Indenture, the Senior Subordinated Interim Loan Agreement or the instruments governing the terms of any such other Subordinated Indebtedness;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Required Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii) and (iv) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Credit Commitment, Swingline Commitment and Total Delayed Draw Term Loan Commitments terminated, whereupon the Revolving Credit Commitment, Swingline Commitment and Delayed Draw Term Loan Commitment, if any, of each Lender (including, without limitation, each Delayed Draw Term Loan Lender) or the Swingline Lender, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower, it will pay) to the Administrative Agent at the Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrower’s respective reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding. In connection with any acceleration of the Obligations as contemplated by clause (ii) above, the Designated Obligations shall, automatically and with no further action required by the Administrative Agent, any Credit Party or any Lender, be converted into the Dollar Equivalent, determined using the Spot Rate calculated as of the date of such acceleration (or, in the case of any Unpaid Drawings following the date of such acceleration, as of the date of drawing under the applicable Letter of Credit) and from and after such date all amounts accruing and owed to the Lenders in respect of such Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder.

11.14. Application of Proceeds. Any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent or Collateral Agent in connection with any collection or sale or otherwise in connection with any Credit Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document on behalf of any Credit Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii) second, to the Secured Parties, an amount (x) equal to all Obligations owing to them on the date of any distribution and (y) sufficient to Cash Collateralize all Letters of Credit Outstanding on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full and Cash Collateralize all Letters of Credit Outstanding, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof and to Cash Collateralize the Letters of Credit Outstanding; and

(iii) third, any surplus then remaining shall be paid to the applicable Credit Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided that any amount applied to Cash Collateralize any Letters of Credit Outstanding that has not been applied to reimburse the Letter of Credit Borrower for Unpaid Drawings under the applicable Letters of Credit at the time of expiration of all such Letters of Credit shall be applied by the Administrative Agent in the order specified in clauses (i) through (iii) above.

11.15. Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 11.3(a), in the event that the Borrower fails to comply with the requirement of the covenant set forth in Section 10.10, until the expiration of the tenth day after the date on which the Section 9.1 Financials with respect to the Test Period in which the covenant set forth in such Section is being measured are required to be delivered pursuant to Section 9.1, any holder of Stock or Stock Equivalents of the Borrower or any direct or indirect parent of the Borrower shall have the right to make a direct or indirect equity investment (other than in the form of Disqualified Equity Interests) in the Borrower in cash (the “Cure Right”), and upon the receipt by such Person of net cash proceeds (the amount of such net cash proceeds, the “Cure Amount”), the covenant set forth in such Section shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the covenant set forth in such Section with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Credit Document.

(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the covenant set forth in Section 10.10 during such Test Period (including for purposes of Section 7.1), the Borrower shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 11.3 that had occurred shall be deemed cured; provided that (i) in each Test Period there shall be at least one fiscal quarter in which no Cure Right is exercised, and (ii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the covenant set forth in Section 10.10.

SECTION 12. The Agents

12.1. Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.1(c) with respect to the Joint Lead Arrangers and Section 12.9 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

(b) The Administrative Agent, each Lender, the Swingline Lender and the Letter of Credit Issuer hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, each Lender, the Swingline Lender and the Letter of Credit Issuer irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent, the Lenders, the Swingline Lender or the Letter of Credit Issuers, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

(c) Each of the Syndication Agent, Joint Lead Arrangers and Bookrunners and Joint Bookrunners, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2. Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, subagents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

12.3. Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any Guarantor, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of the Borrower, any Guarantor or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

12.4. Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable law. For purposes of determining compliance with the conditions specified in Sections 6 and 7 on the Original Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Original Closing Date specifying its objection thereto.

12.5. Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable).

12.6. Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereinafter taken, including any review of the affairs of the Borrower, any Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender, the Swingline Lender or any Letter of Credit Issuer. Each Lender, the Swingline Lender and each Letter of Credit Issuer represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, Guarantor and other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Guarantor and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower, any Guarantor or any other Credit Party that may come into the possession of the Administrative Agent or Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against an Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing, provided that no Lender shall be liable to an Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken by the Administrative Agent in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

12.8. Agents in Their Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, any Guarantor, and any other Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

12.9. Successor Agents. Each of the Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 (including 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

Any resignation by Credit Suisse as Administrative Agent pursuant to this Section shall also constitute its resignation as Letter of Credit Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer and Swing Line Lender, (b) the retiring Letter of Credit Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.

12.10. Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

12.11. [Reserved].

12.12. Agents Under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, may execute any documents or instruments necessary to in connection with a sale or disposition of assets permitted by this Agreement, (i) release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets, or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented or (ii) release any Guarantor from the Guarantee, or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented.

12.13. Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

SECTION 13. Miscellaneous

13.1. Amendments, Waivers and Releases. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate (it being understood that any change to the definition of Consolidated Total Debt to Consolidated EBITDA Ratio or Consolidated Senior Secured Debt to Consolidated EBITDA Ratio or in the component definitions thereof shall not constitute a reduction in the rate and only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.8(c)), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date, or increase the aggregate amount of the Commitments of any Lender, or amend or modify any provisions of Section 5.3(a) (with respect to the ratable allocation of any payments only) and 13.8(a) and 13.20, or make any Loan, interest, Fee or other amount payable in any currency other than expressly provided herein, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1 or reduce the percentages specified in the definitions of the terms “Required Lenders”, “Required Revolving Credit Lenders”, “Required Euro Tranche B-1 Term Loan Lenders”, “Required Euro Tranche B-2 Term Loan Lenders”, “Required Initial Term Loan Lenders”,

“Required Delayed Draw Term Loan Lenders”, “Required Initial Tranche B-1 Term Loan Lenders”, “Required Initial Tranche B-2 Term Loan Lenders”, “Required Initial Tranche B-3 Term Loan Lenders”, “Required Tranche B-1 Term Loan Lenders”, “Required Tranche B-2 Term Loan Lenders” consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3) or alter the order of application set forth in Section 11.14, in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent in a manner that directly and adversely affects such Person, or (iv) amend, modify or waive any provision of Section 3 with respect to any Letter of Credit without the written consent of the Letter of Credit Issuer, or (v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender in a manner that directly and adversely affects such Person, or (vi) change any Revolving Credit Commitment to a Term Loan Commitment, or change any Term Loan Commitment to a Revolving Credit Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, or (vii) release all or substantially all of the Guarantors under the Guarantees (except as expressly permitted by the Guarantees or this Agreement) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) without the prior written consent of each Lender, or (viii) amend Section 2.9 so as to permit Interest Period intervals greater than six months without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or (ix) decrease the amount or allocation of any mandatory prepayment to be received by any Initial Tranche Term Loan Lender without the written consent of the Required Initial Term Loan Lenders, (x)(i)(A) decrease the Initial Term Loan Repayment Amount applicable to Initial Tranche B-1 Term Loans, extend any scheduled Initial Term Loan Repayment Date applicable to Initial Tranche B-1 Term Loans, in each case without the written consent of the Required Initial Tranche B-1 Term Loan Lenders and (B) decrease the amount or allocation of any mandatory prepayment to be received by any Tranche B-1 Term Loan Lender in a manner disproportionately adverse to the interests of the Tranche B-1 Term Loan Lenders in relation to the Lenders of any other Class of Original Closing Date Term Loans, in each case without the written consent of the Required Tranche B-1 Term Loan Lenders, (ii)(A) decrease the Initial Term Loan Repayment Amount applicable to Initial Tranche B-2 Term Loans, extend any scheduled Initial Term Loan Repayment Date applicable to Initial Tranche B-2 Term Loans, in each case without the written consent of the Required Initial Tranche B-2 Term Loan Lenders and (B) decrease the amount or allocation of any mandatory prepayment or any prepayment premium to be received by any Tranche B-2 Term Loan Lender in a manner disproportionately adverse to the interests of the Tranche B-2 Term Loan Lenders in relation to the Lenders of any other Class of Original Closing Date Term Loans, in each case without the written consent of the Required Tranche B-2 Term Loan Lenders or (iii) decrease the Initial Term Loan Repayment Amount applicable to Initial Tranche B-3 Term Loans, extend any scheduled Initial Term Loan Repayment Date applicable to Initial Tranche B-3 Term Loans, decrease the amount or allocation of any mandatory prepayment or any prepayment premium to be received by any Initial Tranche B-3 Term Loan Lender in a manner disproportionately adverse to the interests of the Initial Tranche B-3 Term Loan Lenders in relation to the Initial Term Loan Lenders of any other Class of Initial Term Loans, in each case without the written consent of the Required Initial Tranche B-3 Term Loan Lenders, or (xi) decrease any Delayed Draw Repayment Amount, extend any scheduled Delayed Draw Repayment Date or decrease the amount or allocation of any mandatory prepayment to be received by any Delayed Draw Term Loan Lender, in each case without the written consent of the Required Delayed Draw Term Loan Lenders or (xii)(i) decrease the Euro Tranche Repayment Amount applicable to Euro Tranche B-1 Term Loans, extend any scheduled Euro Tranche Repayment Date applicable to Euro Tranche B-1 Term Loans, in each case without the written consent of the Required Euro Tranche B-1 Term Loan Lenders or (ii) decrease the Euro Tranche Repayment Amount applicable to Euro Tranche B-2 Term Loans, extend any scheduled Euro Tranche Repayment Date applicable to Euro Tranche B-2 Term Loans, , in each case without the written consent of the Required Euro Tranche B-2 Term Loan Lenders. Any

such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

Notwithstanding the foregoing, in addition to any credit extensions and related Joinder Agreement(s) effectuated without the consent of Lenders in accordance with Section 2.14, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Term Loans.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable ABR Margin and Applicable LIBOR Margin for such Replacement Term Loans shall not be higher than the Applicable ABR Margin and Applicable LIBOR Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans of such Class in effect immediately prior to such refinancing.

The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, upon the termination of this Agreement and the payment of all Obligations hereunder (except for contingent indemnification obligations in respect of which a claim has not yet been made), (ii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this

Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee (in accordance with the following sentence) and (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantees upon consummation of any transaction resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.

13.2. Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 to the Original Credit Agreement or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Swingline Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three (3) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

13.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit

Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5. Payment of Expenses; Indemnification. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP and one counsel in each relevant local jurisdiction, (b) to pay or reimburse each Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP, as counsel to the Agents, or such other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld), (c) to pay, indemnify, and hold harmless each Lender and Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender and Agent and their respective Affiliates, directors, officers, employees, trustees, investment advisors and agents from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of one primary counsel and one local counsel in each relevant jurisdiction to such indemnified Persons (unless there is an actual or perceived conflict of interest or the availability of different claims or defenses in which case each such Person may retain its own counsel), related to the Transactions (including, without limitation, the Merger) or, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than any trustee or advisor)) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the operations of the Borrower, any of its Subsidiaries or any of the Real Estate (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that the Borrower shall have no obligation hereunder to any Agent or any Lender or any of their respective Affiliates, officers, directors, employees or agents with respect to indemnified liabilities to the extent it has been determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Affiliates, officers, directors, employees or agents, or (ii) any material breach of any Credit Document by the party to be indemnified. No Person entitled to indemnification under clause (d) of this Section 13.5 shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any such Person have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Original Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, stockholders or creditors or any other

Person, whether or not any Person entitled to indemnification under clause (d) of this Section 13.5 is otherwise a party thereto. All amounts payable under this Section 13.5 shall be paid within ten Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable retail. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder.

13.6. Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations or Swingline Loans) at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that, without limitation, the Borrower shall have the right to withhold or delay its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to (1) a Lender, an Affiliate of a Lender, an Approved Fund, (2) if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing, any other assignee or (3) to a Person not more than 14 days following the Original Closing Date to the extent the Borrower has previously consented to an allocation of Loans of Commitments in an amount greater than or equal to the amount assigned to a Person in such time period; and

(B) the Administrative Agent (which consent shall not be unreasonably withheld or delayed), and, in the case of Revolving Credit Commitments or Revolving Credit Loans only, the Swingline Lender and the applicable Letter of Credit Issuer, provided that no consent of the Administrative Agent, the Swingline Lender or the Letter of Credit Issuer, as applicable, shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

Notwithstanding the foregoing, no such assignment shall be made to a natural person.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of (x) an Initial Term Loan Commitment, Delayed Draw Term Loan Commitment, Initial Term Loan or Delayed Draw Term Loan, $1,000,000 and (y) Euro Tranche Term Loan Commitment or a Euro Tranche Term Loan, €1,000,000), and increments of $1,000,000 in excess thereof (or, in the case of Euro Tranche Term Loan Commitments or Euro Tranche Term Loans increments of €1,000,000 in excess thereof) or, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided further that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system reasonably acceptable to the Administrative Agent, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”) and applicable tax forms.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to each Lender pursuant to the terms hereof from time to time (the “Register”). Further, each Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, the Letter of Credit Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and applicable tax forms (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register.

(c) (i) Any Lender may, without the consent of the Borrower, any Administrative Agent, the Letter of Credit Issuer or the Swingline Lender, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) of the proviso to Section 13.1 that affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender and provided that such Participant agrees to be subject to the requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender, provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. Any such Participant Register shall be available for inspection by the Administrative Agent at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit K-1-A, K-1-B, K-1-C, K-2, or K-3 to the Original Credit Agreement and substantially in the form of Exhibit K-4-A or K-4-B to this Agreement, as the case may be, evidencing the Initial Term Loans, Delayed Draw Term Loans and New Term Loans, Euro Tranche Term Loans and Revolving Credit Loans and Swingline Loans, respectively, owing to such Lender.

(e) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f) The words “execution”, “signed”, “signature”, and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, (x) no SPV shall be entitled to any greater rights under Sections 2.10, 2.11 and 5.4 than its Granting Lender would have been entitled to absent the use of such SPV and (y) each SPV agrees to be subject to the requirements of Sections 2.10, 2.11 and 5.4 as though it were a Lender and has acquired its interest by assignment pursuant to clause (b) of this Section 13.6.

13.7. Replacements of Lenders Under Certain Circumstances.

(a) The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10, 3.5 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11, 3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and (c) the Borrower shall pay to such Non-Consenting Lender the amount, if any, owing to such Lender pursuant to Section 5.1(b). In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.

13.8. Adjustments; Set-off.

(a) If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower (excluding, for the avoidance of doubt, any Settlement Assets except to effect Settlement Payments such Lender is obligated to make to a third party in respect of such Settlement Assets or as otherwise agreed in writing between the Borrower and such Lender). Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11. Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent, the Collateral Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

13.12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.13. Submission to Jurisdiction; Waivers. The Borrower irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 to the Original Credit Agreement at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2 to the Original Credit Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 to the Original Credit Agreement any special, exemplary, punitive or consequential damages.

13.14. Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or other Agent has advised or is currently advising the Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent or other Agent has any obligation to the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent, each other Agent and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Administrative Agent nor any other Agent has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby

(including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or any other Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

13.15. WAIVERS OF JURY TRIAL. THE BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16. Confidentiality. The Administrative Agent, each other Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, the Administrative Agent or such other Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental, regulatory or self-regulatory agency or representative thereof or pursuant to legal process or applicable law or regulation or (a) to such Lender’s or the Administrative Agent’s or other Agent’s attorneys, professional advisors, independent auditors, trustees or Affiliates, (b) to an investor or prospective investor in a Securitization that agrees its access to information regarding the Credit Parties, the Loans and the Credit Documents is solely for purposes of evaluating an investment in a Securitization and who agrees to treat such information as confidential, (c) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such information as confidential and (d) to a nationally recognized ratings agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued with respect to a Securitization; provided that unless specifically prohibited by applicable law or court order, each Lender, the Administrative Agent and each other Agent shall use commercially reasonable efforts to notify the Borrower of any request made to such Lender, the Administrative Agent or such other Agent by any governmental, regulatory or self regulatory agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Lender, the Administrative Agent or any other Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary. Each Lender, the Administrative Agent and each other Agent agrees that it will not provide to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties in swap agreements to be entered into in connection with Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16.

13.17. Direct Website Communications.

(a) The Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under the Credit Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of the Credit Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to the Administrative Agent at an email address provided by the Administrative Agent from time to time; provided that (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.17 shall prejudice the right of the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(b) The Borrower further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform (i) is limited to the Agents, the Lenders and Transferees or prospective Transferees and (ii) remains subject to the confidentiality requirements set forth in Section 13.16.

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to the Borrower, any Lender, the Letter of Credit Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than any trustee or advisor)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents.

(d) The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that the Borrower has indicated contains only publicly available information with respect to the Borrower may be posted on that portion of the Platform designated for such public-side Lenders. If the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to the Borrower, its Subsidiaries and their securities. Notwithstanding the foregoing, the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information.

13.18. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

13.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

13.20. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

13.21. Acknowledgements Relating to the Amendment Effective Date. Each Credit Party hereby (i) expressly acknowledges the terms of this Agreement, (ii) ratifies and affirms its obligations under the Credit Documents (including guarantees and security agreements) executed by such Credit Party and (iii) acknowledges, renews and extends its continued liability under all such Credit Documents and agrees such Credit Documents remain in full force and effect, including with respect to the obligations of the Borrower as modified by this Agreement. Each Credit Party further represents and warrants to each Agent, the Letter of Credit Issuer and each of the Lenders that after giving effect to this Agreement, neither the modification of the Original Credit Agreement effected pursuant to this Agreement, nor the execution, delivery, performance or effectiveness of this Agreement (a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document (as such term is defined in the Original Credit Agreement), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

FIRST DATA CORPORATION, as Borrower

By:	/s/ Kimberly S. Patmore
Name:	Kimberly S. Patmore
Title:	Executive Vice President and Chief Financial Officer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent, Collateral Agent, Swingline Lender, Letter of Credit Issuer and a Lender

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Director

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Associate

CITIBANK N.A., as Syndication Agent and a Lender

By:	/s/ Caesar W. Wyszomirjki
Name:	Caesar W. Wyszomirjki
Title:	VP

CITIGROUP GLOBAL MARKETS, INC., as Joint Lead Arranger and Bookrunner

By:	/s/ Caesar W. Wyszomirjki
Name:	Caesar W. Wyszomirjki
Title:	Director

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Paul O’Leary
Name:	Paul O’Leary
Title:	Vice President

By:	/s/ Hans-Josef Thiele
Name:	Hans-Josef Thiele
Title:	Director

DEUTSCHE BANK SECURITIES INC., as Joint Lead Arranger and Bookrunner

By:	/s/ Keith Braun
Name:	Keith C. Braun
Title:	Director

By:	/s/ Sean Murphy
Name:	Sean Murphy
Title:	Managing Director

LEHMAN COMMERCIAL PAPER INC., as Lender

By:	/s/ Laurie Perper
Name:	Laurie Perper
Title:	Senior Vice President

LEHMAN BROTHERS INC., as Joint Lead Arranger and Joint Bookrunner

By:	/s/ Laurie Perper
Name:	Laurie Perper
Title:	Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By:	/s/ Martin Haythorne
Name:	Martin Haythorne
Title:	Managing Director

HSBC SECURITIES (USA) INC., As Joint Lead Arranger and Bookrunner

By:	/s/ Michael McGovern
Name:	Michael McGovern
Title:	Managing Director

GOLDMAN SACHS CREDIT PARTNERS L.P., as Joint Lead Arranger and Bookrunner and a Lender

By:	/s/ Walter A. Jackson
Name:	Walt Jackson
Title:	Authorized Signatory

MERRILL LYNCH CAPITAL CORPORATION, as Lender

By:	/s/ Arminee Bowler
Name:	Arminee Bowler
Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arranger and Bookrunner

By:	/s/ Stephanie Vallillo
Name:	Stephanie Vallillo
Title:	Vice President

DOMINANT PROCESSING TRUST By: Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement dated September 26, 2007

By:	/s/ Joseph B. Feil
Name:	Joseph B. Feil
Title:	Assistant Vice President

Schedule 1.1(a)

Existing Secured Letters of Credit

Issuance Bank	Beneficiary	Expiration Date	Amount
JPMorgan Chase	SAWS Consortium	8/31/2008	$100,000

		Total JPMorgan Chase:	$100,000

Scotiabank	ACE/Pacific Employers Insurance Co.	2/9/2008	$7,000,000
Scotiabank	Travelers Insurance Co.	7/1/2008	$3,351,000

		Total Scotiabank:	$10,351,000

Silicon Valley Bank	JG 520 Building, LLC	2/20/2008	$150,000

		Total Silicon Valley Bank:	$150,000

Wachovia	Jefferson Pilot Financial Insurance Co.	5/30/2008	$2,869,000

		Total Wachovia:	$2,869,000

Wells Fargo Bank	New York State Department of Labor	6/30/2008	$4,000,000
Wells Fargo Bank	Zurich American Insurance Co.	1/29/2008	$9,898,360
Wells Fargo Bank	Liberty Mutual Insurance Co.	8/31/2008	$14,000,000
Wells Fargo Bank	County of Santa Clara	1/1/2008	$150,000

		Total Wells Fargo Bank:	$28,048,360

		Total Letters of Credit to be covered under new facility:	$41,518,360

Schedule 1.1(b)

Mortgaged Properties

Property Name	Owner	Address	County	State
240 N Roosevelt Ave	First Data Real Estate Holdings, LLC	240 N Roosevelt Ave Chandler, AZ 85226	Maricopa	AZ

101 Bellevue	Star Processing, Inc.	101 Bellevue Wilmington, DE 19809	New Castle	DE

1100 Carr Road	First Data Real Estate Holdings, LLC	1100 Carr Road Wilmington, DE 19809	New Castle	DE

1800 W Interntl Speedway	First Data Resources, LLC	1800 W Interntl Speedway Daytona Beach, FL 32114	Volusia	FL

4000 N W Coral Ridge Drive	First Data Merchant Services Corporation	4000 N W Coral Ridge Drive Coral Springs, FL 33065	Broward	FL

3975 NW 120th Ave	First Data Corporation	3975 NW 120th Ave Coral Springs, FL 33065	Broward	FL

2240 Newmarket Parkway[1]	Tax lease to First Data Real Estate Holdings, LLC	2240 Newmarket Parkway Marietta, GA 30067	Cobb	GA

6855 Pacific St	First Data Resources, LLC	6855 Pacific St Omaha, NE 68106	Douglas	NE

6902 Pine	First Data Resources, LLC	6902 Pine Omaha, NE 68106	Douglas	NE

7301 Pacific St	First Data Resources, LLC	7301 Pacific St Omaha, NE 68114	Douglas	NE

7302-30 Pacific St	First Data Resources, LLC	7302-30 Pacific St Omaha, NE 68114	Douglas	NE

7305 Pacific St	First Data Resources, LLC	7305 Pacific St Omaha, NE 68114	Douglas	NE

8949 Sorenson Pkwy	First Data Resources, LLC	8949 Sorenson Pkwy Omaha, NE 68122	Douglas	NE

805 Crownpoint Ave	First Data Real Estate Holdings L.L.C.	805 Crownpoint Ave Omaha, NE 68110	Douglas	NE

[1]	Granting of mortgage subject to consent by local taxing authority.

Property Name	Owner	Address	County	State
1307 Old Walt Whitman Rd2	Tax lease to First Data Real Estate Holdings, LLC which subleases to First Data Merchant Services Corporation	1307 Old Walt Whitman Rd Melville, NY 11747	Suffolk	NY

[2]	Granting of mortgage subject to consent by local taxing authority.

Schedule 1.1(c)

Commitments and Addresses of Lenders

Lender	Revolving Credit Loan	Initial B-1 Tranche Term Loan	Euro Tranche Term Loan (US Dollar Equivalent)	Delayed Draw Term Loan	Initial B-2 Tranche Term Loan	Initial B-3 Tranche Term Loan
Citibank, N.A.	380,000,000.00	717,250,000.00	190,000,000.00	42,750,000.00	950,000,000.00	570,000,000.00
Credit Suisse, Cayman Islands Branch	380,000,000.00	717,250,000.00	190,000,000.00	42,750,000.00	950,000,000.00	570,000,000.00
Deutsche Bank AG Cayman Islands Branch	380,000,000.00	717,250,000.00	190,000,000.00	42,750,000.00	950,000,000.00	570,000,000.00
HSBC Bank USA, National Association	380,000,000.00	717,250,000.00	190,000,000.00	42,750,000.00	950,000,000.00	570,000,000.00
Lehman Commercial Paper Inc.	260,000,000.00	490,750,000.00	130,000,000.00	29,250,000.00	650,000,000.00	390,000,000.00
Goldman Sachs Credit Partners L.P.	110,000,000.00	207,625,000.00	55,000,000.00	12,375,000.00	275,000,000.00	165,000,000.00
Merrill Lynch Capital Corporation	110,000,000.00	207,625,000.00	55,000,000.00	12,375,000.00	275,000,000.00	165,000,000.00
Totals	$2,000,000,000.00	$3,775,000,000.00	$1,000,000,000.00	$225,000,000.00	$5,000,000,000.00	$3,000,000,000.00

Schedule 1.1(d)(i)

Excluded Subsidiaries

Tellan Software, Inc.

Schedule 1.1(g)

Debt Repayment

1.	6.375% Notes due December 2007

2.	5.800% Notes due December 2008

3.	3.900% Notes due October 2009

4.	4.500% Notes due June 2010

5.	5.625% Notes due November 2011

6.	4.850% Notes due October 2014

7.	4.950% Notes due June 2015

8.	4.700% Notes due August 2013

9.	3.375% Notes due August 2008

Schedule 1.1(i)

Existing Hedge Banks

Counterparty	Notional Amount	Net Mark-to-Market		Effective Date
Bank of America, N.A.	USD $122,202,000	($1,848,659)	[1]	9/16/2004
JPMorgan Chase Bank, N.A. (successor to Bank One, NA )	AUD $115,000,000	($10,324,544)	[1]	4/13/2004
Barclays Bank PLC (London Head Office)	EUR €14,280,000	($2,000,381)	[1]	6/7/2005
Barclays Bank PLC (London Head Office)	EUR €7,220,000	($1,011,486)	[1]	6/7/2005
JPMorgan Chase Bank, N.A.	USD $122,202,000	$1,848,659	[1]	12/7/2006
First Data Corporation & First Data Operations (Austria) GmbH	EUR €223,776,081	$27,740,916	[1]	9/27/2005
First Data Corporation & First Data Operations (Austria) GmbH	EUR €4,390,688	N/A	[1]	8/1/2007
Deutsche Bank AG	USD $1,000,000,000	N/A	[1]	Closing Date
HSBC Bank USA, National Association	USD $2,000,000,000	N/A	[1]	Closing Date
Goldman, Sachs & Co.	CAD $9,750,000	($2,017,099)	[2]	8/31/2007
Bank of America, N.A.	USD $61,116	($212,198)	[2]	8/24/2007
Bank of America, N.A.	USD $61,116	$213,918	[2]	8/24/2007
Bank of America, N.A.	USD $61,117	($216,794)	[2]	8/24/2007
Bank of America, N.A.	USD $61,117	$217,766	[2]	8/24/2007
Bank of America, N.A.	USD $97,316	($337,886)	[2]	8/24/2007
Bank of America, N.A.	USD $97,316	$340,626	[2]	8/24/2007
Bank of America, N.A.	USD $97,316	($345,198)	[2]	8/24/2007
Bank of America, N.A.	USD $97,316	$346,746	[2]	8/24/2007

[1]	As of September 19, 2007

[2]	As of August 31, 2007

Schedule 6.3

Local Counsels

California

Colorado

Florida

Georgia

Nevada

Tennessee

Texas

Schedule 8.3

No Violation1

1.	Chase Paymentech Alliance.

•

Amended and Restated Limited Liability Company Agreement, dated as of October 1, 2005, by and among Banc One POS Services Corporation, Paymentech Management Resources, Inc., BI PTI Services, Inc., Unified Merchant Services, Chase Merchant Services, LLC and Chase Paymentech Solutions, LLC.

•

Amended and Restated Stockholder Agreement, dated as of October 1, 2005, by and among First Data Corporation, Banc One POS Services Corp., Paymentech Management Resources, Inc., Paymentech Inc. and FDC Offer Corporation.

2.	PNC Alliance upon a Change of Control with Adverse Effect.

•	Alliance Agreement, dated as of December 29, 1995, by and among Card Establishment Services, Inc., First Data Corporation and PNC Bank Corp.

•	Alliance Operations Agreement, dated as of March 29, 1996, by and among Card Establishment Services, Inc., First Data Corporation and PNC Bank Corp.

•	Processing and Clearing Agreement, dated as of March 29, 1996, by and among Card Establishment Services, Inc., First Data Corporation and PNC Bank Corp., as amended.

•	PNC Merchant Services Company, L.P. Limited Partnership Agreement, dated March 28, 1996, by and between First Data Pittsburgh Alliance Partner Inc. and The Banks Named on Exhibit 1 thereto.

•

PNC Merchant Services Company Amended and Restated Partnership Agreement, dated March 29, 1996, by and among First Data Pittsburgh Alliance Partner Inc., PNC alliance, Inc. and other unidentified parties.

3.	SunTrust Alliance upon a Change of Control with Material Adverse Effect.

•	Alliance Formation Agreement, dated as of March 29, 2002, by and among First Data Merchant Services Corporation, FDMS Partner, Inc., Unified Partner, Inc. and SunTrust Bank.

•	Alliance Operations Agreement, dated as of March 29, 2002, by and among First Data Merchant Services Corporation, SunTrust Bank and SunTrust Merchant Services, LLC.

•	First Amended and Restated Limited Liability Company Agreement, dated as of March 29, 2002, by and among SunTrust Bank, FDMS Partner, Inc., Unified Partner, Inc. and SunTrust Merchant Services, LLC.

4.	Huntington Alliance.

•

Amended and Restated Limited Liability Company Agreement, dated as of July 17, 2002, by and among First Data Merchant Services Corporation, The Huntington National Bank and Huntington Merchant Services, L.L.C.

[1]

To the extent matters disclosed in this Schedule 8.3 are qualified, the terms of such qualifications are intended to be interpreted as such terms are defined in the applicable agreement (when used, such qualifications shall be subject in all respects to the operative language of the applicable agreement).

•	Amended and Restated Trademark and Service Mark License, dated as of July 17, 2002, between Huntington Bancshares Incorporated and Huntington Merchant Services L.L.C.

•	Amended and Restated Processing Agreement, dated as of July 17, 2002, by and among First Data Merchant Services Corporation, Huntington Merchant Services, L.L.C. and The Huntington National Bank.

5.	Service Agreement, by and between First Data Resources, LLC and Wells Fargo Bank N.A., restated and amended on November 1, 2006, as amended, if First Data Resources is acquired by a bank or an affiliate of a bank or a change of control of First Data Resources is accompanied by a ratings downgrade of the Company.

6.	Issuer and Acquirer Tariff Agreement, dated as of July 5, 1991, by and among FDR Limited, Lloyds Bank Plc, First Data Resources Inc. and American Express Information Services Corporation, if the Merger and other transactions contemplated by the Agreement are determined to be a change of control to a “Restricted Person.”

7.	Agreement dated as of December 15, 2006 by and between Lloyds TSB Bank PLC and First Data Global Services Limited, if the Merger and other transactions contemplated by the Agreement are determined to be a change of control to a direct competitor or Unapproved Entity.

8.	Debit Card Processing Agreement by and among Washington Mutual Bank, Washington Mutual Bank, FA, and Washington Mutual Bank fsb (collectively, “WaMu”) and First Data Resources Inc. (“FDR”) dated as of September 7, 2004, upon a ratings downgrade of the Company.

9.	Home Equity Line of Credit Card Processing Agreement (the “HELOC Agreement”) by and among Washington Mutual Bank and Washington Mutual Bank fsb and First Data Resources, LLC dated as of December 21, 2006, upon a ratings downgrade of the Company.

10.	Master Statement and Correspondence Print and Mail Services Agreement, dated as of September 27, 2006, by and among Washington Mutual Bank, Washington Mutual fsb and First Data Resources, LLC, upon a ratings downgrade of the Company.

11.	Acquirer Agreement dated July 12, 2006 between Discover Financial Services LLC and First Data Merchant Services Corporation, if the Merger and other transactions contemplated by the Agreement are determined to have a Material Adverse Effect.

12.	Alliance Operations Agreement, by and between First Data Merchant Services Corporation, Applecart Investments B.V., International Card Services B.V. and Netherlands Merchant Services B.V., dated June 6, 2005, where upon a ratings downgrade of the Company, the bank may request that settlement funds cease flowing through an account controlled by FDMS unless other security is provided.

Schedule 8.4

Litigation

1. In re Concord EFS, Inc. Shareholders Litigation, Case No. CT-001922-03 in the Circuit Court in and for Shelby County, Tennessee.

2. In re ATM FEE Antitrust Litigation, Case No. 3:04-CV-02676-CRB, United States District Court for the Northern District of California.

3. DataTreasury Corp. v. Remitco, LLC and Integrated Payment Systems, Inc., Case No. 5:05-CV-173-DF, United States District Court for the Eastern District of Texas.

4. DataTreasury Corp. v. Wells Fargo, et.al, Case No. 2:06-CV-72-DF, United States District Court for the Eastern District of Texas.

Schedule 8.12

Subsidiaries

Issuer	Owner	No. Shares/Interest
2058229 Ontario Inc.	First Data Corporation	20 shares of Common Stock/ 100%

Achex, Inc.	First Data Corporation and First Data Communications Corporation	450 Common shares and 428 Series A Preferred shares (FDC) 122 Series A Preferred Shares (FDCC)/ 100%

ACN 095 393 338 Pty. Limited (Gresham Private Company (Victoria) Pty Ltd.)	Cashcard Australia Limited	94 shares/ 100%

ACT (Computer Services) Limited	Active Computer Services Limited	535,000 shares/ 100%

Active Business Services Limited	FDR U.K. Limited	10,479,656 shares/ 100%

Active Computer Services Limited	Active Business Services Limited	2,459,000 shares/ 100%

Active Dormant Limited	MAS Holdings Limited	17 shares/ 100%

Active Software Projects Limited	MAS Holdings Limited	5,500 shares/ 100%

Argensur SA	First Data Spain Holdings SA (90%) and Inverland Jasper SL (10%)	2,100,000 shares/ 100%

Atlantic Bankcard Properties Corporation	ATLANTIC STATES BANKCARD ASSOCIATION, INC.	1,992 shares of Common Stock/ 100%

ATLANTIC STATES BANKCARD ASSOCIATION, INC.	First Data Resources, LLC	100 shares of Common Stock/ 100%

Autocash Pty. Limited	Electronic Banking Solutions Limited	100 shares/ 100%

B1 PTI Services, Inc.	First Data Merchant Services Corporation	1,000 shares of Common Stock/ 100%

Bankcard Investigative Group Inc.	First Data Corporation	100 shares of Capital Stock/ 100%

Business Office Services, Inc.	First Data Corporation	100 shares of Capital Stock/ 100%

BUYPASS Inco Corporation	Concord Payment Services, Inc.	100 shares of Common Stock/ 100%

BWA Merchant Services Pty. Ltd.	FDC Australia (Acquisitions) Pty. Limited	1 share/ 100%

Call Interactive Holdings LLC	First Data Corporation	100% Membership Interests

CallTeleservices, Inc.	First Data Corporation	100 shares of Common Stock/ 100%

CanPay Holdings, Inc.	First Data Corporation	100 shares of Common Stock/ 100%

CARDSERVICE DELAWARE, INC.	CARDSERVICE INTERNATIONAL, INC.	100 shares of Common Stock/ 100%

CARDSERVICE INTERNATIONAL, INC.	First Data Corporation	1,000,000 shares of Common Stock/ 100%

CardSolve International Inc.	First Data Corporation	901,000 shares of Common Stock/ 100%

Issuer	Owner	No. Shares/Interest
Cashcard Australia Limited	FDC Australia (Acquisitions) Pty. Limited	53,710,823 shares/ 100%

CESI HOLDINGS, INC.	First Data Commercial Services Holdings, Inc.	100 shares of Common Stock/ 100%

CIFS Corporation	CIFS LLC	1,000 shares of Common Stock/ 100%

CIFS LLC	Star Systems, Inc. (92.2%) and Concord EFS, Inc. (7.8%)	100% Membership Interests

ClearCheck Payment Solutions, LLC	TRS Recovery Services, Inc.	100%

Concord Computing Corporation	Concord EFS, Inc.	1,000 shares of Common Stock/ 100%

Concord Corporate Services, Inc.	Concord EFS, Inc.	3,750,000 shares of Common Stock/100% Zero shares of Preferred Stock/ 0%

Concord EFS Financial Services, Inc.	Concord EFS, Inc.	1,000 shares of Common Stock/ 100%

Concord EFS, Inc.	First Data Corporation	100 shares of Common Stock/ 100%

Concord Emerging Technologies, Inc.	CIFS Corporation	1,000 shares of Common Stock/ 100%

CONCORD EQUIPMENT SALES, INC.	Concord EFS, Inc.	1,000 shares of Common Stock/ 100%

Concord Financial Technologies, Inc.	Concord EFS, Inc.	1,000 shares of Common Stock/ 100%

CONCORD NN, LLC	Concord Processing, Inc.	100% Membership Interests

CONCORD ONE, LLC	Concord Processing, Inc.	100% Membership Interests

Concord Payment Services, Inc.	EPSF Corporation	43,466,096 shares of Common Stock/ 100%

Concord Processing, Inc.	EFTLogix, Inc.	1,000 shares of Common Stock/ 100%

Concord Transaction Services, LLC	CTS Holdings, LLC (99%), Concord Computing Corporation (1%)	100% Membership Interests

Credit Card Holdings Limited	PaySys International Inc.	60,000 Ordinary shares/ 100%

Credit Performance Inc.	First Data Resources, LLC	100 shares of Common Stock/ 100%

CTS Holdings, LLC	Concord EFS, Inc.	100% Membership Interests

CTS, Inc.	CTS Holdings, LLC	1,000 shares of Common Stock/ 100%

Data Holding Korea (Malaysia) Sdn Bhd	First Data Corporation (50%) and First Data (Greece) US Holding Company (50%)	200 Ordinary shares (100 each)/ 100%

DDA Payment Services, LLC	First Data Corporation	100% membership Interests

Direct Cash Pty. Limited	Cashcard Australia Limited	12,864 shares/ 100%

DW Holdings Canada ULC	DW Holdings, Inc.	20 shares/ 100%

DW Holdings, Inc.	First Data Corporation	100 shares of Common Stock/ 100%

EBP Re, Ltd.	First Data Commercial Services Holdings, Inc.	1,650,000 shares/ 100%

EBS Rentals Pty. Limited	Electronic Banking Solutions Limited	100 ordinary shares/ 100%

EFS Transportation Services, Inc.	Concord EFS, Inc.	1,000 shares of Common Stock/ 100%

Issuer	Owner	No. Shares/Interest
EFTLogix, Inc.	Concord EFS, Inc.	2,110 shares of Common Stock/ 100%

Electronic Banking Solutions Limited	Cashcard Australia Limited (66,514,112 shares) and ACN 095 393 338 Pty Limited (31,805,559 shares)	98,319,670 shares/ 100%

Emecei Inversiones SA	First Data Spain Holdings SA 90%; Inverland Jasper S.L. 10%	12,000 shares/ 100%

Encorus UK Limited	First Data Mobile Solutions Limited	74.5%

EPSF Corporation	Concord Corporate Services, Inc.	1,000 shares of Common Stock/ 100%

European Merchant Services BV	FDI Merchant Services Holding (Netherlands) BV	9,231 Class B Ordinary shares/ 51%

Europrocessing Central East Europe AS	First Data Central and Eastern Europe and Nordics ASA	120,000 shares/ 100%

Europrocessing Slovakia AS	Europrocessing Central East Europe AS	10 shares/ 100%

FDC Australia (Acquisitions) Pty Limited	First Data Corporation Australia (Holdings) Pty Limited	100 shares/ 100%

FDC International Inc.	First Data Corporation	100 shares of Common Stock/ 100%

FDFS Holdings, LLC	First Data Corporation	100% Membership Interests

FDGS Holdings General Partner II, LLC	First Data Merchant Services Corporation (Approx. 6.6%), First Data Communications Corporation (Approx. 68%) and First Data Resources, LLC (Approx. 0.2%)	74.8%

FDGS Holdings, LLC	First Data Merchant Services Corporation (Approx. 7.1%), First Data Communications Corporation (Approx. 72.8%) and First Data Resources, LLC (Approx. 0.2%)	80%

FDGS Holdings, LP	First Data Merchant Services Corporation (Approx. 6.6%), First Data Communications Corporation (Approx. 68%) and First Data Resources, LLC (Approx. 0.2%)	74.8%

FDI Merchant Services Holding (Netherlands) BV	First Data International Luxembourg III SARL	40,000 shares/ 100%

FDMS Partner, Inc.	First Data Merchant Services Corporation	100 shares of Common Stock/ 100%

FDR (First Data Resources) Europe B.V.	First Data International Luxembourg III SARL	400 shares/ 100%

FDR Interactive Technologies Corporation	First Data Resources, LLC	100 shares/ 100%

FDR Ireland Limited	First Data Resources, LLC	10 shares of Common Stock/ 100%

FDR Limited	First Data Resources, LLC	9,500 shares/ 100%

FDR Missouri Inc.	First Data Resources, LLC	10 shares of Common Stock/ 100%

FDR Signet Inc.	First Data Resources, LLC	100 shares of Common Stock/ 100%

FDR Subsidiary Corp.	First Data Resources, LLC	100 shares of Common Stock/ 100%

FDR U.K. Limited	First Data Resources, LLC	20,000 shares/ 100%

Issuer	Owner	No. Shares/Interest
Federated Union Systems, Limited	First Data Corporation	100 Ordinary shares/ 100%

Federated Union Systems Europe, Limited	First Data Corporation	20 shares/ 100%

First Data Acquisition Corp.	First Data Corporation	23,500,020 shares of Common Stock/ 100%

First Data APSS Cooperatief U.A.	First Data International Luxembourg III SARL	100%

First Data Asia Processing Co. Pty Ltd	FDC Australia (Acquisitions) Pty Ltd	1 share/ 100%

First Data Asia Pte Ltd.	PaySys International Inc.	20 shares/ 100%

First Data Australia Investments	Partnership of PayCan Holdings, Inc. (10%) and CanPay Holdings Inc. (90%)	100% Partnership Interests

First Data (Austria) GbR	Partnership of PayCan Holdings, Inc. and CanPay Holdings Inc.	100% Partnership Interests

First Data Austria GmbH	First Data Austria Holdings GmbH	100%

First Data Austria Holdings GmbH	First Data APSS Cooperatief UA. (which will soon liquidate into First Data International Luxembourg III SARL)	100%

First Data Aviation LLC	First Data Corporation	100% Membership Interests

First Data Belgium SPRL	First Data Corporation	100 shares/ 100%

First Data Bilgi Isleme Hizmetleri Limited Sirketi (First Data Turkey)	First Data International Inc. (0.5%) First Data Slovakia, a.s. (99.5%)	200 shares/ 100%

First Data Canada General Partnership No. 1	Partnership of PayCan Holdings, Inc. and CanPay Holdings Inc.	100% Partnership Interests

First Data Canada Limited	First Data Commercial Services Holdings, Inc.	1,000 shares of Common Stock/ 100%

First Data Capital, Inc.	First Data Merchant Services Corporation	100 Class A Common shares, 150 Class B Common shares, 100 Class A Preferred shares 1,000 Class B Preferred shares/ 100%

First Data Card Solutions, Inc.	First Data Corporation	11,250 shares of Common Stock/ 100%

First Data CEE a.s.	First Data Corporation	20 Ordinary shares/ 100%

First Data Central and Eastern Europe and Nordics ASA	First Data (Norway) Holding AS	270,844 shares/ 100%

First Data (China) Co., Ltd.	First Data (Mauritius) Holding Company	100%

First Data CIS	First Data Central and Eastern Europe and Nordics ASA	100%

First Data Commercial Services Holdings, Inc.	First Data Corporation	200 shares of Common Stock/ 100%

First Data Communications Corporation	First Data Corporation	1 share of Common Stock/ 100%

First Data Cono Sur SA	Emecei Inversiones SA (56.047%), First Data Spain Holdings SL (1.81108%,) Inversora Rioplatense SA (10.69014%), Argensur SA. (31.4566%)	2,700,000 shares/ 100%

Issuer	Owner	No. Shares/Interest
First Data Corporation Australia (Holdings) Pty Limited	First Data Holding II (Netherlands) BV	100 shares/ 100%

First Data Corporation (Luxembourg) SARL	First Data U.K. LLP	125 shares/ 100%

First Data Czech Republic	First Data Slovakia a.s.	100%

First Data Deutschland GmbH	First Data Deutshland Holding GmbH	31 shares/ 100%

First Data Deutschland Holding GmbH	TeleCash GmbH & Co. KG	2 shares/ 100%

First Data Digital Certificates Inc.	First Data Corporation	1,000 shares of Common Stock/ 100%

First Data EESTI OU	First Data Corporation	1 share/ 100%

First Data Europool Ltd.	First Data Corporation	10,000 shares/ 100%

First Data Financial Services, L.L.C.	FDFS Holdings, LLC	100% Membership Interests

First Data (Germany) GbR	Partnership of PayCan Holdings, Inc. and CanPay Holdings Inc.	100% Partnership Interests

First Data Global Services Limited	First Data Corporation	100 Ordinary shares/ 100%

First Data GmbH	First Data Corporation	2 shares/ 100%

First Data Government Solutions, Inc.	First Data Government Solutions, LP	100% by immediate parent; 74.8% beneficially by Borrower

First Data Government Solutions, LLC	FDGS Holdings, LLC	100% by immediate parent; 80% beneficially by Borrower

First Data Government Solutions, LP	FDGS Holdings, LP	100% by immediate parent; 74.8% beneficially by Borrower

First Data (Greece) Holdings SA	First Data Operations (Netherlands) Cooperatief UA (which will soon liquidate into First Data International Luxembourg III SARL)	1,200 shares/ 100%

First Data (Greece) International Holdings SA	First Data Corporation	600 shares/ 100%

First Data (Greece) US Holding Corp.	First Data Corporation	20 shares of Common Stock/ 100%

First Data Hellas (Bermuda) Holding Ltd.	First Data Corporation	12,000 shares/ 100%

First Data Hellas S.A.	First Data (Greece) Holdings SA	15,579,087 shares/ 100%

First Data Holding I (Netherlands) BV	First Data International Luxembourg III SARL	181 shares/ 100%

First Data Holding II (Netherlands) BV	First Data Holding I (Netherlands) BV	181 shares/ 100%

First Data Holding (Slovakia) s.r.o.	First Data Corporation	100% Business Interests

First Data Hong Kong Limited	First Data Corporation	1,000 shares/ 100%

First Data Hungary	First Data Slovakia a.s.	100%

First Data (India) Private Limited	PaySys International Inc. (49,500 shares) and First Data Asia Pte Ltd (500 shares)	50,000 shares/ 100%

First Data Integrated Services Inc.	First Data Resources, LLC	10 shares of Capital Stock/ 100%

First Data International d.o.o.	First Data Slovakia a.s.	100%

First Data International (France) SARL	First Data Corporation	7,500 shares/ 100%

Issuer	Owner	No. Shares/Interest
First Data International Incorporated	First Data Corporation	100 shares of Common Stock/ 100%

First Data International (Italia) Srl	PaySys International Limited	10,000 shares/ 100%

First Data International Korea, Inc.	First Data Korea Limited	1,136,000 shares/ 100%

First Data International Luxembourg SARL	First Data Corporation	125 shares; 15,627 MPECs/ 100%

First Data International Luxembourg II SARL	First Data International Incorporated	125 shares; 50,342 Euro-denominated MPECs; 16,695 USD-denominated MPECs/ 100%

First Data International Luxembourg III SARL	First Data International Luxembourg II SARL	125 shares; 50,342 Euro-denominated MPECs; 16,695 USD-denominated MPECs/ 100%

First Data Japan Co., Ltd.	First Data Corporation	250 shares/ 100%

First Data Korea Limited	First Data Corporation	357,268 shares/ 100%

First Data Latin America Inc.	First Data Resources, LLC	100 shares of Common Stock/ 100%

First Data Latvia	Europrocessing Central East Europe AS	125 shares/ 100%

First Data Lietuva	Europrocessing Central East Europe AS	744,000 shares/ 100%

First Data Loan Company, Canada	First Data Corporation	1,150 shares/ 100%

First Data Luxembourg IV SARL	PayCan Holdings, Inc. and CanPay Holdings Inc.	125 shares/ 100%

First Data (Mauritius) Holding Company	First Data Corporation	100 Ordinary shares/ 100%

First Data Merchant Services Corporation	CESI HOLDINGS, INC.	1,000 shares of Common Stock/ 100%

First Data Merchant Services Mexico, S. de R.L. de C.V.	First Data Merchant Services Corporation (99.99%), CESI HOLDINGS, INC. (less than 0.01%)	100% capital/ 100%

First Data Merchant Services Northeast, LLC	First Data Merchant Services Corporation (99%) and Unified Partner, Inc. (1%)	100%

First Data Merchant Services Southeast, L.L.C.	First Data Merchant Services Corporation	100% Membership Interests

First Data Middle East FZ – LLC	First Data Corporation	1,320 Ordinary shares/ 100%

First Data Mobile (Bermuda) Holdings, Ltd.	FDGS Holdings LP (99%) and First Data Mobile Holdings Inc. (1%)	1,200,000 shares/ 100% by immediate parent; approximately 99% beneficially by Borrower

First Data Mobile Holdings, Inc.	FDGS Holdings LP	100% by immediate parent; approximately 74.8% beneficially by Borrower

First Data Mobile Holdings Limited	First Data Mobile (Bermuda) Holdings, Ltd	5 shares/ 100% by immediate parent; approximately 99% beneficially by Borrower

Issuer	Owner	No. Shares/Interest
First Data Mobile Payments Limited	First Data Mobile Holdings Limited	1,000,000 shares/ 100% by immediate parent; approximately 99% beneficially by Borrower

First Data Mobile Solutions GmbH	First Data Mobile Solutions Limited	100% by immediate parent; approximately 99% beneficially by Borrower

First Data Mobile Solutions Limited	First Data Mobile Holdings Limited	1,000,000 shares/ 100% by immediate parent; approximately 99% beneficially by Borrower

First Data Netherlands CV	Partnership of PayCan Holdings, Inc. and CanPay Holdings Inc.	100% Partnership Interests

First Data New Zealand Limited	First Data Corporation	24,700,010 shares/ 100%

First Data (Norway) Holding AS	First Data Corporation	300,000 shares/ 100%

First Data Operations (Austria) GmbH	First Data Operations (Luxembourg) SARL	100%

First Data Operations (Luxembourg) SARL	First Data Hellas (Bermuda) Holdings Ltd.	125 shares/ 100%

First Data Operations (Netherlands) Cooperatief U.A.	First Data International Luxembourg III SARL	100%

First Data Orca JV Holdco Pte Limited	First Data (Greece) US Holding Corp.	1 share/ 100%

First Data Payment Services, LLC	First Data Corporation	100% Membership Interests

First Data Pittsburgh Alliance Partner Inc.	First Data Merchant Services Corporation	100 shares of Common Stock/ 100%

First Data Poland S.A.	First Data Austria GmbH	50,000 shares/ 100%

First Data Procurements Mexico, S. de R.L. de C.V.	First Data Merchant Services Corporation (49.77%), First Data Latin America Inc. (49.73%), FDR Missouri Inc. (0.25%), CESI HOLDINGS, INC. (0.25%)	100% capital/ 100%

First Data PS Acquisition Inc.	First Data Corporation	100 shares of Common Stock/ 100%

First Data Real Estate Holdings L.L.C.	First Data Corporation	100% Membership Interests

First Data Resources Asia Pacific Limited	First Data Resources Holdings Pty Limited	38,077,542 shares/ 100%

First Data Resources Australasia Limited	First Data Resources Investments Pty Limited	4,697,534 ordinary shares, 250,000 redeemable shares/ 100%

First Data Resources Australia Limited	First Data Resources Australasia Limited	1,783,334 shares/ 100%

First Data Resources Canada, Inc.	First Data Resources, LLC	20 shares of Common Stock/ 100%

First Data Resources Holdings Pty Limited	First Data Resources Investments Pty Limited	38,077,542 shares/ 100%

First Data Resources Investments Pty Limited	First Data Resources, LLC	45,419,780 Ordinary shares/ 100%

First Data Resources Limited	FDR U.K. Limited	2 shares/ 100%

First Data Resources, LLC	First Data Corporation	100% Membership Interests

First Data Resources South Africa (Proprietary) Limited	First Data Corporation	100 shares/ 100%

Issuer	Owner	No. Shares/Interest
First Data Retail ATM Services L.P.	CONCORD NN, LLC (99%) and CONCORD ONE, LLC (1%)	100%

First Data Romania SRL	First Data Slovakia a.s.	43,000 shares/ 100%

First Data Secure LLC	First Data Corporation	100% Membership Interests

First Data Serbia and Montenegro d.o.o.	First Data Slovakia a.s.	100%

First Data (Singapore) Pte Ltd.	First Data Corporation	4,750,000 shares/ 100%

First Data Slovakia, a.s.	Europrocessing Slovakia a.s.	1,478 shares/ 100%

First Data Solutions L.L.C.	First Data Integrated Services Inc.	100% Membership Interests

First Data Spain Holdings	First Data Corporation	1,468,845 shares/ 100%

First Data Technologies, Inc.	First Data Corporation	10 shares of Common Stock/ 100%

First Data Trust Company, LLC	First Data Merchant Services Corporation	100% Membership Interests

First Data UK LLP	Limited liability partnership of CanPay Holdings, Inc and PayCan Holdings, Inc.	100% Partnership Interests

First Data Uruguay SA	First Data Cono Sur SA	200,000 shares/ 100%

First Data Voice Services	First Data Communications Corporation (22.25%), Call Interactive Holdings LLC (44.4%), SY Holdings, Inc. (11.1%), FDR Interactive Technologies Corporation (22.25%)	100% Partnership Interests

First Data, L.L.C.	First Data Resources, LLC	100% Membership Interests

First Data/Paymentech Canada Partner Inc.	TASCanada Technology Inc.	1,647,379 shares/ 100%

First POS BV	First Data International Luxembourg III SARL	18,000 shares/ 100%

Four Square Software Limited	Act (Computer Services) Limited	8,331 shares/ 100%

FSM Services Inc.	First Data Merchant Services Corporation	1,000 shares of Common Stock/ 100%

FTS (NSW) Pty. Limited	Cashcard Australia Limited	500 shares/ 100%

Funds & Assets Management LLC	First Data Uruguay S.A.	100%

FundsXpress, Inc.	First Data Corporation	1,000 shares of Common Stock/ 100%

FundsXpress Financial Network, Inc.	FundsXpress, Inc.	10,199,008 shares of Common Stock/ 100%

FX Securities, Inc.	FundsXpress, Inc.	15,900,992 shares of Common Stock/ 100%

Gestion Electronica y Comercializacion SA	First Data Cono Sur SA (90%) and Posnet SA. (10%)	50,000 shares/ 100%

Gibbs Management Group, Inc.	TASQ Technology, Inc.	112,360 shares/ 100%

Gift Card Services, Inc.	First Data Corporation	500 shares of Common Stock / 100%

Gratitude Holdings LLC	First Data Corporation	100% Membership Interests

H & F Services, Inc.	CTS Holdings, LLC	1,000 shares of Common Stock/ 100%

Issuer	Owner	No. Shares/Interest
Harcal Number Two Limited	MAS Holdings Limited	2 shares/ 100%

Huntington Merchant Services, L.L.C.	First Data Merchant Services Corporation	99%

ICVerify Inc.	First Data Merchant Services Corporation	1,000 shares of Common Stock/ 100%

IDLogix, Inc.	Concord EFS, Inc.	1,000 shares of Common Stock/ 100%

Initial Merchant Services, LLC	First Data Merchant Services Corporation	100% Membership Interests

Instant Cash Services, LLC	First Data Resources, LLC	100% Membership Interests

Integrated Payment Systems Canada Inc.	Integrated Payment Systems Inc.	1 share/ 100%

Integrated Payment Systems Inc.	First Data Corporation	10 shares of Common Stock/ 100%

Intelligent Results, Inc.	First Data Corporation	100 shares of Common Stock/ 100%

Inverland Jasper S.L.	First Data Spain Holdings	144,679 shares/ 100%

Inversora Rioplatense SA	First Data Spain Holdings SA (66%), Argensur SA (26.67%), Inverland Jasper SL (7.33%)	3,000 shares/ 100%

IPS Holdings Inc.	First Data Commercial Services Holdings, Inc.	100 shares of Common Stock/ 100%

IPS Inc.	First Data Corporation	1 share of Common Stock/ 100%

IRS Intelligent Risk Management Solutions GmbH	First Data Deutshland GmbH	1 share/ 100%

Jot, Inc.	Star Processing, Inc.	100 shares of Common Stock/ 100%

Linkpoint International, Inc.	CARDSERVICE INTERNATIONAL, INC.	100 shares of Common Stock/ 100%

LoyaltyCo LLC	First Data Merchant Services Corporation	100% Membership Interests

MAS Holdings Limited	Act (Computer Services) Limited	550 Ordinary shares, 5,000 Founder shares/ 100%

MAS Inco Corporation	Star Processing, Inc.	100 shares of Common Stock/ 100%

MAS Ohio Corporation	Star Processing, Inc.	1,000 shares of Common Stock/ 100%

Merchant Solutions Private Limited	Parent is currently First Data Orca JV Holdco Private Limited; on completion of joint venture formation (expected 1 October) it will be 56% held by First Data Orca JV Holdco and 44% owned by Standard Chartered Bank (Hong Kong) Limited	100,000 shares/ 100%

Merchant Solutions Private Limited (Bangladesh)	Currently First Data (Greece) US Holding, Inc. but instructions have been given to transfer all shares to Merchant Solutions Private Limited (Singapore)	2 shares/ 100%

Merchant Solutions Private Limited (Sri Lanka)	Merchant Solutions Private Limited (Singapore)	100%

Issuer	Owner	No. Shares/Interest
Merchant Solutions Private Limited (Macau)	Currently owned by First Data Orca JV Holdco Private Limited for 10,700 shares, Merchant Solutions Private Limited (Singapore) for 100 shares and Merchant Solutions Sdn Bhd (Malaysia) for 100 shares. Ownership structure is being changed so that First Data Orca JV Holdco will hold 100 shares on trust for Merchant Solutions Singapore, Merchant Solutions Malaysia will hold its shares on trust for Merchant Solutions Singapore and 10,600 shares will be transferred from First Data Orca JV Holdco to Merchant Solutions Singapore	100%

Merchant Solutions Pte Limited (formerly Miragon Limited)	Merchant Solutions Private Limited (Singapore)	1,000 shares/ 100%

Merchant Solutions Sdn Bhd	Currently First Data (Greece) US Holding, Inc. but instructions have been given to transfer all shares to Merchant Solutions Private Limited (Singapore)	2 shares/ 100%

Merchant Solutions (Shanghai) Consultancy Co., Ltd.	Merchant Solutions Private Limited (Singapore)	100%

Money Network Financial, LLC	Concord Transaction Services, LLC	68.2%

National Payment Systems Inc.	Concord EFS, Inc.	200 shares of Common Stock/ 100%

NetCheck Pty Limited	TeleCheck Payment Systems Limited	1 share/ 100%

New Payment Services, Inc.	First Data Merchant Services Corporation	100 shares of Common Stock/ 100%

Northern Gaming Systems Pty. Limited	Electronic Banking Solutions Limited	4 shares/ 100%

NPSF Corporation	National Payment Systems Inc.	1,000 shares of Common Stock/ 100%

Omnipay Limited	Federated Union Systems, Limited	€ 2,541,076 shares/ 70%

PayCan Holdings, Inc.	First Data Corporation	100 shares of Common Stock/ 100%

PayPoint Electronic Payment Systems, LLC	First Data Voice Services	100% Membership Interests

PaySys de Costa Rica, S.A.	PaySys International Inc.	100 shares/ 100%

Paysys do Brasil Ltda.	PaySys International Inc.	371,800 shares/ 100%

PaySys Europe, B.V.	PaySys International Inc.	1,820 shares/ 100%

PaySys International, Inc.	First Data Corporation	10,000,000 shares/ 100%

PaySys International Limited	Credit Card Holdings Limited	60,000 shares/ 100%

PaySys International Pty. Ltd.	PaySys International Inc.	100 Ordinary shares/ 100%

Peace Software Australia Ltd.	First Data New Zealand Limited	100 shares/ 100%

Issuer	Owner	No. Shares/Interest
Peace Software Australia Pty Ltd.	Peace Software Australia Ltd.	2 shares/ 100%

Peace Software Canada Inc.	Peace Software North America Ltd.	100%

Peace Software Europe Ltd.	First Data New Zealand Limited	100 shares/ 100%

Peace Software Europe Operations Ltd.	Peace Software Limited	1 share/ 100%

Peace Software, Inc.	Peace Software North America Ltd.	100%

Peace Software Limited	Peace Software Europe Ltd.	1 share/ 100%

Peace Software New Zealand Ltd.	First Data New Zealand Limited	50,000 shares/ 100%

Peace Software North America Ltd.	First Data New Zealand Limited	100%

Peace Software U.K. Limited	Peace Software Europe Operations Ltd.	1 share/ 100%

Pegaso SA	Argensur SA (24.89%), Emecei Inversiones SA (42%), Inversora Rioplatense SA (8.11%), First Data Cono Sur SA. (25%)	30 shares/ 100%

Polcard, S.A.	First Data Poland	100 Series A Privileged shares, 30,200 Series A Ordinary shares, 21,210 Series B Ordinary Shares/ 100%

POS Holdings, Inc.	TASQ Technology, Inc.	100 shares of Common Stock/ 100%

POS Merchant Solutions (B) Sdn Bhd	Merchant Solutions Private Limited (Singapore) for 980 shares and First Data Orca JV Holdco Private Limited for 20 shares (these latter 20 shares will be held on trust for Merchant Solutions Private Limited Singapore)	1,000 shares/ 100%

POS Merchant Solutions Pte. Limited	Merchant Solutions Private Limited (Singapore) for 9,980 shares, Amrish Rau for 10 shares and Dilip Mazumdar for 10 shares. Shares to be transferred in completion of Orca to local employees of the Indian entity to hold on trust for Merchant Solutions Private Limited	10,000 shares/ 100%

Posnet SA	First Data Cono Sur SA (99.89%) and Emecei Inversiones SA (0.11%)	277,329 shares/ 100%

Processing Center, S.A.	PaySys International Inc. (A shares)	590 shares/ 51%

QSAT Financial, LLC	TASQ Technology, Inc. (99.5%) and POS Holdings, Inc. (0.5%)	100% Membership Interest

REMITCO LLC	First Data Resources, LLC	100% Membership Interest

Sagebrush Holdings Inc.	First Data Corporation	100 shares of Common Stock/ 100%

Sagetown Holdings Inc.	First Data Corporation	100 shares of Common Stock/ 100%

Sageville Holdings LLC	First Data Corporation	100% Membership Interests

Shared Global Systems, Inc.	TeleCheck International, Inc.	1,000 shares of Common Stock/ 100%

Issuer	Owner	No. Shares/Interest
Signet	FDR Limited (99.75%) and (0.25%) held by FDR U.K. Limited	400 Ordinary shares (399 held FDR Limited and 1 held by FDR U.K. Limited); 10 Dividend shares held by FDR Signet, Inc./ 100%

Signet Processing Limited	FDR U.K. Limited	2 shares/ 100%

Size Technologies, Inc.	First Data Corporation	100 shares of Common Stock/ 100%

Southern Telecheck, Inc.	First Data Corporation	100 shares/ 100%

Star Networks, Inc.	STAR SYSTEMS, LLC	1 share/ 100%

Star Processing, Inc.	EPSF Corporation	1,000 shares of Common Stock/ 100%

STAR SYSTEMS ASSETS, INC.	STAR SYSTEMS, LLC	1 share of Common Stock/ 100%

Star Systems, Inc.	EPSF Corporation	1,000 shares of Common Stock/ 100%

STAR SYSTEMS, LLC	Concord EFS, Inc.	100% Membership Interests

STRATEGIC INVESTMENT ALTERNATIVES LLC	Concord EFS, Inc.	100% membership Interests

SunTrust Merchant Services, LLC	First Data Merchant Services Corporation (98.21%) and Unified Partner, Inc. (.79%)	99%

SurePay Real Estate Holdings, Inc.	First Data Corporation	1 share of Common Stock/ 100%

SY Holdings, Inc.	First Data Corporation	100 shares of Common Stock/ 100%

TASCanada Technology Inc.	First Data Corporation	1,303,820 shares of Common Stock/ 100%

TASQ Corporation	First Data Merchant Services Corporation (49.8%) and First Data Corporation (50.2%)	49,800 shares held by FDMS and 50,200 shares held by FDC/ 100%

TASQ Technology, Inc.	TASQ Corporation	112,360 shares/ 100%

Taxware, LLC	FDGS Holdings, LLC	100% by immediate parent; 80% beneficially by Borrower

Technology Solutions International, Inc.	First Data Corporation	100 shares of Common Stock/ 100%

TeleCash GmbH & Co. KG	TeleCash Holding GmbH & Co. KG; Telecash Management GmbH owns a nominal interest (partnership)	100%

TeleCash Holding GmbH & Co. KG	First Data GmbH; Telecash Verwaltungs GmbH owns a nominal interest (partnership)	100%

TeleCash Management GmbH	TeleCash Verwaltungs GmbH	2 shares/ 100%

TeleCash Verwaltungs GmbH	First Data GmbH	2 shares/ 100%

TeleCheck (Australia) Pty Limited	TeleCheck Payment Systems Limited for 199,998 shares and TeleCheck Services, Inc for 2 shares	199,998 Ordinary Class A shares, 2 Ordinary Class B shares/ 100%

TeleCheck Acquisition LLC	TeleCheck Services, Inc.	100% Membership Interests

Issuer	Owner	No. Shares/Interest
TeleCheck Acquisition-Michigan, LLC	TeleCheck Services, Inc.	100% Membership Interests

TeleCheck Holdings, Inc.	TeleCheck International, Inc.	10 shares of Common Stock/ 100%

TeleCheck International, Inc.	First Data Commercial Services Holdings, Inc.	9,500 shares of Common Stock/ 100%

Tele-Check New Zealand Limited	TeleCheck Payment Systems Limited for 112,499 shares and TeleCheck Services, Inc for 1 share	112,500 shares/ 100%

TeleCheck Payment Systems Limited	TeleCheck Services Inc.	1,000,000 Ordinary shares/ 100%

TELECHECK PITTSBURGH/WEST VIRGINIA, INC.	TeleCheck Services, Inc.	100 shares of Capital Stock/ 100%

TeleCheck Services Canada, Inc.	TeleCheck Services, Inc.	20 shares/ 100%

TeleCheck Services, Inc.	TeleCheck International, Inc.	1,520 shares of Common Stock/ 100%

TeleCheck Services of Puerto Rico, Inc.	TeleCheck Services, Inc.	1,000 shares of Common Capital Stock/ 100%

TeleCheck Services Ontario Limited	TeleCheck International, Inc. (20 shares) and John Teolis on behalf of TeleCheck Services, Inc. (180 shares)	200 shares of Common Stock/ 100%

Tellan Software, Inc.	First Data Merchant Services Corporation	100 shares of Common Stock/ 100%

The Joint Credit Card Company Limited	FDR U.K. Limited	2 shares/ 100%

Transaction Solutions Holdings, Inc.	First Data Merchant Services Corporation	100 shares of Common Stock/ 100%

Transaction Solutions, LLC	Transaction Solutions Holdings, Inc. (95%) and First Data Merchant Services Corporation (5%)	100% Membership Interests

TRS Recovery Services, Inc.	TeleCheck International, Inc.	3,150 shares of Capital Stock/ 100%

Unibex, LLC	First Data Resources, LLC	100% Membership Interests

Unified Merchant Services	First Data Merchant Services Corporation (99%) and Unified Partner, Inc. (1%)	100%

Unified Network Payment Solutions	First Data Acquisition Corp.	52%

Unified Partner, Inc.	First Data Merchant Services Corporation	100 shares of Common Stock/ 100%

USPI - Canada Inc.	First Data Resources, LLC	20 shares of Common Stock/ 100%

ValueLink, LLC	First Data Merchant Services Corporation	100% Membership Interests

Virtual Financial Services, LLC	First Data Commercial Services Holdings, Inc.	100% Membership Interests

Wells Fargo Merchant Services, L.L.C.	First Data Merchant Services Corporation (45.87%), Unified Merchant Services (4.81%), FSM Services Inc. (1.82%)	52.5%

Yclip, LLC	First Data Merchant Services Corporation	100% Membership Interests

Schedule 9.9

Closing Date Affiliate Transactions

1.	Sublease dated as of January 31, 2006 by and between Labry Companies, Inc. and First Data Merchant Services Corporation (identified in agreement as First Data Merchant Services, Inc.).

2.	Payments to a charter company which leases the airplane owned by Mr. Labry.

Schedule 9.14(d)

Post-Closing Actions

1.	Real Property

(a) To the extent such items have not been delivered as of the Closing Date, in the case of owned Mortgaged Property, within sixty (60) days after the Closing Date, unless waived or extended by the Collateral Agent in its sole discretion, the applicable Credit Party shall deliver to the Collateral Agent, with respect to each owned Mortgaged Property set forth on Schedule 1.1(b), the following:

(i) a Mortgage, executed and delivered by a duly authorized officer of each mortgagor party thereto;

(ii) all documents and instruments, including Uniform Commercial Code or other applicable fixture security financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Mortgage and perfect such Liens to the extent required by, and with the priority required by such Mortgage;

(iii) The Collateral Agent shall have received (A) a policy or policies of title insurance, issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2 or consented to by the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request having the effect of a valid, issued and binding title insurance policy, (B) evidence reasonably acceptable to the Collateral Agent of payment of all title insurance premiums, search and examination charges, escrow charges and related charges, fees, costs and expenses required for the issuance of the title insurance policies referred to above and (C) such surveys, abstracts, and such other documentation as the Collateral Agent may reasonably request with respect to any Mortgaged Property;

(iv) a completed Federal Emergency Management Agency Standard Flood Hazard Determination, and;

(v) written opinions of local counsel in the states in which each such Mortgaged Property is located in form and substance reasonably acceptable to the Collateral Agent.

(b) To the extent such items have not been delivered as of the Closing Date, in the case of leased Mortgaged Property, within sixty (60) days after the Closing Date, unless waived or extended by the Collateral Agent in its sole discretion, use commercially reasonable efforts to obtain from the applicable landlord consent to grant a leasehold Mortgage in such leases, and if such consent is obtained, the applicable Credit Party shall deliver to the Collateral Agent, with respect to each leased Mortgaged Property set forth on Schedule 1.1(b), the following:

(i) a Mortgage, executed and delivered by a duly authorized officer of each mortgagor party thereto;

(ii) all documents and instruments, including Uniform Commercial Code or other applicable fixture security financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Mortgage and perfect such Liens to the extent required by, and with the priority required by such Mortgage;

(iii) The Collateral Agent shall have received (A) a policy or policies of title insurance, issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2 or consented to by the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request having the effect of a valid, issued and binding title insurance policy, (B) evidence reasonably acceptable to the Collateral Agent of payment of all title insurance premiums, search and examination charges, escrow charges and related charges, fees, costs and expenses required for the issuance of the title insurance policies referred to above and (C) such surveys, abstracts, and such other documentation as the Collateral Agent may reasonably request with respect to any Mortgaged Property;

(iv) a completed Federal Emergency Management Agency Standard Flood Hazard Determination, and;

(v) written opinions of local counsel in the states in which each such Mortgaged Property is located in form and substance reasonably acceptable to the Collateral Agent.

(c) To the extent not delivered as of the Closing Date, in the case of the Mortgaged Property located at 10910 Mill Valley Rd, Omaha, NE 68154, within sixty (60) days after the Closing Date, unless waived or extended by the Collateral Agent in its sole discretion, the applicable Credit Party shall (1) use commercially reasonable efforts to deliver to the Collateral Agent a subordination agreement in form and substance reasonably acceptable to the Collateral Agent from the mortgagee/beneficiary under the existing mortgage listed on Schedule 10.2, (2) at the sole election of the applicable Credit Party shall cause such existing mortgage to be released of record, or (3) obtain from the mortgagee/beneficiary under the existing mortgage consent to grant a Mortgage and in the case that either clause (1), clause (2) or clause (3) occurs, the applicable Credit Party shall deliver to the Collateral Agent:

(i) a Mortgage, executed and delivered by a duly authorized officer of each mortgagor party thereto;

(ii) all documents and instruments, including Uniform Commercial Code or other applicable fixture security financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Mortgage and perfect such Liens to the extent required by, and with the priority required by such Mortgage;

(iii) The Collateral Agent shall have received (A) a policy or policies of title insurance, issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2 or consented to by the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request having the effect of a valid, issued and binding title insurance policy, (B) evidence reasonably acceptable to the Collateral Agent of payment of all title insurance premiums, search and examination charges, escrow charges and related charges, fees, costs and expenses required for the issuance of the title insurance policies referred to above and (C) such surveys, abstracts, and such other documentation as the Collateral Agent may reasonably request with respect to any Mortgaged Property;

(iv) a completed Federal Emergency Management Agency Standard Flood Hazard Determination; and;

(v) written opinions of local counsel in the states in which each such Mortgaged Property is located in form and substance reasonably acceptable to the Collateral Agent.

(d) To the extent such items have not been delivered as of the Closing Date, the Borrower shall, within thirty (30) days of the Closing Date (unless waived or extended in the Collateral Agents sole discretion), deliver insurance certificates in form and substance reasonably satisfactory to the Collateral Agent naming the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance).

2.	Intellectual Property

(a) To the extent such items have not been delivered as of the Closing Date, in the case of owned Intellectual Property, within thirty (30) days after the Closing Date, unless waived or extended by the Administrative Agent in its sole discretion, the applicable Credit Party shall deliver to the Collateral Agent, the fully executed “short form” patent, trademark and copyright security agreements in the form agreed to between parties requested by the Collateral Agent to be filed, registered or recorded to perfect the Liens intended to be created.

(b) To the extent such items have not been delivered as of the Closing Date, within forty-five (45) days after the Closing Date, unless waived or extended by the Administrative Agent in its sole discretion, use commercially reasonable efforts to obtain from the applicable lien holder releases to be recorded at the U.S. Patent and Trademark Office or the Copyright Office as applicable, of the outstanding liens (A) on the PaySys/VisionPlus marks, (B) of MMV Financial Inc (C) of Silicon Valley Bank and (D) of HSBC.

3.	Foreign Subsidiary Stock Certificates

With respect to each of the Foreign Subsidiaries set forth below the Equity Interest of which are represented by a share certificate as of the Closing Date (the “Subject Foreign Subsidiaries”), within thirty (30) days of the Closing Date, unless waived or extended by the Collateral Agent in its sole discretion, the applicable Credit Party shall deliver share certificates to the Collateral Agent representing 65% of each class of Stock and Stock Equivalents of such Subject Foreign Subsidiary (the “Subject Collateral”); provided, however, that these requirements shall not apply to the extent the Borrower and the Collateral Agent reasonably determine that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby.

Subject Foreign Subsidiaries

Record Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned
First Data Corporation	Federated Union Systems, Limited	___	65 Ordinary shares (65%)	100%
	Federated Union Systems Europe, Limited	___	13 shares (65%)	100%
	First Data Japan Co., Ltd.	001	165 shares (66%)	100%
	First Data Resources South Africa (Proprietary) Limited	1	65 shares (65%)	100%
	First Data (Singapore) Pte Ltd.	___	3,087,500 shares (65%)	100%
PaySys International, Inc	Credit Card Holdings Limited	___	39,000 Ordinary Shares (65%)	100%
	First Data Asia Pte Ltd.	___	13 shares (65%)	100%
	First Data (India) Private Limited	___	32,175 shares (65%)	99%

4.	Intercompany Notes

(a) With respect to intercompany Indebtedness set forth below, within fifteen (15) days of the Closing Date, unless waived or extended by the Collateral Agent in its sole discretion, the applicable Credit Party shall deliver to the Collateral Agent intercompany notes representing such intercompany Indebtedness; provided, however, that these requirements shall not apply to the extent the Borrower and the Collateral Agent reasonably determine that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby.

Lender	Borrower	Principal Amount (in loan currency)		Date of Issuance	Maturity Date	Interest Rate
First Data Corporation	First Data (Greece) US Holding Corp.	USD$	20,701,662	10/31/2005	13/31/2015	3.89%

(b) Within 30 days following the Closing Date, (i) the Borrower shall confirm in writing to the Administrative Agent whether the intercompany balances between certain Subsidiary Guarantors set forth below constitute “Indebtedness” as defined in the Credit Agreement and (ii) to the extent any such intercompany balances constitute Pledged Debt (as defined in the Security Agreement), the Borrower shall update Schedule 1 to the Pledge Agreement and satisfy the requirements set forth in the Security Agreement and Section 9.12 of the Credit Agreement.

Lender	Borrower	Outstanding Principal Amount (in U.S. Dollars)
EPSF Corporation	Star Processing, Inc.	$864,630,918.12
EPSF Corporation	Concord Payment Services, Inc.	$468,925,493.49
MAS Inco Corporation	Star Processing, Inc.	$143,669,337.29
Jot, Inc.	Star Processing, Inc.	$48,221,154.60
Concord EFS, Inc.	EPSF Corporation	$38,253,333.29
BUYPASS Inco Corporation	Concord Payment Services, Inc.	$33,756,293.25
Concord Corporate Services, Inc.	Star Processing, Inc.	$17,951,323.08
Star Systems, Inc.	Star Networks, Inc.	$13,937,996.67

5.	Tennessee Taxes

Within fifteen (15) days of the Closing Date, unless waived or extended by the Collateral Agent in its sole discretion, the Credit Parties shall pay all taxes in the state of Tennessee referenced in opinion 6 of the opinion of Bass, Berry & Sims PLC delivered to the Lenders on the Closing Date.

6.	Patriot Act

By October 8, 2007, unless waived or extended by the Collateral Agent in its sole discretion, the Credit Parties shall deliver all information requested in writing or by email by the Lenders through their counsel prior to the Closing Date in respect of the Patriot Act.

Schedule 10.1

Closing Date Indebtedness

1. Existing Lines of Credit 1:

Entity Name	Type of Facility	Financial Institution	Term	Country	Total Amount of Facility	Other/Guarantee
Cashcard Australia Limited	Committed Facility	Australia and New Zealand Banking Corporation	1 year	Australia

AUD $162,000,000 (Consisting of: AUD $100,000,000 (expected to increase to AUD $125,000,000) Overdraft Facility;

AUD $60,000,000 (expected to increase to AUD $75,000,000) Back-up Line Facility;

AUD $2,000,000 Daylight Overdraft Facility;

AUD $5,000,000 ANZ Online – Global Payments Facility; and

AUD $850,000 Lease Finance (Progressive Draw) Facility (not used for Settlements)

AUD $163,000 Indemnity Guarantee Facility (not used for Settlements)

AUD $250,000 Indemnity Guarantee Facility (not used for Settlements))

The Overdraft Facility, Back-up Line Facility and Indemnity Guarantee Facilities are guaranteed by First Data Corporation

First Data Deutschland GmbH	Uncommitted Facility	Commerzbank	1 year	Germany	EUR €100,000,000

First Data Deutschland GmbH	Uncommitted Facility	Landesbank Hessen- Thuringen (HELABA)	6 months	Germany	EUR €60,000,000

[1]

In addition to the formal lines of credit listed in the table below, the Borrower and its Subsidiaries have certain other informal lines of credit or facilities which vary in amount and which provide certain overdraft protection. Such informal lines of credit, in addition to the lines of credit listed in the table below (unless otherwise indicated), are used for Settlements.

2. Pledged Collateral:

(i) First Data Merchant Services Corporation (“FDMS”) has a merchant agreement with Nexcom (Navy Exchange Service Command) which requires JPMorgan Chase Bank to pledge $18 million as collateral for the benefit of Nexcom, at Nexcom’s account with the Federal Reserve Bank of New York. In return, the bank has a guaranty with the Borrower under which the Borrower guarantees FDMS’ performance and agrees to indemnify the bank for the value of the collateral.

(ii) FDMS also has a merchant agreement with AAFES pursuant to which JPMorgan Chase Bank has pledged $23.5 million as collateral, in the bank’s account at the Federal Reserve Bank of New York, for the benefit of AAFES. Since AAFES never required that the $23.5 million be pledged to their fed account, the bank did not require a guaranty from FDMS.

3. Real Property Leases/Notes:

A.	First Data Resources (“FDR”) – assumption of a promissory note (issued in name of Mill Valley Associates L.P.) for the “Pace” building, located at 10910 Mill Valley Road, Omaha, Nebraska

1.	Date of note – May 4, 1998

2.	Lender - Equitable Life Insurance Company of Iowa

3.	Balance - $3,172,976.60 (as of Sep. 1, 2007)

4.	Interest - 7%

5.	Maturity date – June 1, 2018

6.	Monthly payment - $34,888.45

B.	First Data Duetschland GmbH – property/office lease for 61118 Bad Vilbel, Konrad Adenauer Allle 1

1.	Lease start date – Oct. 1, 1999

2.	Lease end date – Sep. 30, 2017

3.	Lessor – Redigo Grundstucks-Vermietungsgesellschaft Objekt GZS Bad Vilbel mbH

4.	Monthly payment - €511,203.89

5.	Remaining Obligations- as of Sep. 30, 2007 will be €91,548,900

C.	First Data Hellas S.A. – capital lease for property/office located at Kryoneri, Greece (Leoforos Kryoneriou 199 & Stratopedou AVIP 2).

1.	Lease expires – Nov. 8, 2009

2.	Annual payment – $679,533.52

3.	Buyout – €1.00

4. Inter-company Promissory Notes:

Lender	Borrower	Principal Amount (in loan currency)
First Data Hellas (Bermuda) Holding Ltd.	First Data Operations (Austria) GmbH	USD $236,477,875
Integrated Payment Systems	First Data Corporation	USD $200,000,000
First Data Operations (Austria) GmbH	First Data Poland S.A.	EUR €172,791,066
First Data Australia Investments	FDC Australia (Acquisitions) Pty Limited	USD $165,329,250
First Data Operations (Austria) GmbH	First Data (Greece) Holdings SA	EUR €158,876,081
First Data International Incorporated	First Data Operations (Austria) GmbH	EUR €148,824,352
First Data International Luxemburg S.a.r.l.	First Data International Incorporated	EUR €148,824,352
Telecash GmbH & Co. KG	First Data Deutschland Holding GmbH	EUR €120,000,000
First Data (Austria) GbR	First Data Austria Holdings GmbH	USD $117,507,356
FDGS Holdings, LP	First Data Corporation	USD $113,000,000
First Data POS GbR	TeleCash Holding GmbH	EUR €100,877,305
Integrated Payment Systems	First Data Corporation	USD $100,000,000
First Data (Germany) GbR	Telecash Holding GmbH & Co. KG	EUR €84,750,000
First Data Holding	First Data Deutschland GmbH	EUR €84,084,298
First Data Deutschland GmbH	First Data Deutschland Holding GmbH	EUR €78,435,800
First Data General Partnership No. 1	First Data (Canada) Holdings Inc.	CAD $73,862,435
First Data International Luxembourg III S.a.r.l.	First Data New Zealand Limited	USD $57,600,000
First Data General Partnership No. 1	First Data Acquisition Corp.	CAD $50,000,000
First Data Operations (Austria) GmbH	First Data Austria GmbH	EUR €47,320,909
First Data Slovakia, a.s.	First Data Hungary	SKK $43,857,321
TeleCash GmbH & Co. KG	First Data Deutschland Holding GmbH	EUR €42,776,490
First Data Deutschland GmbH	First Data Corporation	EUR €39,600,000
First Data Corporation	First Data Mobile (Bermuda) Holdings, Ltd.	USD $36,927,021
First Data International Luxembourg III S.a.r.l.	First Data (Norway) Holding AS	USD $36,000,000
First Data International Luxembourg III S.a.r.l.	First Data (Norway) Holding AS	USD $36,000,000

Lender	Borrower	Principal Amount (in loan currency)
First Data Resources Inc.	First Data Resources Investments Pty Limited	AUD $35,077,542
First Data (Germany) GbR	Telecash GmbH & Co. KG	EUR €32,000,000
First Data Operations (Austria) GmbH	Polcard, S.A.	PLN $29,506,601
First Data (Germany) GbR	First Data Operations (Austria) GmbH	PLN $29,506,600
First Data International Luxembourg III S.a.r.l.	First Data (Norway) Holding AS	USD $28,804,042
First Data Canada General Partnership No.1	First Data Acquisition Corp.	CAD $26,491,834
First Data Central and Eastern Europe and Nordics ASA	Europrocessing Slovakia AS	EUR €24,001,548
Europrocessing Slovakia AS	Europrocessing Central East Europe AS	EUR €24,001,545
First Data Operations (Austria) GmbH	First Data Austria Holdings GmbH	EUR €21,000,000
First Data (Greece) US Holding Corp.	First Data Korea Limited	KRW 21,552,500,000
First Data International Luxembourg III S.a.r.l.	First Data Korea Limited	USD $20,701,662
First Data Corporation	First Data (Greece) US Holding Corp.	USD $20,701,662
First Data Holding	First Data Korea Limited	USD $20,682,218
First Data Resources Limited	First Data (China) Co., Ltd.	USD $20,571,509
First Data International Luxembourg III S.a.r.l.	First Data (Norway) Holding AS	USD $19,202,695
First Data (Norway) Holding AS	Europrocessing Central East Europe AS	EUR €15,899,499
First Data Operations (Austria) GmbH	First Data Hellas Processing Services SA	EUR €14,900,000
First Data (Norway) Holding AS	Euro Processing International	EUR €14,765,958
First Data Netherlands CV	Netherlands Merchant Services BV	EUR €14,280,000
FDR U.K. Limited	First Data Deutschland GmbH	EUR €10,455,520
First Data Deutschland GmbH	First Data Resources Limited	EUR €10,306,652
First Data Australia Investments	First Data Operations (Austria) GmbH	EUR €8,262,959
First Data Slovakia, a.s.	Europrocessing Slovakia AS	SKK $8,101,008
First Data Slovakia, a.s.	First Data Romania SRL	SKK $7,796,064
First Data Australia Investments	BWA Merchant Services Pty. Ltd.	USD $7,565,000
First Data Corporation	First Data Resources Limited	GBP £7,000,000
First Data General Partnership No. 1	First Data Operations (Austria) GmbH	EUR €5,875,074
First Data Corporation	First Data Korea Limited	KRW 7,405,064,880
First Data Corporation	First Data Operations (Austria) GmbH	USD $7,344,537
First Data General Partnership No. 1	First Data (Canada) Holdings Inc.	CAD $6,500,000
Cono Sur Subsidiary	First Data Cono Sur	USD $6,862,562
FD Resources Australasia	First Data Singapore	SGD $6,723,797
First Data (Germany) GbR	Telecash Holding GmbH & Co. KG	EUR €6,223,849
First Data Cono Sur SA	First Data Operations (Austria) GmbH	ARS $18,804,000
First Data Cono Sur SA	First Data Operations (Austria) GmbH	ARS $4,700,550
ACT (Computer Services) Limited	First Data Resources Limited	GBP £6,000,000

Lender	Borrower	Principal Amount (in loan currency)
First Data (Germany) GbR	Telecash Holding GmbH & Co. KG	EUR €5,945,900
ACT (Computer Services) Limited	First Data Resources Limited	GBP £5,700,000
First Data Central and Eastern Europe and Nordics ASA	Europrocessing Central East Europe AS	EUR €5,561,088
First Data Acquisition Corp.	TASCanada Technology Inc.	CAD $5,528,638
First Data Corporation	First Data Resources Limited	GBP £5,500,000
First Data (Norway) Holding AS	First Data Central and Eastern Europe and Nordics ASA	EUR €5,412,031
First Data (Norway) Holding AS	Euro Processing International	EUR €5,023,333
First Data Corporation	First Data Resources Limited	GBP £5,200,000
First Data UK LLP	First Data Corporation Luxembourg S.a.r.l.	GBP £5,004,000
First Data Luxemburg S.a.r.L	First Data UK Limited	GBP £5,004,000
First Data Luxembourg	FDR U.K. Limited	GBP £5,004,000
First Data UK LLP	First Data Luxembourg	GBP £5,004,000
First Data Corporation	First Data Resources Limited	GBP £5,000,000
First Data Austria GmbH	First Data Austria Holdings GmbH	EUR €4,625,000
First Data Slovakia, a.s.	First Data Croatia	SKK $3,832,629
First Data Resources Limited	First Data Hong Kong Limited	USD $3,218,500
First Data International Korea Inc.	First Data Korea Limited	KRW 2679,300,160
First Data International Korea Inc.	First Data Korea Limited	KRW 2679,300,160
Paysys International Pty. Ltd. (Australia)	First Data Singapore	SGD $2,757,388
Corporation Services (EPSI)	First Data Corporation	USD $2,745,537
First Data Slovakia, a.s.	First Data Poland S.A.	SKK $2,652,514
PaySys AU	First Data (China) Co. Ltd.	USD $2,442,924
Paysys International	Paysys do Brasil Ltda.	USD $2,308,670
First Data Singapore	First Data Asia	SGD $2,240,559
Transacty	First Data Lietuva	LTL $2,071,680
First Data Slovakia, s.a.	First Data Central and Eastern Europe and Nordics ASA	EUR €1,654,109
First Data Singapore	First Data (China) Co. Ltd.	SGD $1,525,544
First Data Slovakia, s.a.	First Data Central and Eastern Europe and Nordics ASA	EUR €1,500,154
First Data Canada General Partnership No. 1	CardSolve International Inc.	CAD $1,461,789
First Data Lietuva	First Data Estonia	EUR €1,368,450
PaySys US	First Data (China) Co. Ltd.	USD $1,306,804
First Data Hellas S.A.	First Data Estonia	EUR €1,241,621
First Data Singapore	Merchant Solutions JV	SGD $1,222,457
First Data Lietuva	First Data Central and Eastern Europe and Nordics ASA	NOK $1,213,800
First Data Lietuva	First Data Central and Eastern Europe and Nordics ASA	NOK $1,200,000
TasCanada Technology Inc.	First Data/Paymentech Canada Partner Inc.	CAD $950,000
First Data Corporation	First Data (Canada) Holdings Inc.	CAD $950,000
First Data Resources Australia Acq.	First Data Singapore	SGD $913,153

Lender	Borrower	Principal Amount (in loan currency)
First Data Singapore	First Data (India) Private Limited	SGD $859,326
First Data Lietuva	First Data CIS (Russia)	LTL $690,560
First Data Singapore	First Data (China) Co. Ltd.	USD $635,224
First Data Lietuva	First Data Estonia	EUR €610,350
First Data Lietuva	First Data Estonia	EUR €602,325
First Data Hellas S.A.	First Data Lietuva	EUR €520,843
First Data Resources Limited	FDR U.K. Limited	GBP £502,902
First Data AU	First Data (China) Co. Ltd.	USD $432,380
First Data Hong Kong Limited	First Data Singapore	SGD $402,203
Europrocessing International (Norway)	First Data CIS (Russia)	EUR €360,117
First Data Central and Eastern Europe and Nordics ASA	First Data CIS (Russia)	EUR €360,116
First Data Singapore	First Data Resources Limited	SGD $321,349
First Data Resources Australia Acq.	First Data Singapore	SGD $284,192
First Data Hong Kong Limited	First Data (China) Co. Ltd.	USD $235,470
First Data Resources Australia Limited	First Data Resources Inc.	AUD $229,959
First Data Lietuva UAB	First Data CIS	EUR €202,556
First Data Lietuva	First Data Estonia	EUR €155,775
First Data Lietuva	First Data Central and Eastern Europe and Nordics ASA	EUR €151,725
First Data Lietuva	First Data Central and Eastern Europe and Nordics ASA	EUR €150,000
PaySys AU	First Data Hong Kong Limited	USD $84,998
Transacty	First Data Lithuania	LTL $54,744
First Data Singapore	First Data EMEA	SGD $52,244
First Data Singapore	FD Resources Australasia Limited	SGD $895

5. Capital Leases:

Lessee	Lessor	Description	Start Date	End Date	Approximate Remaining Obligation
First Data Hellas S.A.	Alpha Leasing — Van Den Bergh	Machinery	Oct. 24, 2002	Sep. 24, 2007	€7,425 as of Aug. 31, 2007
First Data Hellas S.A.	Alpha Leasing — Van Den Bergh	Machinery	Dec. 10, 2002	Nov. 10, 2007	€520 as of Aug. 31, 2007
First Data Hellas S.A.	Alpha Leasing — Graphamatik	Machinery	Dec. 23, 2002	Nov. 23, 2007	€11,651 as of Aug. 31, 2007
First Data Hellas S.A.	Alpha Leasing — Printing Unigraphica	Machinery	Mar. 18, 2003	Feb. 18, 2008	€49.806 as of Aug. 31, 2007
Telecash GmbH & Co KG	AFL Finanz- Leasing GmbH	POS/Merchant Terminals	Nov. 15, 2003	Dec. 15, 2010	€6,451,292 as of Sep. 1, 2007

Lessee	Lessor	Description	Start Date	End Date	Approximate Remaining Obligation
Telecash GmbH & Co KG	CommerzLeasing Mobilien GmbH	POS/Merchant Terminals	Dec. 1, 2003	July 15, 2010	€5,176,123 as of Sep. 1, 2007
Telecash GmbH & Co KG	Deutsche Leasing AG	POS/Merchant Terminals	Oct. 15, 2003	Sep. 15, 2010	€6,391,999 as of Sep. 1, 2007
Telecash GmbH & Co KG	eccunia Leasing GmbH	POS/Merchant Terminals	Dec. 15, 2005	De. 15, 2009	€2,163,446 as of Sep. 1, 2007
Cashcard Australia Ltd.	Suncorp Metway	Merchant ATMs	Sep. 26, 2002	Sep. 26, 2007	AUD$1,177,800 as of Sep. 1, 2007
Cashcard Australia Ltd.	Australia and New Zealand Banking Corporation	Merchant ATMs	Dec. 20, 2002	Dec. 20, 2007	AUD$666,553 as of Sep. 1, 2007
Cashcard Australia Ltd.	CIT	Merchant ATMs	Jan. 1. 2003	Dec. 31, 2007	AUD$405,054 as of Sep. 1, 2007
Cashcard Australia Ltd.	Suncorp Metway	Merchant ATMs	May 30, 2003	April 30, 2008	AUD$979,991 as of Sep. 1, 2007
Cashcard Australia Ltd.	Suncorp Metway	Merchant ATMs	June 6, 2003	June 5, 2008	AUD$399,111 as of Sep. 1, 2007
Cashcard Australia Ltd.	Suncorp Metway	Merchant ATMs	June 6, 2003	June 5, 2008	AUD$269,013 as of Sep. 1, 2007
Cashcard Australia Ltd.	Suncorp Metway	Merchant ATMs	May 19, 2004	May 19, 2009	AUD$1,513,516 as of Sep. 1, 2007
First Data Corporation	CIT	CNT Equipment	October 20, 2004	October 31, 2007	$90,638 as of Aug. 1, 2007 as of Sep. 1, 2007
First Data Corporation	IBM	CMC A Hardware new	November 1, 2004	October 31, 2007	$58,587 as of Aug 1, 2007 as of Sep. 1, 2007
First Data Corporation	IBM	#56 EDC 1st JES CPU Swap	February 1, 2006	January 1, 2009	$11,044,116 as of Aug. 1, 2007
First Data Corporation	IBM	#57 EDC BCP CPU Swap	February 1, 2006	January 1, 2009	$2,612,718 as of Aug. 1, 2007
First Data Corporation	IBM	#62 CAR #06- 059 EDC 3rd JES CPU Swap	October 1, 2006	September 30, 2009	$10,291,970 as of Aug. 1, 2007
First Data Corporation	IBM	#63 CAR #06- 059 EDC 2nd JES CPU Swap	November 1, 2006	October 31, 2009	$5,156,163 as of Aug. 1, 2007
First Data Corporation	IBM	#64 CAR #06- 094 EDC 3rd JES Engine Adds	December 1, 2006	September 30, 2009	$1,599,702 as of Aug. 1, 2007
First Data Corporation	IBM	#65 EDC 3rd JES 2 Engine Adds CAR #06- 058	February 1, 2007	September 30, 2009	$1,075,360 as of Aug. 1, 2007

Lessee	Lessor	Description	Start Date	End Date	Approximate Remaining Obligation
First Data Corporation	IBM	#66 2nd JES 2 Engine Adds for ODS	April 1, 2007	October 31, 2009	$1,298,700 as of Aug. 1, 2007
First Data Corporation	IBM	#67 CMCB Replacement IBM – CAR #07- 026	June 1, 2007	May 31, 2010	$351,798 as of Aug. 1, 2007
First Data Deutschland GmbH	Deutschland Leasing AG	Software; Acquiring- Processing Platform: eMAXS	June 2003		$7,167,949 as of July 31, 2007
First Data Deutschland GmbH	De Large Landan Leasing GmbH	Datacenter Hardware	June 2007	May 2010	$1,685,569 as of July 31, 2007
First Data Corporation	IBM Credit LLC	IBM-Mainframe Upgrade	April 2005	March 2008	$580,460 as of Aug. 31, 2007
First Data Corporation	IBM Credit LLC	IBM – I Series Servers	July 2004	June 2009	$1,092,689 as of Aug. 31, 2007
First Data Corporation	IBM Credit LLC	IBM-2094-AB08F Z Series mainframe servers	August 2007	July 2010	$2,188,093 as of Aug. 31, 2007
First Data Corporation	IBM Credit LLC	IBM-20946-8852F Z Series mainframe servers	August 2007	July 2010	$487,000 as of Aug. 31, 2007
First Data Corporation	IBM Credit LLC	IBM-2094-AB09F Z Series mainframe servers	August 2007	July 2010	$2,423,020 as of Aug. 31, 2007
First Data Corporation	IBM Credit LLC	IBM-2094-AB0BF Z Series mainframe servers	August 2007	July 2010	$2,700,029 as of Aug. 31, 2007

6. Integrated Payment Services, Inc. Swaps:

Counterparty	Effective Date	Estimated Total Market Value (as of 8/31/07)
Goldman Sachs	09/28/06	$(1,822,363)
Goldman Sachs	09/29/06	$(1,144,810)

Counterparty	Effective Date	Estimated Total Market Value (as of 8/31/07)
Goldman Sachs	10/02/06	$(644,018)
JPMorgan	09/28/06	$(119,231)
JPMorgan	09/28/06	$(7,952)
JPMorgan	09/26/06	$(613,513)
JPMorgan	09/28/06	$(442,430)
Sumitomo Mitsui Banking Corporation	09/26/06	$(902,426)
Sumitomo Mitsui Banking Corporation	09/29/06	$(844,966)
Barclay’s	05/16/06	$42,237
JPMorgan	05/16/06	$(1,136,643)
Scotiabank	05/16/06	$6,302

7. Other

FDR (First Data Resources) Europe B.V., an indirect wholly-owned subsidiary of the Borrower, owns 50% of First Data Iberica, S.A. (“FDIB”). The Borrower has signed a “letter of comfort” relating to a one-year term facility for up to €2,500,000 entered into by FDIB with Santander Central Hispano (a bank in Madrid, Spain). The “letter of comfort” provides that upon the failure of FDIB to perform any duty or obligation regarding the term facility, the Borrower will take all reasonable steps to cause FDIB to perform such duty or obligation including payment of due and unpaid amounts deriving from such term facility.

Schedule 10.2

Closing Date Liens

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cardservice International, Incorporated	California SOS	Judgment	Cardservice v. Bardelli Judgment Debtors: L & R Wholesale , Ronald Vardelli	Amount $18,254.23	11/07/2005	05-7048094471

Cardservice International, Inc.	California, Ventura Superior Court	Judgment	Backyard Vacations Inc. (Plaintiff) vs. Cardservice International, Inc.	Amount $7,874.83	12/15/2004	SC041489

Concord Computing Corporation	Colorado U.S . District Court	JUDGMENT	Concord Computing Corporation et al vs. Tamey et al	Amount $5,000,000.00	07/17/2002	05CV01209

Concord Computing Corporation	Delaware SOS	UCC-1	National City Commercial Capital Corporation	Leased Equipment	01/07/2005	50122672

Concord Computing Corporation	Delaware SOS	UCC-1	National City Commercial Capital Corporation	Leased Equipment	01/07/2005	50129891

Concord Processing, Inc.	Texas SOS	UCC-1	Amarillo Economic Development Corporation	Equipment, including fixtures.	03/22/2006	06-0009153317

Early Warning Services, LLC	Delaware SOS	UCC-1	Network Appliance, Inc.	Leased Equipment	10/23/2006	63903846

Early Warning Services, LLC	Delaware SOS	UCC-1	Network Appliance, Inc.	Leased Equipment	07/26/2007	2007 3097135

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Aviation LLC	Delaware SOS	UCC-1	Suntrust Leasing Corporation	Aircraft Leasing Agreement (goods, equipment)	10/31/2002	22864720

First Data Corporation	Delaware SOS	UCC-1	Oce Printing Systems USA, Inc.	Specific Equipment	09/27/2002	22504979

First Data Corporation	Delaware SOS	UCC-1	IBM Credit Corporation	Leased Equipment	09/30/2002	22515389

First Data Corporation	Delaware SOS	UCC-1	IBM Credit Corporation	Leased Equipment	10/24/2002	22783318

First Data Corporation	Delaware SOS	UCC-1	IBM Credit Corporation	Leased Equipment	10/28/2002	22815722

First Data Corporation	Delaware SOS	UCC-1	IBM Credit Corporation	Leased Equipment	11/13/2002	22977803

First Data Corporation	Delaware SOS	UCC-1	IBM Credit Corporation	Leased Equipment	11/14/2002	22983256

First Data Corporation	Delaware SOS	UCC-1	IBM Credit Corporation	Leased Equipment	12/13/2002	30005945

First Data Corporation	Delaware SOS	UCC-1	Storagetek Financial Services Corporation	Leased Equipment	01/08/2003	30053267

First Data Corporation	Delaware SOS	UCC-3 Continuation	Storagetek Financial Services Corporation	Leased Equipment	01/08/2003	30053267	07/25/2007	2007 2803509

First Data Corporation	Delaware SOS	UCC-1	IBM Credit Corporation	Leased Equipment	12/24/2002	30111693

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Corporation	Delaware SOS	UCC-1	IBM Credit Corporation	Leased Equipment	01/02/2003	30153802

First Data Corporation	Delaware SOS	UCC-1	IBM Credit Corporation	Leased Equipment	01/02/2003	30156631

First Data Corporation	Delaware SOS	UCC-1	IBM Credit Corporation	Leased Equipment	01/02/2003	30162118

First Data Corporation	Delaware SOS	UCC-1	IOS Capital, LLC	Leased Equipment	01/29/2003	30250491

First Data Corporation	Delaware SOS	UCC-1	Oce Printing Systems USA, Inc.	Specific Equipment	01/24/2003	30400765

First Data Corporation	Delaware SOS	UCC-1	Storagetek Financial Services Corporation	Leased Equipment	02/19/2003	30419377

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	01/29/2003	30497043

First Data Corporation	Delaware SOS	UCC-1	Oce Printing Systems USA, Inc.	Specific Equipment	03/19/2003	30778095

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	03/26/2003	30829070

First Data Corporation	Delaware SOS	UCC-1	IOS Capital, LLC	Leased Equipment	04/02/2003	30849987

First Data Corporation	Delaware SOS	UCC-1	IOS Capital, LLC	Leased Equipment	04/03/2003	30873748

First Data Corporation	Delaware SOS	UCC-1	IOS Capital, LLC	Leased Equipment	04/01/2003	30912181

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Corporation	Delaware SOS	UCC-1	Oce Printing Systems USA, Inc.	Specific Equipment	04/07/2003	30990401

First Data Corporation	Delaware SOS	UCC-1	IOS Capital, LLC	Leased Equipment	07/02/2003	31684524

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	06/18/2003	31849960

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	07/03/2003	31942351

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	07/22/2003	32076787

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	07/22/2003	32339730

First Data Corporation	Delaware SOS	UCC-1	Steelcase Financial Services Inc.	Leased Equipment	09/04/2003	32464785

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	10/02/2003	32684085

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	10/14/2003	32757352

First Data Corporation	Delaware SOS	UCC-3 Amendment Amended Debtor’s Name.	IOS Capital	Leased Equipment	10/14/2003	32757352	07/01/2004	41900820

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	12/09/2003	33319392

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	12/19/2003	40027690

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	12/22/2003	40057424

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	01/06/2004	40256000

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	01/20/2004	40355323

First Data Corporation	Delaware SOS	UCC-3 Amendment Amended Debtor’s Name.	IOS Capital	Leased Equipment	01/20/2004	40355323	07/01/2004	41900804

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	01/27/2004	40440786

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	02/06/2004	40491144

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	02/26/2004	40604209

First Data Corporation	Delaware SOS	UCC-1	Storagetek Financial Services Corporation	Leased Equipment	03/11/2004	40693244

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	05/18/2004	41376849

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	05/27/2004	41478256

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	05/28/2004	41488099

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	06/15/2004	41644097

First Data Corporation	Delaware SOS	UCC-1	CIT Technologies Corporation	Leased Equipment	06/17/2004	41676719

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	06/09/2004	41729831

First Data Corporation	Delaware SOS	UCC-3 Amendment Amended Debtor’s Name.	IOS Capital	Leased Equipment	06/09/2004	41729831	07/01/2004	41900770

First Data Corporation	Delaware SOS	UCC-3 Amendment Amended Debtor’s Name	IOS Capital	Leased Equipment	06/09/2004	41729831	07/06/2004	41952342

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	06/23/2004	41735317

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	06/14/2004	41761776

First Data Corporation	Delaware SOS	UCC-3 Amendment	IOS Capital	Leased Equipment	06/14/2004	41761776	07/01/2004	41900788

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	06/29/2004	41806191

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	06/25/2004	41841826

First Data Corporation	Delaware SOS	UCC-3 Amendment Amended Debtor’s Name.	IOS Capital	Leased Equipment	06/25/2004	41841826	07/12/2004	41995051

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	06/25/2004	41842022

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	06/29/2004	41868670

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	07/15/2004	41990326

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	07/16/2004	42017970

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	07/20/2004	42035410

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	07/23/2004	42074120

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	08/03/2004	42175489

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	08/25/2004	42442731

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	09/14/2004	42607663

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	09/14/2004	42607697

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	09/17/2004	42619205

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	10/01/2004	42756734

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	10/04/2004	42770552

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	10/15/2004	42904672

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	10/15/2004	42980491

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	11/05/2004	43126010

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	11/09/2004	43215177

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	11/16/2004	43280635

First Data Corporation	Delaware SOS	UCC-1	CIT Technologies Corporation	Leased Equipment	12/07/2004	43431881

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	12/09/2004	43476134

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	12/17/2004	43567577

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	12/15/2004	43586874

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	12/16/2004	43632876

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	02/03/2005	50440793

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	02/04/2005	50474081

First Data Corporation	Delaware SOS	UCC-3 Amendment Added Collateral	IOS Capital	Leased Equipment	02/04/2005	50474081	10/21/2005	53273167

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	02/17/2005	50545682

First Data Corporation	Delaware SOS	UCC-1	OCE North America, Inc.	Specific Equipment	02/22/2005	50567058

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	02/23/2005	50686353

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	03/07/2005	50723636

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	03/03/2005	50770256

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	03/04/2005	50774084

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	03/04/2005	50774092

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	03/15/2005	50812215

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	03/21/2005	50885708

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	04/05/2005	51094649

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	04/05/2005	51095471

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	04/08/2005	51158444

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	04/13/2005	51218719

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	04/13/2005	51218834

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	04/21/2005	51232488

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	04/28/2005	51317487

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	05/02/2005	51345413

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	05/04/2005	51373670

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	06/13/2005	51807008

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	06/15/2005	51836551

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	07/07/2005	52081967

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	07/29/2005	52344548

First Data Corporation	Delaware SOS	UCC-1	American Bank Note Company, as agent for the United States Postal Service	Consigned goods.	08/10/2005	52540087

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	09/22/2005	52929942

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	11/30/2005	53683266

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	12/06/2005	53768091

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	12/06/2005	53768513

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	12/16/2005	53911501

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	01/10/2006	60084319

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	01/23/2006	60257824

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	02/03/2006	60420646

First Data Corporation	Delaware SOS	UCC-1	IBM Credit, LLC	Leased Equipment	02/14/2006	60534610

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	03/07/2006	60776450

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	03/17/2006	60909556

First Data Corporation	Delaware SOS	UCC-1	Hitachi Data Systems Credit Corp.	Leased Equipment	04/07/2006	61177062

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	04/25/2006	61374966

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	05/23/2006	61729979

First Data Corporation	Delaware SOS	UCC-1	Bank of America Leasing & Capital, LLC	Specific Equipment	06/15/2006	62052884

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Corporation	Delaware SOS	UCC-1	Bank of America Leasing & Capital, LLC	Specific Equipment	06/15/2006	62052918

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	06/16/2006	62061455

First Data Corporation	Delaware SOS	UCC-1	Hitachi Data Systems Credit Corp.	Leased Equipment	06/30/2006	62283414

First Data Corporation	Delaware SOS	UCC-1	Hitachi Data Systems Credit Corp.	Leased Equipment	06/30/2006	62283422

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	07/05/2006	62303543

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	07/22/2006	62539401

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	09/22/2006	63280146

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	09/25/2006	63300688

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	09/26/2006	63316213

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	10/14/2006	63565736

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	10/26/2006	63727369

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	10/28/2006	63762713

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	11/01/2006	63813797

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	11/10/2006	63932399

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	11/14/2006	63956950

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	11/16/2006	63999471

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	12/14/2006	64371829

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	12/21/2006	64495495

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	01/16/2007	2007 0184167

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	02/07/2007	2007 0485432

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	03/12/2007	2007 0922269

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	03/16/2007	2007 0993724

First Data Corporation	Delaware SOS	UCC-1	EMC Corporation	Specific Equipment	03/23/2007	2007 1084895

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Corporation	Delaware SOS	UCC-1	EMC Corporation	Specific Equipment	03/23/2007	2007 1084937

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	04/02/2007	2007 1225084

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	04/05/2007	2007 1268696

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	04/18/2007	2007 1434793

First Data Corporation	Delaware SOS	UCC-1	Bank of America Leasing & Capital, LLC	Specific Equipment	04/19/2007	2007 1463263

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	04/20/2007	2007 1484772

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	05/01/2007	2007 1634079

First Data Corporation	Delaware SOS	UCC-1	IOS Capital	Leased Equipment	06/14/2007	2007 2234499

First Data Corporation	Delaware SOS	UCC-1	Bank of America Leasing & Capital, LLC	Specific Equipment	06/18/2007	2007 2285079

First Data Corporation	Delaware SOS	UCC-1	OCE North America, Inc.	Specific Equipment	06/18/2007	2007 2301751

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	06/29/2007	2007 2481272

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Corporation	Delaware SOS	UCC-1	OCE Financial Services, Inc. and OCE North America, Inc.	Specific Equipment	07/20/2007	2007 2743622

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	07/23/2007	2007 2768066

First Data Corporation	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	07/25/2007	2007 2803855

First Data Government Solutions, Inc.	Delaware SOS	UCC-1	American Express Business Finance	Specific Equipment	02/28/2005	50637513

First Data Merchant Services Corporation	Florida Secured Transaction Registry	UCC-1 In Lieu	Newcourt Communications Finance Corporation	Leased Equipment In lieu of 1999 filing.	10/07/2002	200202334153

First Data Merchant Services Corporation	Florida Secured Transaction Registry	UCC-1	CIT Communications Finance Corporation	Leased Equipment	07/16/2003	200304469562

First Data Merchant Services Corporation	Florida Secured Transaction Registry	UCC-1	Steelcase Financial Services Inc.	Leased Equipment	01/22/2004	200405974335

First Data Merchant Services Corporation	Florida Secured Transaction Registry	UCC-1	Marlin Leasing Corp.	Leased Equipment	06/18/2004	200407209377

First Data Merchant Services Corporation	Florida Secured Transaction Registry	UCC-1	CIT Communications Finance Corporation	Leased Equipment	07/07/2004	200407353508

First Data Merchant Services Corporation	Florida Secured Transaction Registry	UCC-1	CIT Communications Finance Corporation	Leased Equipment	07/26/2004	200407502791

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data POS, Inc.	Georgia, Barrow County	UCC-1	Crown Credit Company	Specific Equipment	01/06/2003	007-2003- 000127

First Data POS, Inc.	Georgia, Barrow County	UCC-1	Crown Credit Company	Specific Equipment	05/09/2007	007-2007- 009311

First Data Resources Inc.	Delaware SOS	UCC-1	Fleet Business Credit, LLC Assigned to EMC Corporation	Specific Equipment	01/17/2003	30303258

First Data Resources Inc.	Delaware SOS	UCC-1	Fleet Business Credit, LLC Assigned to EMC Corporation	Specific Equipment	01/17/2003	30303274

First Data Resources Inc.	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	12/19/2003	40027658

First Data Resources Inc.	Delaware SOS	UCC-1	Bay4 Capital Partners, LLC	Leased Equipment	08/11/2004	42293027

First Data Resources Inc.	Delaware SOS	UCC-1	Thompson Tractor Co., Inc.	Specific Equipment	10/19/2004	42939256

First Data Resources Inc.	Delaware SOS	UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment	09/20/2005	52904333

First Data Resources Inc.	Delaware SOS	UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment	09/20/2005	52904440

First Data Resources Inc.	Delaware SOS	UCC-1	Thompson Tractor Co., Inc.	Specific Equipment	09/27/2005	52990605

First Data Resources Inc.	Delaware SOS	UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment	11/04/2005	53440576

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
First Data Resources Inc.	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	02/09/2006	60482620

First Data Resources Inc.	Delaware SOS	UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment	03/21/2006	60943837

First Data Resources Inc.	Delaware SOS	UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment	03/21/2006	60943902

First Data Resources Inc.	Delaware SOS	UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment	04/27/2006	61408426

First Data Resources Inc.	Delaware SOS	UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment	04/27/2006	61408459

First Data Resources Inc.	Delaware SOS	UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment	04/27/2006	61408491

First Data Resources Inc.	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	08/21/2006	62904423

First Data Resources Inc.	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	08/24/2006	62954550

First Data Technologies, Inc.	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	12/19/2003	40027609

First Data Technologies, Inc.	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	05/28/2004	41488107

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	IBM Credit Corporation	Leased Equipment	10/23/2002	03-0005814364

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	IBM Credit LLC	Leased Equipment	02/10/2003	03-0017072696

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	IBM Credit LLC	Leased Equipment	02/11/2003	03-0017094549

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	IBM Credit LLC	Leased Equipment	04/17/2003	03-0024710734

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	IBM Credit LLC	Leased Equipment	05/02/2003	03-0026361526

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	IBM Credit LLC	Leased Equipment	09/09/2003	04-0041166032

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	CIT Communications Finance Corporation	Leased Equipment	12/03/2003	04-0049941495

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	Dell Financial Services, L.P.	Leased Equipment	04/06/2004	04-0063236640

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	LeaseNet Group, Inc.	Leased Equipment	01/31/2005	05-0003128645

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	CIT Technology Financing Services, Inc.	Leased Equipment	01/31/2005	05-0003138101

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	IBM Credit LLC	Leased Equipment	02/17/2005	05-0005237567

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	IBM Credit LLC	Leased Equipment	02/28/2005	05-0006172718

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	IBM Credit LLC	Leased Equipment	03/04/2005	05-0006749748

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	IBM Credit LLC	Leased Equipment	07/08/2005	05-0021339073

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	IBM Credit LLC	Leased Equipment	09/19/2006	06-0031259773

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	IBM Credit LLC	Leased Equipment	11/03/2006	06-0036413588

FundsXpress Financial Network, Inc.	Texas SOS	UCC-1	LeaseNet Group, Inc.	Leased Equipment	12/20/2006	06-0041221036

FundsXpress Financial Network, Inc.	Texas, Travis District Court	Suit	Glenn Carroll vs. Funds Express, Inc., Funds Express Financial Network etal		03/02/2007	D-1-GN-06- 03442

FundsXpress, Inc.	Delaware SOS	UCC-1	CIT Communications Finance Corporation	Leased Equipment	11/21/2003	33083980

FundsXpress, Inc.	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	02/06/2004	40490294

FundsXpress, Inc.	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	02/11/2004	40513723

FundsXpress, Inc.	Delaware SOS	UCC-1	Marlin Leasing Corp.	Leased Equipment	04/05/2004	40944894

FundsXpress, Inc.	Texas, Travis District Court	Suit	Glenn Carroll vs. Funds Express, Inc., Funds Express Financial Network etal		03/02/2007	D-1-GN-06- 03442

FundsXpress, Inc.	Texas, Travis District Court	Suit	John Burns etal vs. Warburg Pincus etal		05/25/2007	D-1-GN-07- 001339

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Gift Card Services, Inc.	Colorado, Arapahoe County	Federal Tax Lien	Amount $16,030.60	Internal Revenue Services.	06/22/2005	B5091697

govONE Solutions, LP	Delaware SOS	UCC-1	IBM Credit Corporation	Leased Equipment	08/23/2002	22184210

Integrated Payment Systems Inc.	Delaware SOS	UCC-1	General Electric Capital Corporation	Leased Equipment	01/07/1997	9700697

Integrated Payment Systems Inc.	Delaware SOS	UCC-3 Amendment Amended Debtor’s information.	General Electric Capital Corporation	Leased Equipment	01/07/1997	9700697	12/26/2001	20170237

Integrated Payment Systems Inc.	Delaware SOS	UCC-3 Continuation	General Electric Capital Corporation	Leased Equipment	01/07/1997	9700697	12/26/2001	20176234

IPS Inc.	Colorado SOS	Federal Tax Lien			04/30/2002	20022045540

NexTran, Inc.	Georgia, Appling County	UCC-1	VFS US LLC	Specific Equipment	12/15/2003	001-2003- 7182

Paymentech, L.P.	Delaware SOS	UCC-1	Philips Consumer Electronics North America	Collateral all funds held in reserve account in certain select merchant payment card processing agreement	02/25/2004	40526956

Paymentech, Inc.	Delaware SOS	UCC-1	US Bancorp	Leased Equipment	07/06/2004	41880238

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Paymentech, Inc.	Delaware SOS	UCC-1	US Bancorp	Leased Equipment	05/05/2005	51386078

Paymentech, LP	Delaware SOS	UCC-1	Canon Financial Services	Leased Equipment	05/01/2006	61458843

Paymentech, LLC	Delaware SOS	UCC-1	Canon Financial Services	Leased Equipment	08/31/2007	2007 3339362

Peace Software, Inc.	Delaware SOS	UCC-1	IBM Credit LLC	Leased Equipment	06/26/2006	62181907

TASQ Technology, Inc.	California SOS	UCC-1	NCR Corporation	All products, components, software which are acquired by NCR Corporation	02/28/2005	05- 7017239094

TeleCheck Services, Inc.	Texas, Harris County	Judgment	Rodney R. Elkins, Plaintiff vs. Telecheck Services, Inc. now known as TRS Recovery Services, Inc.	Award to Plaintiff sum of $5,500 plus prejudgment interest, plus $50,000 as punitive damages plus $45,000 attorneys fees, plus $2,500 attorneys fees, plus $1,610.00 See Judgment for more information.	11/13/2006	DC-01- 00037-F

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
TeleCheck Services, Inc.	Texas, Harris District Court	Judgment	Surpas Resources Corporation vs. Elvin Craig and Telecheck Services, Inc.	Judgment not against Telecheck Services, Inc. See file for more information	11/16/2001	2001-22046

TRS Recovery Services, Inc.	Colorado SOS	UCC-1	Orris, Allen Mark	$2,200,000 from sources in Security Agreement	11/03/2005	20052112288

Unibex, Inc.	Delaware SOS	UCC-1 In Lieu	Dell Financial Services, L.P.	In Lieu of 1999 filing. No collateral was described or attached to in lieu.	11/05/2004	43130442

TRADEMARK LIENS:

DW Holdings, Inc.

For each of the following trademarks, there is a security interest granted by Datawire Communication Networks Inc. to MMV Financial Inc. on 8/25/05, recorded by the USPTO at reel/frame 3174/0985 on 10/13/05:

VXN # 3,047,245

DATAWIRE # 2,920,305

Intelligent Results, Inc.

For each of the following trademarks/trademark applications, there is a security interest granted by Intelligent Results, Inc. to Silicon Valley Bank on 7/14/06, recorded by the USPTO at reel/frame 3391/0147 on 9/6/06:

PREDIGY # 78/797,244

INTELLIGENT RESULTS # 2,792,469

INTELLIGENT RESULTS # 2,792,468

PaySys International, Inc.

For each of the following trademarks, there is a security interest granted by PaySys International, Inc. to Coast Business Credit, a Division of Southern Pacific Bank on 10/19/99, recorded by the USPTO at reel/frame 2021/0171 on 1/14/00:

PAYSYS # 2,427,177

TRAMS # 1,968,535

VISIONPLUS+ AND DESIGN # 2,037,424

VISIONPLUS # 2,280,226 - there is an unreleased security interest granted by PaySys International, Inc. to Household International, Inc. on 3/31/98, recorded by the USPTO at reel/frame 1798/0134 on 10/9/98. Also, there is an unreleased security interest granted by PaySys International, Inc. to Coast Business Credit, a Division of Southern Pacific Bank on 10/19/99, recorded by the USPTO at reel/frame 2021/0171 on 1/14/00.

Schedule 10.4

Scheduled Dispositions

None.

Schedule 10.5

Closing Date Investments

1. Formation of the joint venture with Standard Chartered Bank contemplated by the Economic Rights Agreement dated as of December 15, 2006 by and among Merchant Solutions Private Limited, certain company local entities, First Data Orca JV Holdco Pte. Ltd., Standard Charter Bank, and certain Standard Charter Bank local entities, and the transaction contemplated thereby (including, without limitation, execution of the Operations Agreement, by and between First Data Resources Australia Limited, Standard Chartered Bank, and other parties identified therein and the shareholders agreement), which is expected to involve payments of approximately $48 Million (including $20 Million in net purchase price, $15.3 Million in working capital, conversion costs of $6.9 Million and $2.4 Million in initial venture investments).

2. Acquisition of the capital stock of Check Forte Processamento de Dados Ltda. (“Check Forte”) for R$24,995,000 (subject to an upward purchase price adjustment based on closing date net assets) plus up to R$9,000,000 in contingent consideration, pursuant to the Quota Purchase Agreement dated as of July 25th, 2007 by and among Oikel Bridge S.A. Fundo Mútuo de Investimento em Empresas Emergentes de Base Tecnológica, João Argon Preto de Oliveira Filho, Denise Maria Lopes Preto de Oliveira, PaySys do Brasil Desenvolvimento de Software Ltda., and Check Forte.

3. Acquisition of approximately 25% of the equity interest of FDGS Holdings, LP, FDGS Holdings General Partner II, LLC and FDGS Holdings, LLC pursuant to the Purchase Agreement dated as of September 21, 2007 between the Borrower and iFormation Group Holdings, L.P. for a purchase price of approximately $73,633 plus $14,000 per day for the period beginning September 1, 2007 through, but not including, the date of closing.

4. The Borrower or its Subsidiary is subject to capital calls in the aggregate amount of approximately $200,000 in connection with its investment in RRE Ventures III-A, L.P.

5. The Borrower or its Subsidiary would be obligated, under certain circumstances, to purchase membership interests in SunTrust Merchant Services, LLC held by SunTrust Bank or its subsidiary in the event of termination pursuant to the Alliance Formation Agreement, dated as of March 29, 2002, by and among First Data Merchant Services Corporation, FDMS Partner, Inc., Unified Partner, Inc. and SunTrust Bank.

6. The Borrower or its Subsidiary would be obligated, under certain circumstances, to purchase membership interests in Huntington Merchant Services, L.L.C. held by the Huntington National Bank or its subsidiary in the event of a termination pursuant to the First Amended And Restated Limited Liability Company Agreement dated as of July 17, 2002 by and among First Data Merchant Services Corporation, The Huntington National Bank and Huntington Merchant Services, L.L.C.

8. Please see item 4 of Schedule 10.1 for certain intercompany debt.

9. The Borrower or one of its Subsidiaries is the record owner of the following non-Subsidiary investments:

Name of Person	Approximate Percentage Ownership
ACET Processing (Proprietary) Limited	20%
BNL Positivity S.r.l.	49%
Cardnet Merchant Services Limited	49.9%
Chase Alliance Partners, L.P.	49%
Chase Merchant Services, L.L.C.	50%
Chase Paymentech Solutions, an Ontario general partnership	49%
Chase Paymentech Solutions, LLC	15.7495%
e-Duction, Inc.	5%
Early Warning Services, LLC	18%
FDC Offer Corporation	45.1901%
First Data Iberica, S.A.	50%
I4 Commerce, Inc.	4%
Nihon Card Processing Co., Ltd.	9.5%
PayIt Mobile	33%
PNC Merchant Services Company	40%
Publicdatasystems, Inc.	50%
Redline S.A.	19.75%
Ronald A. Katz Technology Licensing, L.P.	Sole Limited Partnership Interest
Vivotech, Inc.	10%
WEAT Electronic Dataservice GmbH	20%

Schedule 13.2

Notice Addresses

Borrower:

First Data Corporation

6200 South Quebec Street

Greenwood Village, Colorado 80111

Attention: Treasurer

Facsimile: (303) 967-7303

Confirmation Telephone: (303) 967-8325

E-mail Address: Michael.A.Jacobs@firstdata.com

With copies to:

First Data Corporation

6200 South Quebec Street

Greenwood Village, Colorado 80111

Attention: General Counsel

Facsimile: (303) 889-6615

Confirmation Telephone: (303) 967-5189

E-mail Address: David.Money@firstdata.com

and

Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street, Suite 4200

New York, New York 10019

Attention: Scott Nuttall

Facsimile: (212) 750-0003

Administrative Agent:

Credit Suisse

One Madison Avenue

New York, New York 10010

Attention: Agency Group

Telecopier No.: 212-325-8304

cc/

William O’Daly

Credit Suisse

11 Madison Ave

New York NY 10010

Collateral Agent:

Credit Suisse

One Madison Avenue

New York, New York 10010

Attention: Agency Group

Telecopier No.: 212-325-8304

cc/

William O’Daly

Credit Suisse

11 Madison Ave

New York NY 10010

Letter of Credit Issuer:

Credit Suisse

One Madison Avenue

New York, New York 10010

Attention: Agency Group

Telecopier No.: 212-325-8304

Swingline Lender:

Credit Suisse

One Madison Avenue

New York, New York 10010

Attention: Agency Group

Telecopier No.: 212-325-8304

EXHIBIT A

TO THE CREDIT AGREEMENT

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of [                    , 200__] (this “Agreement”), by and among [NEW LOAN LENDERS] (each, a “New Loan Lender” and, collectively, the “New Loan Lenders”), FIRST DATA CORPORATION, a Delaware corporation (the “Company”) and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of September 24, 2007 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Company, the Lenders party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent and Collateral Agent and the other parties named therein (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Revolving Credit Commitments and/or New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders and/or New Revolving Loan Lenders (each a “New Loan Lender”), as applicable;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Loan Lender party hereto hereby agrees to commit to provide its respective New Revolving Credit Commitment (in the case of each New Loan Lender that is a New Revolving Loan Lender) and/or New Term Loan Commitment (in the case of each New Loan Lender that is a New Term Loan Lender), as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below.

Each New Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other New Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Term Loan Lender and/or New Revolving Loan Lender, as the case may be.

Each New Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:1

1.

Applicable Margin. The Applicable ABR Margin or Applicable LIBOR Margin, as applicable, for each Series [_] New Term Loan shall mean, as of any date of determination, the applicable percentage per annum as set forth below based on the Consolidated Total Debt to Consolidated EBITDA Ratio in effect on such date:[2]

Series [__] New Term Loans

Consolidated Total Debt to Consolidated EBITDA Ratio	LIBOR Loans		ABR Loans
___:___		%		%

2.	Principal Payments. The Borrower shall make principal payments on the Series [__] New Term Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series [__] New Term Loans
	$	_____________
	$	_____________
	$	_____________
	$	_____________
	$	_____________
	$	_____________
	$	_____________
	$	_____________
	$	_____________
	$	_____________
	$	_____________

[1]	Insert completed items 1-7 as applicable, with respect to New Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with the Credit Agreement.

[2]	Include reserve amount if applicable.

(A) Payment Date	(B) Scheduled Repayment of Series [__] New Term Loans
	$	_____________
	$	_____________
	$	_____________
	$	_____________

3.	Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Series [__] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Series [__] New Term Loans in accordance with Sections 5.1 and 5.2 of the Credit Agreement respectively.

4.	Prepayment Fees. Borrower agrees to pay to each New Term Loan Lender the following prepayment fees, if any: [ ].

[Insert other additional prepayment provisions with respect to Series [__] New Term Loans]

5.	Other Fees. Borrower agrees to pay each [New Term Loan Lender] [New Revolving Loan Lender] its pro rata share (determined based upon each [New Term Loan Lender’s] [New Revolving Loan Lender’s] share of the [New Term Loan Commitments][New Revolving Credit Commitments]) of an aggregate fee equal to [ ] on [ , ].

6.	Proposed Borrowing. This Agreement represents Borrower’s request to borrow Series [ ] New Term Loans from the New Term Loan Lenders as follows (the “Proposed Borrowing”):

(a)	Business Day of Proposed Borrowing: ,

(b)	Amount of Proposed Borrowing: $

(c)	Interest rate option:

(i)	ABR Loan(s)

(ii)	LIBOR Loans
with an initial Interest
Period of month(s)

7.

[New Loan Lenders. Each New Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of New Revolving Loans and/or Series [        ] New Term Loans, as the case may be, that such New Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.][3]

8.	Credit Agreement Governs. Except as set forth in this Agreement, the New Revolving Loans and/or Series [ ] New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

9.	Borrower’s Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and the Borrower hereby certifies that:

(i)	The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; and

(ii)	No event has occurred and is continuing or would result from the consummation of the proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default.

10.	Borrower Covenants. By its execution of this Agreement, the Borrower hereby covenants that:

(i)	[The Borrower shall make any payments required pursuant to Section 2.11 of the Credit Agreement in connection with the New Revolving Credit Commitments;][4]

(ii)	The Borrower shall deliver or cause to be delivered the following legal opinions and documents: [ ], together with all other legal opinions and other documents reasonably requested by the Administrative Agent in connection with this Agreement; and

(iii)	Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial test described in Section 10.10 of the Credit Agreement.

[3]	Insert bracketed language if the lending institution is not already a Lender.

[4]	Select this provision in the circumstance where the Lender is a New Revolving Loan Lender.

11.	Notice. For purposes of the Credit Agreement, the initial notice address of each New Loan Lender shall be as set forth below its signature below.

12.	Tax Forms. For each relevant New Loan Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 5.4(c) and/or Section 5.4(d) of the Credit Agreement.

13.	Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the Series [ ] New Term Loans and/or New Revolving Loans, as the case may be, made by each New Loan Lender in the Register.

14.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

15.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

16.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

18.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [                        ,             ].

[NAME OF NEW LOAN LENDER]

By:
Name:
Title:

Notice Address: Attention: Telephone: Facsimile:

FIRST DATA CORPORATION

By:
Name:
Title:

Consented to by: CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

SCHEDULE A

TO JOINDER AGREEMENT

Name of New Loan Lender	Type of Commitment	Amount
[______________]	[New Term Loan Commitment]	$______________
[New Revolving Credit Commitment]
[______________]	[New Term Loan Commitment]	$______________
[New Revolving Credit Commitment]
Total: $_________

EXHIBIT C

PREPARED BY, RECORDING REQUESTED BY,

AND WHEN RECORDED MAIL TO:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Attention: Athy A. Mobilia, Esq.

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT

OF RENTS AND LEASES AND FIXTURE FILING

by and from

[                    ]

“Mortgagor”

to

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,

as Administrative Agent and as Collateral Agent,

“Mortgagee”

Dated as of                 , 2007

Location:

Municipality:

State:

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT

OF RENTS AND LEASES AND FIXTURE FILING

This MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of                         , 2007 (this “Mortgage”), by and from,                     ., a                 , with an address at [                            ] (“Mortgagor”), to CREDIT SUISSE, CAYMAN ISLANDS BRANCH, with an address at 11 Madison Avenue, New York, NY 10010, as Administrative Agent and Collateral Agent for the Secured Parties, (in such capacity as agent, “Mortgagee”).

RECITALS:

WHEREAS, reference is made to that certain credit agreement dated as of the date hereof (the “Credit Agreement”), among FIRST DATA CORPORATION, a Delaware corporation (the “Company” or the “Borrower”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent, Swingline Lender and Letter of Credit Issuer (such terms and each other capitalized term used but not defined in this preamble having the meaning provided in Section 1 of the Credit Agreement), CITIBANK, N.A., as Syndication Agent, and CREDIT SUISSE SECURITIES (USA) LLC, CITIGROUP GLOBAL MARKETS, INC., DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS CREDIT PARTNERS L.P., HSBC SECURITIES (USA) INC., LEHMAN BROTHERS INC. AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arrangers and Bookrunners.

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders as set forth in the Credit Agreement, respectively, Mortgagor has agreed, subject to the terms and conditions hereof and of each other Credit Document, to secure Mortgagor’s obligations under the Credit Documents as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Mortgagee and Mortgagor agree as follows:

SECTION 1. DEFINITIONS

1.1 Definitions. Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

“Indebtedness” means all obligations and liabilities of every nature of Borrower (including incremental facilities, if any, that may be advanced on the date hereof or on a later date) now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Credit Documents, any Secured Hedge Agreements, Secured Cash Management Agreement and any Letter of Credit, in each case together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding),

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payments for early termination of Secured Hedge Agreements, Secured Cash Management Agreement, fees, reasonable expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Borrower, any Secured Party as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Borrower now or hereafter existing under this Mortgage.

“Mortgaged Property” means all of Mortgagor’s interest in the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Mortgagor (the “Land”); all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); all right, title and interest of Mortgagor in and to all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”); all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”); all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”); all right, title and interest of Mortgagor in and to, as landlord or licensor, all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Mortgagor) a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits to the extent transferable without consent and without violating the terms thereof (the “Leases”); all right, title and interest of Mortgagor in and to all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”); all right, title and interest in Mortgagor in and to all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”); all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; all property tax refunds (the “Tax Refunds”) except as herein and in the Credit Agreement provided to the contrary; all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”); and all of Mortgagor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be

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made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”) except as herein and in the Credit Agreement provided to the contrary. As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

“Obligations” means the Obligations (as defined in the Credit Agremeent) and all of the agreements, covenants, conditions, warranties, representations and other obligations of Borrower (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement, any other Credit Documents or any Secured Hedge Agreements or Secured Cash Management Agreement.

“UCC” means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

1.2 Interpretation. References to “Sections” shall be to Sections of this Mortgage unless otherwise specifically provided. Section headings in this Mortgage are included herein for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose or be given any substantive effect. The rules of construction set forth in Section 1.2 of the Credit Agreement shall be applicable to this Mortgage mutatis mutandis. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

SECTION 2. GRANT

To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property with mortgage covenants, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

SECTION 3. WARRANTIES, REPRESENTATIONS AND COVENANTS

3.1 Title. Mortgagor represents and warrants to Mortgagee that (i) Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Liens, and (ii) this Mortgage, upon appropriate recording thereof in the applicable jurisdiction, creates valid, enforceable first priority liens and security interests against the Mortgaged Property, subject to Permitted Liens.

3.2 First Lien Status. Subject to Permitted Liens, Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Credit Documents. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (i) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (ii) pay the underlying claim in full or take such other action so as to cause it to be released.

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3.3 Payment and Performance. Mortgagor shall pay the Indebtedness when due under the Credit Documents and shall perform the Obligations in full when they are required to be performed as required under the Credit Documents. Upon payment and discharge of all Indebtedness secured by this Mortgage, this Mortgage shall become null and void and Mortgagee shall release this Mortgage without charge to Mortgagor. Mortgagor shall pay all costs of recordation, if any, and Mortgagee’s costs of preparing and/or reviewing any documentation required for the release of the Mortgage.

3.4 Replacement of Fixtures and Personalty. Mortgagor shall not permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements other than in accordance with the Credit Agreement.

3.5 Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee. In addition, all of the covenants of Mortgagor in any Credit Document party thereto are incorporated herein by reference.

3.6 Condemnation Awards and Insurance Proceeds. Except to the extent otherwise allowed or provided by the Credit Agreement, Mortgagor (i) assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee at any time after and during the continuance of an Event of Default to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, (ii) assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, (iii) authorizes Mortgagee at any time after and during the continuance of an Event of Default to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

3.7 Change in Tax Law. Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (i) deducting or allowing Mortgagor to deduct from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon or (ii) subjecting Mortgagee or any of the Secured Parties to any tax or changing the basis of taxation of mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Mortgage, the Indebtedness, Mortgagee, and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the Indebtedness, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Mortgagor shall, on demand, pay to Mortgagee and the Secured Parties additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Mortgagee, or would constitute usury or render the Indebtedness wholly or partially usurious under applicable law, then Mortgagor shall pay or reimburse Mortgagee or the Secured Parties for payment of the lawful and non-usurious portion thereof.

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3.8 Mortgage Tax. Mortgagor shall (i) pay when due any documentary, revenue and other stamp, recording and mortgage recording tax and intangible tax imposed upon it or upon Mortgagee or any Secured Party pursuant to the tax law of the state in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Mortgage, and (ii) execute and cause to be filed any form required to be executed and filed in connection therewith.

3.9 Reduction Of Secured Amount. In the event that the amount secured by this Mortgage is less than the Indebtedness, then the amount secured shall be reduced only by the last and final sums that Mortgagor repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness unless arising from the Mortgaged Property. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

SECTION 4. DEFAULT AND FORECLOSURE

4.1 Remedies. Upon and during the continuance of an Event of Default, Mortgagee may at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses (which are in addition to all rights and remedies available under the Credit Agreement and the Pledge Agreement and subject to any rights of Mortgagor thereunder): (i) declare the Indebtedness to be immediately due and payable, pursuant to, subject to the terms of, and in accordance with the Credit Agreement without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable; (ii) with notice to Mortgagor, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon (iii); if Mortgagor remains in possession of the Mortgaged Property after an Event of Default occurs and is continuing and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor; (iv) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions hereof; and (v) institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, if such remedy is available under state law, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor and Mortgagee agree that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor

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shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived and Mortgagee may make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity.

4.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

4.3 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (i) shall be cumulated and concurrent, (ii) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Credit Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (iii) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (iv) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

4.4 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Credit Documents or their status as a first priority lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

4.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, except as may be expressly required hereunder or in the other

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Credit Documents, all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents, and any right to a marshalling of assets or a sale in inverse order of alienation.

4.6 Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

4.7 Application of Proceeds. After and during the continuance of an Event of Default, the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law: first, to the payment of the reasonable costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, court costs, attorneys’ and accountants’ fees and expenses, costs of advertisement; and second, as provided in the Credit Agreement.

4.8 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

4.9 Additional Advances and Disbursements; Costs of Enforcement. Upon and during the continuance of any Event of Default, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and reasonable expenses incurred at any time by Mortgagee under this Section, or otherwise under this Mortgage or any of the other Credit Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage. Mortgagor shall pay all reasonable out of pocket expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise in accordance with the Credit Agreement.

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4.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Section, the assignment of the Rents and Leases under Section 5, the security interests under Section 6, nor any other remedies afforded to Mortgagee under the Credit Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

4.11 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

SECTION 5. ASSIGNMENT OF RENTS AND LEASES

5.1 Assignment. In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

5.2 Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage in the applicable jurisdiction, Mortgagee shall have, to the extent permitted under applicable law and subject to Permitted Liens, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

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5.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (i) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (ii) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (iii) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

5.4 No Merger of Estates. So long as any part of the Indebtedness or the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

SECTION 6. SECURITY AGREEMENT

6.1 Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to all of Mortgagor’s right, title and interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a first and prior security interest, subject to Permitted Liens, in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

6.2 Financing Statements. Mortgagor hereby authorizes Mortgagee to file, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

6.3 Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is [    ]

SECTION 7. ATTORNEY-IN-FACT

Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, effective upon and during the continuance of an Event of Default (i) to execute and/or record any

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notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (ii) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (iii) to prepare, execute and file or record applications for registration and like papers (other than UCC filings, which no longer require execution by the debtor) reasonably necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property and (iv) while any Event of Default exists and is continuing, to perform any obligation of Mortgagor hereunder; provided, (a) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (b) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (c) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (d) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

SECTION 8. MORTGAGEE AS AGENT

Mortgagee has been appointed to act as Mortgagee hereunder by Secured Parties. Mortgagee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Mortgage and the Credit Agreement; provided, Mortgagee shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (i) Required Lenders, or (ii) after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Secured Hedge Agreement or any Secured Cash Management Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Secured Hedge Agreement) under all Hedge Agreements and Cash Management Agreements (Required Lenders or, if applicable, such holders being referred to herein as “Required Obligees”). In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by Mortgagee for the benefit of Secured Parties in accordance with the terms of this Section. Mortgagee shall at all times be the same Person that is Administrative Agent and Collateral Agent under the Credit Agreement. Written notice of resignation by the Administrative Agent or Collateral Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Mortgagee under this Mortgage; removal of Administrative Agent or Collateral Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Mortgagee under this Mortgage; and appointment of a successor Administrative Agent or Collateral Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Mortgagee under this Mortgage. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent under the

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terms of the Credit Agreement by a successor Administrative Agent or Collateral Agent, that successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Mortgage, and the retiring or removed Mortgagee under this Mortgage shall promptly (i) transfer to such successor Mortgagee all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Mortgagee under this Mortgage, and (ii) execute and deliver to such successor Mortgagee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the security interests created hereunder, whereupon such retiring or removed Mortgagee shall be discharged from its duties and obligations under this Mortgage. After any retiring or removed Administrative Agent’s or Collateral Agent’s resignation or removal hereunder as Mortgagee, the provisions of this Mortgage shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder. Every deed, mortgage, discharge, release or satisfaction thereof or other instrument or document executed or action taken by any entity or representative thereof last appearing from the public records with which this Mortgage has been filed to be the Mortgagee hereunder shall be conclusive evidence in favor of every person or entity relying thereon or claiming thereunder that at the time of the delivery thereof or of the taking of such action, such instrument or document or other action taken was valid, binding, effective and legally enforceable.

SECTION 9. MISCELLANEOUS

9.1 Notices, etc. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 13.2 of the Credit Agreement. No failure or delay on the part of Mortgagee in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Mortgage and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Subject to the provisions of the Credit Agreement, all covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder. Upon payment in full of the Indebtedness and performance in full of the Obligations Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage and reconvey the Mortgaged Property to Mortgagor. This Mortgage and the other Credit Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

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9.2 GOVERNING LAW. THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED. ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

9.3 Subrogation. To the extent proceeds of the Loan have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Mortgagee shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

9.4 Credit Agreement. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

9.5 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

SECTION 10. LOCAL LAW PROVISIONS

10.1 Maximum Indebtedness Secured. Notwithstanding any term or provision contained in this Mortgage or the Credit Documents to the contrary, recovery against the Mortgaged Property on account of the principal balance due under the Credit Documents shall be limited to the maximum amount of $                    , together with accrued interest thereon, advances for taxes and insurance, and costs of enforcement of this Mortgage.

10.2 Waiver of Jury Trial. MORTGAGOR AND MORTGAGEE (BY ACCEPTANCE HEREOF) EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS AND THIRD PARTY CLAIMS) BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS MORTGAGE OR ANY OF THE OTHER CREDIT DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREIN, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF MORTGAGOR, MORTGAGEE OR ANY GUARANTOR.

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MORTGAGOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF MORTGAGEE, NOR MORTGAGEE’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT MORTGAGEE WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. MORTGAGOR ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO MORTGAGEE TO MAKE THE EXTENSIONS OF CREDIT SECURED HEREBY.

10.3 Future Advances. In addition to the Indebtedness presently secured hereby, this Mortgage shall also secure such future advances, whether such advances are obligatory or to be made at the option of Mortgagee, or otherwise, as are made within [twenty (20) years] from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage, even though there may be no indebtedness outstanding at the time any advance is made. Such lien, as to third persons without actual notice thereof, shall be valid as to all such indebtedness and future advances from the time this Mortgage is filed for record as provided by law. The total amount of indebtedness that may be so secured may increase or decrease from time to time (and also may be decreased to zero), but the total unpaid balance so secured at any one time shall not exceed the maximum principal amount of $[            ] (                    ), plus interest thereon and advances made hereunder for the payment of taxes, liens and insurance with respect to any part of the Mortgaged. This Section shall not, however, obligate Mortgagee to make any such advances.

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EXHIBIT C

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.

[ ]

By:
Name:
Title:

EXHIBIT C

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this      day of                     , 2007, before me, the undersigned, a Notary Public in and for said state, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person, and the entity upon behalf of which the person acted, executed the instrument, and that the same was his/her free act and deed as such officer and the free act and deed of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
NOTARIAL SEAL	My Commission Expires:

EXHIBIT A TO

MORTGAGE

Legal Description of Premises:

EXHIBIT G

TO THE CREDIT AGREEMENT

FORM OF LETTER OF CREDIT REQUEST [AMENDMENT]

No. [1]	Dated [2]

To:	Credit Suisse, Cayman Islands Branch, as Administrative Agent, [ ], as the Letter of Credit Issuer, under the Credit Agreement, dated as of September 24, 2007 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among First Data Corporation, a Delaware corporation (the “Company”), the lending institutions from time to time parties thereto, (each a “Lender” and, collectively, the “Lenders”) and Credit Suisse, Cayman Islands Branch, as Administrative Agent and as Collateral Agent.

Ladies and Gentlemen:

The undersigned hereby requests that the Letter of Credit Issuer [issue] [amend]3 a Letter of Credit on                             4 (the “Date of Issuance”) in the aggregate stated amount of                             5 in [Dollars] [Euro] [British Pounds Sterling][other Alternative Currency].6

[1]	Letter of Credit Request Number.

[2]

Date of standby Letter of Credit Request (at least two Business Days prior to the Date of Issuance or such lesser number of Business Days as may be agreed by the Administrative Agent and such Letter of Credit Issuer).

[3]	If an amendment, include a description of the proposed amendment.

[4]	Date of Issuance.

[5]	Aggregate initial stated amount of Letter of Credit.

[6]	Indicate applicable currency.

For purposes of this Letter of Credit Request, unless otherwise defined, all capitalized terms used herein that are defined in the Credit Agreement shall have the respective meanings provided therein.

The beneficiary of the requested Letter of Credit [will be] [is]                         , 7 and such Letter of Credit [will be] [is] in support of                         8 and [will have] [has] a stated expiration date of                         .9

The undersigned hereby certifies that:

(a) All representations and warranties made by any Credit Party contained in the Credit Agreement or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Date of Issuance (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(b) No Default or Event of Default has occurred and is continuing as of the date hereof nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

(c) Attached hereto as Exhibit A is a true and correct copy of the documents to be presented by the beneficiary of the requested Letter of Credit in the case of any drawing thereunder.

(d) Attached hereto as Exhibit B is the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder.

Copies of all documentation with respect to the supported transaction are attached hereto.

FIRST DATA CORPORATION

By:
Name:
Title:

[7]	Insert name and address of beneficiary.

[8]	Insert description of supported obligations and name of agreement to which it relates, if any.

[9]	Insert last date upon which drafts may be presented.

EXHIBIT H-1

September 24, 2007

Credit Suisse, Cayman Islands Branch, as Administrative Agent and Collateral Agent (the “Administrative Agent”) under the Credit Agreement, as hereinafter defined

and

The Agents and Lenders listed on Schedule I hereto

Re:	Credit Agreement dated as of September 24, 2007 (the “Credit Agreement”), among First Data Corporation, a Delaware corporation (the “Company”), the lending institutions identified in the Credit Agreement (the “Lenders”), the other Agents named therein and the Administrative Agent

Ladies and Gentlemen:

We have acted as counsel to the Company and the subsidiaries of the Company named on Schedule II attached hereto (the “Schedule II Subsidiary Guarantors”) and Schedule III attached hereto (the “Schedule III Subsidiary Guarantors”; the Company, the Schedule II Subsidiary Guarantors and the Schedule III Subsidiary Guarantors being referred to herein collectively as the “Credit Parties”) in connection with the preparation, execution and delivery of the following documents:

(i)	the Credit Agreement;

(ii)	the Guarantee;

(iii)	the Security Agreement; and

(iv)	the Pledge Agreement.

The documents described in the foregoing clauses (i) through (iv) are collectively referred to herein as the “Credit Documents.” The documents described in the foregoing clauses (iii) and (iv) are collectively referred to herein as the “Security Documents.” Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to Section 6.3(a) of the Credit Agreement.

We have examined the following:

(i) the Credit Agreement, signed by the Company, the Administrative Agent and the other Agents party thereto and certain of the Lenders;

(ii) each other Credit Document, signed by each Credit Party that is a party thereto; and

(iii) (a) unfiled copies of the financing statements listed on Part A of Schedule IV hereto (the “Delaware Financing Statements”), naming the Credit Parties indicated on Part A of Schedule IV as debtors and the Collateral Agent as secured party, which we understand will be filed in the Office of the Secretary of State of the State of Delaware (the “Delaware Filing Office”) and (b) unfiled copies of the financing statements listed on Part B of Schedule IV hereto (the “New York Financing Statements”), naming the Credit Parties indicated on Part B of Schedule IV as debtors and the Collateral Agent as secured party, which we understand will be filed in the Office of the Secretary of State of the State of New York (the “New York Filing Office”).

In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Credit Parties, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Credit Parties. In addition, we have relied as to certain matters of fact upon the representations made in the Credit Documents.

In addition, we have assumed that (1) the Credit Parties have rights in the Collateral existing on the date hereof and will have rights in property which becomes Collateral after the date hereof, (2) “value” (as defined in Section 1-201(44) of the Uniform Commercial Code as in

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effect on the date hereof in the State of New York (the “New York UCC”)) has been given by the Secured Parties to the Credit Parties for the security interests and other rights in the Collateral and (3) to the extent our opinion in paragraph 14 relates to securities purportedly represented by a certificate and issued by an issuer not organized under the law of one of the States of the United States, such securities are “certificated securities” within the meaning of the New York UCC § 8-102(4).

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. Each of the Credit Parties (other than the Schedule III Subsidiary Guarantors as to which we express no opinion) (a) is validly existing and in good standing under the law of the State of Delaware or the law of the State of New York, as the case may be, (b) has the corporate power and authority or limited liability company power and authority, as the case may be, to execute and deliver each of the Credit Documents to which it is a party, to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents and (c) has duly authorized, executed and delivered each Credit Document to which it is a party.

2. Assuming that each of the Schedule III Subsidiary Guarantors (a) is validly existing and in good standing under the law of the jurisdiction in which it is organized, (b) has the power and authority to execute and deliver each of the Credit Documents to which it is a party, to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents and (c) has duly authorized, executed and delivered each Credit Document to which it is a party, each of the Schedule III Subsidiary Guarantors has duly executed and delivered each Credit Document to which it is a party insofar as the law of the State of New York is concerned.

3. The execution and delivery by any Credit Party (other than the Schedule III Subsidiary Guarantors) of the Credit Documents to which it is a party, its borrowings in accordance with the terms of the Credit Documents, performance of its payment obligations under such Credit Documents and granting of the security interests to be granted by it pursuant to the Security Documents (a) will not result in any violation of (1) the Certificate of Incorporation, Operating Agreement, By-Laws or Limited Liability Company Agreement, as applicable, of such Credit Party or (2) assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any Federal or New York statute, the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any rule or regulation issued pursuant to any New York or Federal statute, the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any order known to

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us issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in any Credit Party’s properties pursuant to the terms of any agreement or instrument identified on Schedule V hereto.

4. The execution and delivery by the Schedule III Subsidiary Guarantors of the Credit Documents to which it is a party, performance of its payment obligations under such Credit Documents and granting of the security interests to be granted by it pursuant to the Security Documents (a) will not result in, assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any violation of any Federal or New York statute or any rule or regulation issued pursuant to any New York or Federal statute or any order known to us issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in any Credit Party’s properties pursuant to the terms of any agreement or instrument identified on Schedule V attached hereto.

5. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required for the execution and delivery by any Credit Party (other than the Schedule III Subsidiary Guarantors) of the Credit Documents to which it is a party, the borrowings by the Company in accordance with the terms of the Credit Agreement, the performance by the Credit Parties (other than the Schedule III Subsidiary Guarantors) of their respective payment obligations under the Credit Documents or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents.

6. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body is required for the execution and delivery by any of the Schedule III Subsidiary Guarantors of the Credit Documents to which it is a party, the performance by the Schedule III Subsidiary Guarantors of their respective payment obligations under the Credit Documents or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents.

7. Assuming that each of the Credit Documents is a valid and legally binding obligation of each of the parties thereto other than the Credit Parties and assuming that (a) each of the Schedule III Subsidiary Guarantors is validly existing and in good standing under the law of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Credit Documents to which it is a party in accordance with its organizational documents, (b) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not violate the law of the jurisdiction in which

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it is organized or any other applicable laws (excepting the law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Federal laws of the United States) and (c) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not constitute a breach or violation of any agreement or instrument which is binding upon any Credit Party (except that we do not make the assumption in this clause (c) with respect to the agreements that are the subject of opinion paragraphs 3(b) and 4(b) of this opinion letter), each Credit Document constitutes the valid and legally binding obligation of each Credit Party which is a party thereto, enforceable against such Credit Party in accordance with its terms.

8. To our knowledge having made no independent investigation and other than as identified in the Credit Agreement, there is no action, suit or proceeding now pending before or by any court, arbitrator or governmental agency, body or official to which any Credit Party is a party or to which the business, assets or property of any Credit Party is subject, and no such action, suit or proceeding is threatened to which any Credit Party would be a party or to which the business, assets or property of any Credit Party would be subject, that in either case questions the validity of the Credit Documents.

9. No Credit Party is an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.

10. Assuming that the Company will comply with the provisions of the Credit Agreement relating to the use of proceeds, the execution and delivery of the Credit Agreement by the Company and the making of the Loans and issuing of the Letters of Credit under the Credit Agreement will not violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

11. The Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a security interest in the Collateral described therein in which a security interest may be created under Article 9 of the New York UCC (collectively, the “Security Agreement Article 9 Collateral”).

12. The Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a security interest under the New York UCC in the Collateral described therein in which a security interest may be created under Article 9 of the New York UCC (collectively, the “Pledge Agreement Article 9 Collateral” and with the Security Agreement Article 9 Collateral, the “Article 9 Collateral”).

13. The Collateral Agent will have a perfected security interest in the investment property (as defined in Section 9-102 of the New York UCC) identified on Schedule 1 to the Pledge Agreement (the “Pledged Securities”) for the benefit of the Secured Parties under the New York UCC upon delivery to the

5

Collateral Agent for the benefit of the Secured Parties in the State of New York of the certificates representing the applicable Pledged Securities in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement. Assuming neither the Collateral Agent nor any of the Secured Parties has notice of any adverse claim to the Pledged Securities, the Collateral Agent will acquire the security interest in the Pledged Securities for the benefit of the Secured Parties free of any adverse claim.

14. The security interest of the Collateral Agent for the benefit of the Secured Parties in that portion of the Pledge Agreement Article 9 Collateral constituting instruments (as defined in Section 9-102 of the New York UCC) identified on Schedule 1 to the Pledge Agreement will be a perfected security interest upon delivery of such instruments to the Collateral Agent in the State of New York.

15. Each of the New York Financing Statements is in appropriate form for filing in the New York Filing Office.

16. Upon the filing in the New York Filing Office of the New York Financing Statements the Collateral Agent will have a perfected security interest for the benefit of the Secured Parties in that portion of the Security Agreement Article 9 Collateral in which a security interest is perfected by filing a financing statement in the New York Filing Office.

Although we express no opinion as to the law of the State of Delaware (other than the Delaware General Corporation Law and the Delaware Limited Liability Company Act), we have reviewed Article 9 of the Uniform Commercial Code in effect in the State of Delaware as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through August 8, 2007 (the “Delaware UCC”) and, based solely on such review, we advise you that (a) the Delaware Financing Statements are in appropriate form for filing in the Delaware Filing Office and (b) upon the filing of the Delaware Financing Statements in the Delaware Filing Office, the Collateral Agent will have a perfected security interest for the benefit of the Secured Parties in that portion of the Security Agreement Article 9 Collateral in which a security interest is perfected by filing a financing statement in the Delaware Filing Office.

Our opinions in paragraphs 7, 11 and 12 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Our

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opinion in paragraph 7 above also is subject to the qualification that certain provisions of the Security Documents may not be enforceable in whole or in part, although the inclusion of such provisions does not render the Security Documents invalid, and the Security Documents and the law of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

Our opinions in paragraphs 11 and 12 and 14 through 16, and our advice in the second preceding paragraph above, are limited to Article 9 of the New York UCC or the Delaware UCC, as the case may be, and our opinion in paragraph 13 is limited to Articles 8 and 9 of the New York UCC, and, therefore, those opinion and advice paragraphs do not address (i) collateral of a type not subject to Article 9 or 8, as the case may be, of the New York UCC or the Delaware UCC and (ii) what law governs perfection of the security interests granted in the collateral covered by this opinion letter.

We note that (A) a New York statute provides that with respect to a foreign currency obligation a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (B) with respect to a foreign currency obligation a United States Federal court in New York may award judgment in United States dollars, provided that we express no opinion as to the rate of exchange such court would apply.

We express no opinion and render no advice with respect to:

(i) perfection of any security interest in (1) any collateral of a type represented by a certificate of title and (2) any collateral consisting of money or cash equivalents;

(ii) the effect of § 9-315(a)(2) of the applicable Uniform Commercial Code with respect to any proceeds of Collateral that are not identifiable;

(iii) perfection of any security interest whose priority is subject to Section 9-334 of the applicable Uniform Commercial Code;

(iv) the priority of any security interest;

(v) the effect of Section 552 of the Bankruptcy Code (11 U.S.C. 552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and Section 506(c) of the Bankruptcy Code (11 U.S.C. 506(c)) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral);

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(vi) the effect of any provision of the Credit Documents which is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the performance by any party thereto of such party’s obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

(vii) the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement in writing signed by the parties thereto;

(viii) the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

(ix) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

(x) the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; and

(xi) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

In connection with the provisions of the Credit Documents whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State of New York, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on subject matter jurisdiction of the Federal courts. In connection with the provisions of the Credit Documents which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR § 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. § 1404(a) a United States District Court has discretion to transfer an action from one Federal court to another.

With respect to matters of California law, we understand that you are relying on the opinion of Sidley Austin LLP dated the date hereof.

8

With respect to matters of Florida law, we understand that you are relying on the opinion of Fox Rothschild LLP dated the date hereof.

With respect to matters of Georgia and Texas law, we understand that you are relying on the opinions of Sutherland Asbill & Brennan LLP dated the date hereof.

With respect to matters of Nevada law, we understand that you are relying on the opinion of Hale Lane dated the date hereof.

With respect to matters of Tennessee law, we understand that you are relying on the opinion of Bass, Berry & Sims PLC dated the date hereof.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent; provided that this opinion may be furnished to, but not relied upon by (i) any person that purchases an interest or a participation in the Commitments or Loans, (ii) any auditor or regulatory authority having jurisdiction over a Lender and (iii) any other person or otherwise pursuant to court order or judicial process.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

9

SCHEDULE I

THE AGENTS AND LENDERS

Credit Suisse, Cayman Islands Branch

Citibank, N.A.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs Credit Partners L.P.

HSBC Securities (USA) Inc.

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

SCHEDULE II

SCHEDULE II SUBSIDIARY GUARANTORS

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION
Achex, Inc.	Delaware

Atlantic States Bankcard Association, Inc.	Delaware

B1 PTI Services, Inc.	Delaware

Bankcard Investigative Group Inc.	Delaware

Business Office Services, Inc.	Delaware

BUYPASS Inco Corporation	Delaware

Call Interactive Holdings LLC	Delaware

Cardservice Delaware, Inc.	Delaware

CESI Holdings, Inc.	Delaware

CIFS Corporation	Delaware

CIFS LLC	Delaware

Concord Computing Corporation	Delaware

Concord Corporate Services, Inc.	Delaware

Concord EFS Financial Services, Inc.	Delaware

Concord EFS, Inc.	Delaware

Concord Financial Technologies, Inc.	Delaware

Concord NN, LLC	Delaware

Concord One, LLC	Delaware

Concord Processing, Inc.	Delaware

Credit Performance Inc.	Delaware

DDA Payment Services, LLC	Delaware

DW Holdings, Inc.	Delaware

EPSF Corporation	Delaware

FDC International Inc.	Delaware

FDFS Holdings, LLC	Delaware

FDMS Partner, Inc.	Delaware

FDR Interactive Technologies Corporation	New York

FDR Ireland Limited	Delaware

FDR Limited	Delaware

FDR Missouri Inc.	Delaware

FDR Signet Inc.	Delaware

FDR Subsidiary Corp.	Delaware

First Data Aviation LLC	Delaware

First Data Capital, Inc.	Delaware

First Data Commercial Services Holdings, Inc.	Delaware

First Data Communications Corporation	Delaware

First Data Corporation	Delaware

First Data Digital Certificates Inc.	Delaware

First Data Financial Services, L.L.C.	Delaware

First Data Integrated Services Inc.	Delaware

First Data Latin America Inc.	Delaware

First Data Merchant Services Northeast, LLC	Delaware

First Data Merchant Services Southeast, L.L.C.	Delaware

First Data Payment Services, LLC	Delaware

First Data Pittsburgh Alliance Partner Inc.	Delaware

First Data PS Acquisition Inc.	Delaware

First Data Real Estate Holdings L.L.C.	Delaware

First Data Resources, LLC	Delaware

First Data Secure LLC	Delaware

First Data Solutions L.L.C.	Delaware

First Data Technologies, Inc.	Delaware

First Data, L.L.C.	Delaware

FSM Services Inc.	Delaware

FundsXpress, Inc.	Delaware

FX Securities, Inc.	Delaware

Gratitude Holdings LLC	Delaware

ICVerify Inc.	Delaware

IDLogix, Inc.	Delaware

Initial Merchant Services, LLC	Delaware

Instant Cash Services, LLC	Delaware

IPS Holdings Inc.	Delaware

LoyaltyCo LLC	Delaware

MAS Inco Corporation	Delaware

MAS Ohio Corporation	Delaware

National Payment Systems Inc.	New York

NPSF Corporation	Delaware

PayPoint Electronic Payment Systems, LLC	Delaware

QSAT Financial, LLC	Delaware

REMITCO LLC	Delaware

Sagebrush Holdings Inc.	Delaware

Sagetown Holdings Inc.	Delaware

Sageville Holdings LLC	Delaware

Star Networks, Inc.	Delaware

Star Processing, Inc.	Delaware

Star Systems Assets, Inc.	Delaware

Star Systems, Inc.	Delaware

Star Systems, LLC	Delaware

Strategic Investment Alternatives LLC	Delaware

SurePay Real Estate Holdings, Inc.	Delaware

SY Holdings, Inc.	Delaware

TASQ Corporation	Delaware

TeleCheck Acquisition LLC	Delaware

TeleCheck Acquisition-Michigan, LLC	Delaware

TeleCheck Services, Inc.	Delaware

Transaction Solutions Holdings, Inc.	Delaware

Transaction Solutions, LLC	Delaware

Unibex, LLC	Delaware

Unified Partner, Inc.	Delaware

ValueLink, LLC	Delaware

Virtual Financial Services, LLC	Delaware

Yclip, LLC	Delaware

SCHEDULE III

SCHEDULE III SUBSIDIARY GUARANTORS

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION
Atlantic Bankcard Properties Corporation	North Carolina

CallTeleservices, Inc.	Nebraska

Cardservice International, Inc.	California

Concord Emerging Technologies, Inc.	Arizona

Concord Equipment Sales, Inc.	Tennessee

Concord Payment Services, Inc.	Georgia

Concord Transaction Services, LLC	Colorado

CTS Holdings, LLC	Colorado

CTS, Inc.	Tennessee

EFS Transportation Services, Inc.	Tennessee

EFTLogix, Inc.	Nevada

First Data Card Solutions, Inc.	Maryland

First Data Merchant Services Corporation	Florida

First Data Retail ATM Services L.P.	Texas

First Data Voice Services	Delaware General Partnership

FundsXpress Financial Network, Inc.	Texas

Gibbs Management Group, Inc.	Georgia

Gift Card Services, Inc.	Oklahoma

H & F Services, Inc.	Tennessee

Intelligent Results, Inc.	Washington

IPS Inc.	Colorado

JOT, Inc.	Nevada

Linkpoint International, Inc.	Nevada

New Payment Services, Inc.	Georgia

PaySys International, Inc.	Florida

POS Holdings, Inc.	California

Shared Global Systems, Inc.	Texas

Size Technologies, Inc.	California

Southern Telecheck, Inc.	Louisiana

TASQ Technology, Inc.	California

Technology Solutions International, Inc.	Georgia

TeleCheck Holdings, Inc.	Georgia

TeleCheck International, Inc.	Georgia

TeleCheck Pittsburgh/West Virginia, Inc.	Pennsylvania

Unified Merchant Services	Georgia General Partnership

SCHEDULE IV

A. DELAWARE FINANCING STATEMENTS

The following financing statements on form UCC-1, naming the Person listed below as debtor and the Collateral Agent as secured party for the benefit of the Secured Parties, to be filed in the offices listed opposite the name of such party:

DEBTOR	FILING OFFICE
Achex, Inc.	Delaware Filing Office

Atlantic States Bankcard Association, Inc.	Delaware Filing Office

B1 PTI Services, Inc.	Delaware Filing Office

Bankcard Investigative Group Inc.	Delaware Filing Office

Business Office Services, Inc.	Delaware Filing Office

BUYPASS Inco Corporation	Delaware Filing Office

Call Interactive Holdings LLC	Delaware Filing Office

Cardservice Delaware, Inc.	Delaware Filing Office

CESI Holdings, Inc.	Delaware Filing Office

CIFS Corporation	Delaware Filing Office

CIFS LLC	Delaware Filing Office

Concord Computing Corporation	Delaware Filing Office

Concord Corporate Services, Inc.	Delaware Filing Office

Concord EFS Financial Services, Inc.	Delaware Filing Office

Concord EFS, Inc.	Delaware Filing Office

Concord Financial Technologies, Inc.	Delaware Filing Office

Concord NN, LLC	Delaware Filing Office

Concord One, LLC	Delaware Filing Office

Concord Processing, Inc.	Delaware Filing Office

Credit Performance Inc.	Delaware Filing Office

DDA Payment Services, LLC	Delaware Filing Office

DW Holdings, Inc.	Delaware Filing Office

EPSF Corporation	Delaware Filing Office

FDC International Inc.	Delaware Filing Office

FDFS Holdings, LLC	Delaware Filing Office

FDMS Partner, Inc.	Delaware Filing Office

FDR Ireland Limited	Delaware Filing Office

FDR Limited	Delaware Filing Office

FDR Missouri Inc.	Delaware Filing Office

FDR Signet Inc.	Delaware Filing Office

FDR Subsidiary Corp.	Delaware Filing Office

First Data Aviation LLC	Delaware Filing Office

First Data Capital, Inc.	Delaware Filing Office

First Data Commercial Services Holdings, Inc.	Delaware Filing Office

First Data Communications Corporation	Delaware Filing Office

First Data Corporation	Delaware Filing Office

First Data Digital Certificates Inc.	Delaware Filing Office

First Data Financial Services, L.L.C.	Delaware Filing Office

First Data Integrated Services Inc.	Delaware Filing Office

First Data Latin America Inc.	Delaware Filing Office

First Data Merchant Services Northeast, LLC	Delaware Filing Office

First Data Merchant Services Southeast, L.L.C.	Delaware Filing Office

First Data Payment Services, LLC	Delaware Filing Office

First Data Pittsburgh Alliance Partner Inc.	Delaware Filing Office

First Data PS Acquisition Inc.	Delaware Filing Office

First Data Real Estate Holdings L.L.C.	Delaware Filing Office

First Data Resources, LLC	Delaware Filing Office

First Data Secure LLC	Delaware Filing Office

First Data Solutions L.L.C.	Delaware Filing Office

First Data Technologies, Inc.	Delaware Filing Office

First Data, L.L.C.	Delaware Filing Office

FSM Services Inc.	Delaware Filing Office

FundsXpress, Inc.	Delaware Filing Office

FX Securities, Inc.	Delaware Filing Office

Gratitude Holdings LLC	Delaware Filing Office

ICVerify Inc.	Delaware Filing Office

IDLogix, Inc.	Delaware Filing Office

Initial Merchant Services, LLC	Delaware Filing Office

Instant Cash Services, LLC	Delaware Filing Office

IPS Holdings Inc.	Delaware Filing Office

LoyaltyCo LLC	Delaware Filing Office

MAS Inco Corporation	Delaware Filing Office

MAS Ohio Corporation	Delaware Filing Office

NPSF Corporation	Delaware Filing Office

PayPoint Electronic Payment Systems, LLC	Delaware Filing Office

QSAT Financial, LLC	Delaware Filing Office

REMITCO LLC	Delaware Filing Office

Sagebrush Holdings Inc.	Delaware Filing Office

Sagetown Holdings Inc.	Delaware Filing Office

Sageville Holdings LLC	Delaware Filing Office

Star Networks, Inc.	Delaware Filing Office

Star Processing, Inc.	Delaware Filing Office

Star Systems Assets, Inc.	Delaware Filing Office

Star Systems, Inc.	Delaware Filing Office

Star Systems, LLC	Delaware Filing Office

Strategic Investment Alternatives LLC	Delaware Filing Office

SurePay Real Estate Holdings, Inc.	Delaware Filing Office

SY Holdings, Inc.	Delaware Filing Office

TASQ Corporation	Delaware Filing Office

TeleCheck Acquisition LLC	Delaware Filing Office

TeleCheck Acquisition-Michigan, LLC	Delaware Filing Office

TeleCheck Services, Inc.	Delaware Filing Office

Transaction Solutions Holdings, Inc.	Delaware Filing Office

Transaction Solutions, LLC	Delaware Filing Office

Unibex, LLC	Delaware Filing Office

Unified Partner, Inc.	Delaware Filing Office

ValueLink, LLC	Delaware Filing Office

Virtual Financial Services, LLC	Delaware Filing Office

Yclip, LLC	Delaware Filing Office

B. NEW YORK FINANCING STATEMENTS

The following financing statements on form UCC-1, naming the Person listed below as debtor and the Collateral Agent as secured party for the benefit of the Secured Parties, to be filed in the offices listed opposite the name of such party:

DEBTOR	FILING OFFICE
FDR Interactive Technologies Corporation	New York

National Payment Systems Inc.	New York

SCHEDULE V

Senior Unsecured Interim Loan Agreement dated as of September 24, 2007 among the Company, the lenders or other financial institutions or entities from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and the other Agents named therein.

Senior Subordinated Interim Loan Agreement dated as of September 24, 2007 among the Company, the lenders or other financial institutions or entities from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and the other Agents named therein.

Agreement and Plan of Merger dated as of April 1, 2007 among the Company, New Omaha Holdings Corporation, a Delaware corporation and Omaha Acquisition Corporation, a Delaware corporation.

EXHIBIT H-2

September 24, 2007

Credit Suisse, Cayman Islands Branch, as Administrative Agent and Collateral Agent (the “Administrative Agent”) under the Credit Agreement, as hereinafter defined

and

The Agents and Lenders listed on Schedule I hereto

Re:	Credit Agreement dated as of September 24, 2007 (the “Credit Agreement”), among First Data Corporation, a Delaware corporation (the “Company”), the lenders or other financial institutions or entities from time to time party thereto (the “Lenders”), the other Agents named therein and the Administrative Agent

Ladies and Gentlemen:

I am general counsel of the Company and also responsible for the legal affairs of the subsidiaries of the Company named on Schedule II attached hereto (the “Subsidiary Guarantors”; the Company and the Subsidiary Guarantors being referred to herein collectively as the “Credit Parties”) in connection with the preparation, execution and delivery of the following documents:

(i)	the Credit Agreement;

(ii)	the Guarantee, dated as of the date hereof, made by each Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties;

(iii)	the Security Agreement, dated as of the date hereof, entered into by the Company, the other grantors party thereto and the Collateral Agent for the benefit of the Secured Parties; and

(iv)	the Pledge Agreement, dated as of the date hereof, entered into by the Credit Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.

The documents described in the foregoing clauses (i) through (iv) are collectively referred to herein as the “Credit Documents.” Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to Section 6.3 of the Credit Agreement.

In connection with this opinion, I have examined the following:

(i)	the Credit Agreement, signed by the Company, the Administrative Agent and the other Agents and Lenders party thereto; and

(ii)	each other Credit Document, signed by each Credit Party that is a party thereto.

In addition, I have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Credit Parties, and have made such other investigations, as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of the Credit Parties. In addition, I have examined, and have relied as to certain matters of fact upon the representations made in the Credit Documents.

To the extent it may be relevant to the opinions expressed herein, I have assumed that the Credit Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, the parties thereto other than the Credit Parties.

In basing certain of the opinions expressed below on “my knowledge,” the words “my knowledge” or “have knowledge” signify that, in the course of my representation of the Credit Parties as aforesaid, no information has come to my attention that has given me actual knowledge that any such opinions are not accurate or that any of the documents, certificates and information on which I have relied in expressing any such opinions are not true and complete in all material respects. The phrase “my knowledge” and “have knowledge” are each limited to my actual knowledge.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that:

1.	The execution and delivery by any Credit Party of the Credit Documents to which it is a party, performance of its payment obligations under such Credit Documents and granting of the security interests to be granted by it pursuant to the Security Documents, and the Company’s borrowings in accordance with the terms of the Credit Documents will not breach or result in a default under or result in the creation of any lien upon or security interest in any of the property or assets of such Credit Party pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which it or any of its property or assets is bound, other than (x) any such breach, default, lien or security interest that could not reasonably be expected to result in a Material Adverse Effect or (y) as disclosed in Schedules 8.3 or 10.2 to the Credit Agreement. My opinion in this paragraph 1 is limited to those material indentures, loan agreements, lease agreements, mortgages, deeds of trust, agreements and other material instruments of which I have knowledge.

2.	There is no action, suit or proceeding now pending before or by any court, arbitrator or governmental agency, body or official to which any Credit Party is a party or to which the business, assets or property of any Credit Party is subject, and, to my knowledge, no action, suit or proceeding is currently threatened to which any Credit Party would be a party or to which the business, assets or property of any Credit Party would be subject, that, in either case, could reasonably be expected to result in a Material Adverse Effect, other than as disclosed in Schedule 8.4 to the Credit Agreement.

I express no opinion with respect to:

(i)	the validity, binding effect or enforceability of any of the Credit Documents or any provision thereof; and

(ii)	any matter not specifically stated to be and numbered as an opinion herein.

In addition to the qualifications set forth above, I am licensed to practice law in the state of Colorado. The opinions expressed in this letter are subject to the qualification that I express no opinion as to the laws of any jurisdiction other than the substantive federal laws of the United States of America.

This opinion letter is rendered to you solely in connection with the above described transactions and are as of the date hereof. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent. This opinion may be furnished to, but not relied upon by, (i) any person that purchases an interest or a participation in the Loans and (ii) any auditor or regulatory authority having jurisdiction over a Lender or otherwise pursuant to court order or judicial process. I assume no obligation to update or supplement the opinions expressed herein to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.

Very truly yours,

David R. Money
Executive Vice President, General Counsel and Secretary

SCHEDULE I

THE AGENTS AND LENDERS

Credit Suisse, Cayman Islands Branch

Citibank, N.A.

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Deutsche Bank AG Cayman Islands Branch

Goldman Sachs Credit Partners L.P.

HSBC Securities (USA) Inc.

HSBC Bank USA, National Association

Lehman Brothers Inc.

Lehman Commercial Paper Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Merrill Lynch Capital Corporation

SCHEDULE II

SCHEDULE II SUBSIDIARY GUARANTORS

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION
Achex, Inc.	Delaware

Atlantic States Bankcard Association, Inc.	Delaware

B1 PTI Services, Inc.	Delaware

Bankcard Investigative Group Inc.	Delaware

Business Office Services, Inc.	Delaware

BUYPASS Inco Corporation	Delaware

Call Interactive Holdings LLC	Delaware

Cardservice Delaware, Inc.	Delaware

CESI Holdings, Inc.	Delaware

CIFS Corporation	Delaware

CIFS LLC	Delaware

Concord Computing Corporation	Delaware

Concord Corporate Services, Inc.	Delaware

Concord EFS Financial Services, Inc.	Delaware

Concord EFS, Inc.	Delaware

Concord Financial Technologies, Inc.	Delaware

Concord NN, LLC	Delaware

Concord One, LLC	Delaware

Concord Processing, Inc.	Delaware

Credit Performance Inc.	Delaware

DDA Payment Services, LLC	Delaware

DW Holdings, Inc.	Delaware

EPSF Corporation	Delaware

FDC International Inc.	Delaware

FDFS Holdings, LLC	Delaware

FDMS Partner, Inc.	Delaware

FDR Interactive Technologies Corporation	New York

FDR Ireland Limited	Delaware

FDR Limited	Delaware

FDR Missouri Inc.	Delaware

FDR Signet Inc.	Delaware

FDR Subsidiary Corp.	Delaware

First Data Aviation LLC	Delaware

First Data Capital, Inc.	Delaware

First Data Commercial Services Holdings, Inc.	Delaware

First Data Communications Corporation	Delaware

First Data Corporation	Delaware

First Data Digital Certificates Inc.	Delaware

First Data Financial Services, L.L.C.	Delaware

First Data Integrated Services Inc.	Delaware

First Data Latin America Inc.	Delaware

First Data Merchant Services Northeast, LLC	Delaware

First Data Merchant Services Southeast, L.L.C.	Delaware

First Data Payment Services, LLC	Delaware

First Data Pittsburgh Alliance Partner Inc.	Delaware

First Data PS Acquisition Inc.	Delaware

First Data Real Estate Holdings L.L.C.	Delaware

First Data Resources, LLC	Delaware

First Data Secure LLC	Delaware

First Data Solutions L.L.C.	Delaware

First Data Technologies, Inc.	Delaware

First Data, L.L.C.	Delaware

FSM Services Inc.	Delaware

FundsXpress, Inc.	Delaware

FX Securities, Inc.	Delaware

Gratitude Holdings LLC	Delaware

ICVerify Inc.	Delaware

IDLogix, Inc.	Delaware

Initial Merchant Services, LLC	Delaware

Instant Cash Services, LLC	Delaware

IPS Holdings Inc.	Delaware

LoyaltyCo LLC	Delaware

MAS Inco Corporation	Delaware

MAS Ohio Corporation	Delaware

National Payment Systems Inc.	New York

NPSF Corporation	Delaware

PayPoint Electronic Payment Systems, LLC	Delaware

QSAT Financial, LLC	Delaware

REMITCO LLC	Delaware

Sagebrush Holdings Inc.	Delaware

Sagetown Holdings Inc.	Delaware

Sageville Holdings LLC	Delaware

Star Networks, Inc.	Delaware

Star Processing, Inc.	Delaware

Star Systems Assets, Inc.	Delaware

Star Systems, Inc.	Delaware

Star Systems, LLC	Delaware

Strategic Investment Alternatives LLC	Delaware

SurePay Real Estate Holdings, Inc.	Delaware

SY Holdings, Inc.	Delaware

TASQ Corporation	Delaware

TeleCheck Acquisition LLC	Delaware

TeleCheck Acquisition-Michigan, LLC	Delaware

TeleCheck Services, Inc.	Delaware

Transaction Solutions Holdings, Inc.	Delaware

Transaction Solutions, LLC	Delaware

Unibex, LLC	Delaware

Unified Partner, Inc.	Delaware

ValueLink, LLC	Delaware

Virtual Financial Services, LLC	Delaware

Yclip, LLC	Delaware

Atlantic Bankcard Properties Corporation	North Carolina

CallTeleservices, Inc.	Nebraska

Cardservice International, Inc.	California

Concord Emerging Technologies, Inc.	Arizona

Concord Equipment Sales, Inc.	Tennessee

Concord Payment Services, Inc.	Georgia

Concord Transaction Services, LLC	Colorado

CTS Holdings, LLC	Colorado

CTS, Inc.	Tennessee

EFS Transportation Services, Inc.	Tennessee

EFTLogix, Inc.	Nevada

First Data Card Solutions, Inc.	Maryland

First Data Merchant Services Corporation	Florida

First Data Retail ATM Services L.P.	Texas

First Data Voice Services	Delaware General Partnership

FundsXpress Financial Network, Inc.	Texas

Gibbs Management Group, Inc.	Georgia

Gift Card Services, Inc.	Oklahoma

H & F Services, Inc.	Tennessee

Intelligent Results, Inc.	Washington

IPS Inc.	Colorado

JOT, Inc.	Nevada

Linkpoint International, Inc.	Nevada

New Payment Services, Inc.	Georgia

PaySys International, Inc.	Florida

POS Holdings, Inc.	California

Shared Global Systems, Inc.	Texas

Size Technologies, Inc.	California

Southern Telecheck, Inc.	Louisiana

TASQ Technology, Inc.	California

Technology Solutions International, Inc.	Georgia

TeleCheck Holdings, Inc.	Georgia

TeleCheck International, Inc.	Georgia

TeleCheck Pittsburgh/West Virginia, Inc.	Pennsylvania

Unified Merchant Services	Georgia General Partnership

EXHIBIT I

FORM OF CLOSING CERTIFICATE

OF [COMPANY]

September 24, 2007

Reference is made to (i) the Credit Agreement, dated as of September 24, 2007 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among First Data Corporation, a Delaware corporation (the “Borrower”), the lenders or other financial institutions or entities from time to time party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, Swingline Lender and Letter of Credit Issuer, Citibank, N.A., as Syndication Agent, Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Bookrunners and the other agents named therein, (ii) the Senior Unsecured Interim Loan Agreement, dated as of September 24, 2007 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Senior Unsecured Interim Loan Agreement”), among the Borrower, the lenders or other financial institutions or entities from time to time party thereto, Citibank, N.A., as Administrative Agent, Credit Suisse, Cayman Islands Branch, as Syndication Agent, Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Bookrunners and the other Agents named therein and (iii) the Senior Subordinated Interim Loan Agreement, dated as of September 24, 2007 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Senior Subordinated Interim Loan Agreement”), among the Borrower, the lenders or other financial institutions or entities from time to time party thereto, Citibank, N.A., as Administrative Agent, Credit Suisse, Cayman Islands Branch, as Syndication Agent, Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., HSBC Securities (USA) Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Bookrunners and the other Agents named therein. Terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

1. The undersigned [NAME], [TITLE] of [COMPANY] (the “Company”), solely in his capacity as such and not individually, hereby certifies as follows:

(a) (i) the representations and warranties made by the Borrower in Section 8.1(a), Section 8.2, Section 8.5 and Section 8.7 of the Credit Agreement as they relate to the Company on the date hereof, are true and correct in all material respects on and as of the date hereof, (ii) the representations and warranties made by the Borrower in Section 8.1(a), Section 8.2, Section 8.5 and Section 8.7 in the Senior Unsecured Interim Loan Agreement, as they relate to the Company on the date hereof, are true and correct in all material respects on and as of the date hereof and (iii) the representations and warranties made by the Borrower in Section 8.1(a), Section 8.2, Section 8.5 and Section 8.7 in the Senior Subordinated Interim Loan Agreement, as they relate to the Company on the date hereof, are true and correct in all material respects on and as of the date hereof;

(b) [NAME] is the duly elected and qualified [TITLE] of the Company, and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Company each Credit Document, the Loan Documents (as defined in the Senior Unsecured Interim Loan Agreement) and the Loan Documents (as defined in the Senior Subordinated Interim Loan Agreement) to which it is a party and any certificate or other document to be delivered by the Company pursuant to each Credit Document, the Loan Documents (as defined in the Senior Unsecured Interim Loan Agreement) and the Loan Documents (as defined in the Senior Subordinated Interim Loan Agreement).

2. The undersigned [NAME], solely in his capacity as [TITLE] of the Company and not individually, hereby certifies as follows:

(a) attached hereto as Exhibit A is a complete and correct copy of the resolutions duly adopted by the board of directors, sole member, managing member, manager, general partner or equivalent body, as applicable, (or a duly authorized committee thereof), of the Company authorizing the execution, delivery and performance of each of the Credit Documents, the Loan Documents (as defined in the Senior Unsecured Interim Loan Agreement) and the Loan Documents (as defined in the Senior Subordinated Interim Loan Agreement) (and any agreements relating thereto) to which it is a party; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein;

(b) attached hereto as Exhibit B is a true and complete copy of the organizational documents of the Company, certified by the Secretary of the state of its formation as of a recent date, as in effect at all times since the date shown on the attached certificate;

(c) attached hereto as Exhibit C is a true and complete copy of the by-laws, operating agreement, limited liability company agreement, partnership agreement or equivalent document, as applicable, for the Company as in effect at all times since the adoption thereof to and including the date hereof;

(d) attached hereto as Exhibit D is a certificate of good standing for the Company, from the Company’s jurisdiction of incorporation or formation, dated a recent date prior to the Closing Date; and

2

(e) the following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each Credit Document, the Loan Documents (as defined in the Senior Unsecured Interim Loan Agreement) and the Loan Documents (as defined in the Senior Subordinated Interim Loan Agreement) to which it is a party and any certificate or other document to be delivered by the Company pursuant to each Credit Document, the Loan Documents (as defined in the Senior Unsecured Interim Loan Agreement) and the Loan Documents (as defined in the Senior Subordinated Interim Loan Agreement):

Name	Office	Signature

[NAME]	[TITLE]

[NAME]	[TITLE]

[Closing Certificate of [COMPANY]]

IN WITNESS WHEREOF, the undersigned have hereto set our names as of the date set forth above.

Name:	Name:
Title:	Title:

[Closing Certificate of [COMPANY]]

EXHIBIT J

TO THE CREDIT AGREEMENT

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities5 identified below [(including, without limitation, the Letters of Credit and the Swingline Loans included in such facilities, as applicable)]6 and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[5]	Include all applicable subfacilities.

[6]	Include only if assignment involves a Revolving Credit Commitment.

and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s] :

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s):

4.	Administrative Agent: Credit Suisse, Cayman Islands Branch, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of September 24, 2007, among First Data Corporation, the Lenders from time to time party thereto and Credit Suisse, Cayman Islands Branch, as Administrative Agent, Letter of Credit Issuer, and Swing Line Lender

6.	Assigned Interest:

Assignor[s][7]	Assignee[s][8]	Facility Assigned [9]	Aggregate Amount of Commitment/Loans for all Lenders [10]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans [11]		CUSIP Number
[$][€][£][ ]

		_______	[$][€][£][ ] _	[$][€][£][ ]		%

		_______	[$][€][£][ ] _	[$][€][£][ ]		%

		_______	[$][€][£][ ] _	[$][€][£][ ]		%

[7.	Trade Date: ][12]

[7]	List each Assignor, as appropriate.

[8]	List each Assignee, as appropriate.

[9]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Initial Tranche B-1 Term Loan Commitment”, “Delayed Draw Term Loan Commitment”, etc.).

[10]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[11]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[12]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Title:

Consented to:[13]

By:
Title:

[13]	Insert for the Borrower or any other entity whose consent is required under the credit agreement.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.6(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.6(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.1 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Euro Tranche Term Loan Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT K-1-A

FORM OF INITIAL TRANCHE B-1 TERM NOTE

                    ,

FOR VALUE RECEIVED, the undersigned, First Data Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to                              or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of (a) [AMOUNT] [($[            ])], or, if less, (b) the aggregate unpaid principal amount, if any, of the Initial Tranche B-1 Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 24, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders party thereto from time to time, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and the other parties named therein.

The Borrower promises to pay interest on the unpaid principal amount of the Initial Tranche B-1 Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office or such other place as the Administrative Agent shall have specified. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Initial Tranche B-1 Term Loan evidenced hereby is guaranteed and secured as provided therein and in the other Credit Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Promissory Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Initial Tranche B-1 Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

K-1-A-1

Form of Tranche B-1 Term Note

EXHIBIT K-1-A

FIRST DATA CORPORATION

By:
Name:
Title:

K-1-A-2

Form of Tranche B-1 Term Note

EXHIBIT K-1-A

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________

K-1-A-3

Form of Tranche B-1 Term Note

EXHIBIT K-1-B

FORM OF INITIAL TRANCHE B-2 TERM NOTE

                    ,

FOR VALUE RECEIVED, the undersigned, First Data Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of (a) [AMOUNT] [($[            ])], or, if less, (b) the aggregate unpaid principal amount, if any, of the Initial Tranche B-2 Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 24, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders party thereto from time to time, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and the other parties named therein.

The Borrower promises to pay interest on the unpaid principal amount of the Initial Tranche B-2 Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office or such other place as the Administrative Agent shall have specified. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Initial Tranche B-2 Term Loan evidenced hereby is guaranteed and secured as provided therein and in the other Credit Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Promissory Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Initial Tranche B-2 Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

K-1-B-1

Form of Tranche B-2 Term Note

EXHIBIT K-1-B

FIRST DATA CORPORATION

By:
Name:
Title:

K-1-B-2

Form of Tranche B-2 Term Note

EXHIBIT K-1-B

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________

K-1-B-3

Form of Tranche B-2 Term Note

EXHIBIT K-1-C

FORM OF INITIAL TRANCHE B-3 TERM NOTE

                    ,

FOR VALUE RECEIVED, the undersigned, First Data Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of (a) [AMOUNT] [($[            ])], or, if less, (b) the aggregate unpaid principal amount, if any, of the Initial Tranche B-3 Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 24, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders party thereto from time to time, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and the other parties named therein.

The Borrower promises to pay interest on the unpaid principal amount of the Initial Tranche B-3 Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office or such other place as the Administrative Agent shall have specified. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Initial Tranche B-3 Term Loan evidenced hereby is guaranteed and secured as provided therein and in the other Credit Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Promissory Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Initial Tranche B-3 Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

K-1-C-1

Form of Tranche B-3 Term Note

EXHIBIT K-1-C

FIRST DATA CORPORATION

By:
Name:
Title:

K-1-C-2

Form of Tranche B-3 Term Note

EXHIBIT K-1-C

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________

K-1-C-3

Form of Tranche B-3 Term Note

EXHIBIT K-2

FORM OF DELAYED DRAW TERM NOTE

                    ,

FOR VALUE RECEIVED, the undersigned, First Data Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of (a) [AMOUNT] [($[            ])], or, if less, (b) the aggregate unpaid principal amount, if any, of the Delayed Draw Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 24, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders party thereto from time to time, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and the other parties named therein.

The Borrower promises to pay interest on the unpaid principal amount of the Delayed Draw Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office or such other place as the Administrative Agent shall have specified. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Delayed Draw Term Loan evidenced hereby is guaranteed and secured as provided therein and in the other Credit Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Promissory Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Delayed Draw Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

K-2-1

Form of Delayed Draw Term Note

EXHIBIT K-2

FIRST DATA CORPORATION

By:
Name:
Title:

K-2-2

Form of Delayed Draw Term Note

EXHIBIT K-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________

K-2-3

Form of Delayed Draw Term Note

EXHIBIT K-3

TO THE CREDIT AGREEMENT

FORM OF PROMISSORY NOTE

(REVOLVING CREDIT LOANS AND SWINGLINE LOANS)

[$][€][£][( )]_____________________	New York, New York
	[________, 200_	]

FOR VALUE RECEIVED, FIRST DATA CORPORATION, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [Revolving Credit] [Swingline] Lender or its registered assign (the “[Revolving Credit] [Swingline] Lender”), at the Administrative Agent’s office or such other place as CREDIT SUISSE, CAYMAN ISLANDS BRANCH, (the “Administrative Agent”) shall have specified, in immediately available funds, in accordance with Section 2.5 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) on the [Revolving Credit] [Swingline] Maturity Date (a) [AMOUNT] [($)][(€)][(£)][(_)][                ])], or, if less, (b) the aggregate unpaid principal amount, if any, of all advances made by the Lender to the Borrower in respect of [Revolving Credit] [Swingline] Loans pursuant to the Credit Agreement in the currencies in which such Loans are required to be repaid in accordance with the Credit Agreement. The Borrower further promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Credit Agreement, dated as of September 24, 2007 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and the other parties named therein. This Promissory Note is subject to, and the [Revolving Credit] [Swingline] Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the [Revolving Credit] [Swingline] Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The [Revolving Credit] [Swingline] Loans evidenced hereby are subject to prepayment prior to the [Revolving Credit] [Swingline] Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.5(e) of the Credit Agreement, and such Person shall be treated as the [Revolving Credit] [Swingline] Lender hereunder for all purposes of the Credit Agreement.

K-3-1

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(signature page follows)

K-3-2

FIRST DATA CORPORATION

By:
Name:
Title:

K-3-3

TRANSACTIONS ON

[REVOLVING CREDIT] [SWINGLINE] LOAN NOTE

Date	Amount of [Revolving Credit][Swingline] Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

K-3-4

EXHIBIT K-4

FORM OF EURO TRANCHE TERM NOTE

                        ,

FOR VALUE RECEIVED, the undersigned, FIRST DATA CORPORATION, a Delaware Corporation (the “Borrower”), hereby promises to pay to                                               or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of (a) [AMOUNT] [(€[                ])], or, if less, (b) the aggregate unpaid principal amount, if any, of the Euro Tranche Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 24, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders party thereto from time to time, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and the other parties named therein.

The Borrower promises to pay interest on the unpaid principal amount of the Euro Tranche Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Euro in immediately available funds at the Administrative Agent’s office or such other place as the Administrative Agent shall have specified. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Euro Tranche Term Loan evidenced hereby is guaranteed and secured as provided therein and in the other Credit Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Promissory Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Euro Tranche Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

K-4-1

Form of Euro Tranche Term Note

EXHIBIT K-4

FIRST DATA CORPORATION

By:
Name:
Title:

K-4-2

Form of Euro Tranche Term Note

EXHIBIT K-4

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________

K-4-3

Form of Euro Tranche Term Note

EXHIBIT K-4-A

FORM OF EURO TRANCHE B-1 TERM NOTE

                        ,

FOR VALUE RECEIVED, the undersigned, FIRST DATA CORPORATION, a Delaware Corporation (the “Borrower”), hereby promises to pay to                                               or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of (a) [AMOUNT] [(€[                ])], or, if less, (b) the aggregate unpaid principal amount, if any, of the Euro Tranche B-1 Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 24, 2007, as amended and restated on September 28, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders party thereto from time to time, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and the other parties named therein.

The Borrower promises to pay interest on the unpaid principal amount of the Euro Tranche B-1 Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Euro in immediately available funds at the Administrative Agent’s office or such other place as the Administrative Agent shall have specified. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Euro Tranche B-1 Term Loan evidenced hereby is guaranteed and secured as provided therein and in the other Credit Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Promissory Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Euro Tranche B-1 Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

K-4-A-1

Form of Euro Tranche B-1 Term Note

EXHIBIT K-4-A

FIRST DATA CORPORATION

By:
Name:
Title:

K-4-A-2

Form of Euro Tranche B-1 Term Note

EXHIBIT K-4-A

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________

K-4-A-3

Form of Euro Tranche B-1 Term Note

EXHIBIT K-4-B

FORM OF EURO TRANCHE B-2 TERM NOTE

                    ,

FOR VALUE RECEIVED, the undersigned, FIRST DATA CORPORATION, a Delaware Corporation (the “Borrower”), hereby promises to pay to                                  or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of (a) [AMOUNT] [(€[            ])], or, if less, (b) the aggregate unpaid principal amount, if any, of the Euro Tranche B-2 Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 24, 2007, as amedned and restated on September 28, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders party thereto from time to time, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and the other parties named therein.

The Borrower promises to pay interest on the unpaid principal amount of the Euro Tranche B-2 Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Euro in immediately available funds at the Administrative Agent’s office or such other place as the Administrative Agent shall have specified. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Euro Tranche B-2 Term Loan evidenced hereby is guaranteed and secured as provided therein and in the other Credit Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Promissory Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Euro Tranche B-2 Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

K-4-B-1

Form of Euro Tranche B-2 Term Note

EXHIBIT K-4-B

FIRST DATA CORPORATION

By:
Name:
Title:

K-4-B-2

Form of Euro Tranche B-2 Term Note

EXHIBIT K-4-B

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________

K-4-B-3

Form of Euro Tranche B-2 Term Note